EXHIBIT 2.3

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re: 4KIDS ENTERTAINMENT, INC., et al.,1 Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 11-11607 (SCC) (Jointly Administered)

PLAN SUPPLEMENT

This Plan Supplement is being filed in accordance with the Debtors’ Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code, dated October 29, 2012 [Docket No. 934] (as amended, the “Plan”).2

Dated:	November 29, 2012 New York, New York

Respectfully submitted,
4KIDS ENTERTAINMENT, INC., et al.,

KAYE SCHOLER LLP
By:  /s/ Michael B. Solow
Michael B. Solow
Seth J. Kleinman
425 Park Avenue
New York, NY 10022
Telephone:  (212) 836-8000
Facsimile:  (212) 836-8689

1
The Debtors, along with the last four digits of each Debtor’s federal tax identification number, are:  4Kids Entertainment, Inc. (1380); 4Kids Ad Sales, Inc. (6309); 4Kids Digital Games, Inc. (7645); 4Kids Entertainment Home Video, Inc. (0094); 4Kids Entertainment Music, Inc. (6311); 4Kids Entertainment Licensing, Inc. (3342); 4Kids Productions, Inc. (3593); 4Kids Technology, Inc. (8181); 4Kids Websites, Inc. (7563); 4Sight Licensing Solutions, Inc. (8897); The Summit Media Group, Inc. (2061); and World Martial Arts Productions, Inc. (8492).

2	Capitalized terms used but not otherwise defined in this Plan Supplement shall have the meanings ascribed to such terms in the Plan.

-and- D. Tyler Nurnberg Matthew J. Micheli 70 West Madison Street, Suite 4200 Chicago, IL 60602 Telephone: (312) 583-2300 Facsimile: (312) 583-2360 Attorneys for Debtors and Debtors in Possession

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Index

Document	Exhibit

Directors and Officers of the Reorganized Debtors	A

Compensation for Directors of the Reorganized Debtors	B

Employment Agreements for Officers of the Reorganized Debtors	C

Restricted Stock Grant and Stock Option Agreements for Officers of the Reorganized Debtors	D

Equity Incentive Plan	E

Newborn Settlement Agreement	F

New Organizational Documents	G

Proposed Certificate of Ownership and Merger (Clean and Redline)	G-1
Proposed Certificate of Merger (Clean and Redline)	G-2
Proposed Certificate of Incorporation (Clean and Redline)	G-3
Proposed By-Laws of 4Kids Entertainment, Inc. (Clean and Redline)	G-4

Executory Contracts to be Assumed	H

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EXHIBIT A

Directors and Officers of the Reorganized Debtors

Set forth below is certain biographical information regarding the Board of Directors of Reincorporated Parent upon the Effective Date.1

Jay Emmett will be Chairman of the Board of Reincorporated Parent.  Mr. Emmett is Chairman of the Board of 4Kids Entertainment, Inc. and has been a director since August 1999.  Mr. Emmett served as the President of the International Special Olympics from 2007 to 2008 and has been a member of the International Special Olympics Board of Directors for more than 30 years.  Mr. Emmett has had a long and distinguished career in the entertainment industry and was the founder of Licensing Corporation of America, which represented Major League Baseball, National Basketball Association, National Hockey League and The National Football League Players Association.  In addition, he also represented a number of entertainment properties such as Batman, Superman and James Bond.

Duminda M. DeSilva has been a director of 4Kids Entertainment, Inc. since May 2010.  Since 2005, Mr. DeSilva has been a Managing Director at Prescott Group Capital Management, a registered investment advisory firm and currently the largest shareholder of 4Kids.  Previously, Mr. DeSilva was President and Chief Operating Officer of World Telemetry Inc., a company providing asset management solutions for the oil, gas and petrochemical industries, from 2001 to 2005. Prior thereto, Mr. DeSilva served as General Manager & Senior Vice President of Dean & Deluca from 1998 to 2001, and before that in a variety of senior positions at Koch Industries, Inc. from 1991 to 1998.  Additionally, Mr. DeSilva has consulted for government agencies as well as private sector companies, and served on the boards of several non-profit firms.  Mr. DeSilva is a graduate of the University of Kansas and the Strategic Management Program at Harvard University.

Wade I. Massad has been a director of 4Kids Entertainment, Inc. since May 2010.  Mr. Massad is the Co-Founder and Co-Managing Member of Cleveland Capital Management, L.L.C., a registered investment advisor and General Partner of Cleveland Capital L.P., a private investment fund focused on micro-cap public and private equity securities, since October 1996.  Previously, Mr. Massad was an investment banker with Keybanc Capital Markets and RBC Capital Markets where he managed the U.S. Capital Markets business from 1997-2003.  He has served on the board of directors of Cleveland Pacific Equity Ventures and currently serves as a special advisor to the Board of Matador Resources (MTDR:NYSE).  Mr. Massad is a graduate of Baldwin-Wallace College and currently serves on its Board of Trustees.

1	The boards of directors for the other Reorganized Debtors will be comprised of certain of the directors and officers of the Reincorporated Parent listed in this Plan Supplement.

Set forth below is certain biographical information regarding the officers of the Reorganized Debtors upon the Effective Date.

Bruce R. Foster will be the Interim Chief Executive Officer and Chief Financial Officer of Reincorporated Parent.  Mr. Foster is 4Kids’ Interim Chief Executive Officer and Chief Financial Officer.  Mr. Foster has served as 4Kids’ Chief Financial Officer and Executive Vice President since 2005, and as Senior Vice President of Finance since joining 4Kids in August 2002.  From 1998 to 2002, Mr. Foster held various positions with Deloitte & Touche LLP, an international public accounting firm, most recently as an Audit Director.

Mark Panko will be the President of Reorganized 4Sight Licensing Solutions, Inc. and Secretary of Reincorporated Parent.  Mr. Panko has spent the past two decades in the sports and entertainment industry with specialization in the areas of strategic sales growth and business development.  Recognized for his ability to generate and develop new revenue, Mr. Panko has a proven track record of working successfully with some of the most recognizable sports properties, athletes and brands.

Stacy Weiland will be the Chief Operating Officer for Reorganized 4Sight Licensing Solutions, Inc.  Mr. Weiland has close to 20 years of experience in the international business and sports communities, with a diverse business background that includes successes in Europe and Asia.

EXHIBIT B

Compensation for Directors of the Reorganized Debtors

Each member of the Board of Directors of Reincorporated Parent shall receive a one-time grant of 50,000 shares of restricted common stock and be entitled to certain stock options, as set forth in the respective stock option and restricted stock grant agreements.  The restricted stock shall vest in substantially equal annual installments over a period of 3 years and shall be granted under and subject to the Equity Incentive Plan to be established by the Reorganized Debtors.  In addition, each member of the Board of Directors of Reincorporated Parent shall receive a cash payment of $5,000 per month as compensation for his or her service on the Board.

Appended hereto are the members’ restricted stock grant agreements and stock option agreements.1

1	The attached agreements are in substantially final form. The agreements will be finalized and executed in connection with the effectiveness of the Plan.

[______________]
RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is made effective the _____ day of ________, 2012 (the “Grant Date”), between [______________], a Delaware corporation (the “Company”), and Jay Emmet (the “Recipient”).

WHEREAS, in consideration of the Recipient’s services as a director of the Company, the Company desires to grant to the Recipient 50,000 shares of its common stock (the “Shares”) under the Company’s Equity Incentive Plan (the “Plan”), to be held subject to the terms and conditions of this Agreement.

WHEREAS, the Company and the Recipient understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Recipient being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.	GRANT OF RESTRICTED STOCK

The Company grants to the Recipient 50,000 Shares (the “Restricted Stock”), on the terms and conditions and subject to all of the limitations set forth herein and in the Plan, which is incorporated herein by reference.  The Recipient acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of the Restricted Stock and the rights hereunder shall be retained by the Company.

2.	PURCHASE PRICE

The purchase price of the Restricted Stock shall be zero dollars.  The Recipient shall be permitted to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize income at the date of the grant of the Restricted Stock.  THE FORM FOR MAKING THIS SECTION 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A AND THE RECIPIENT (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE RECIPIENT REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON RECIPIENT’S BEHALF.

3.	CERTIFICATES

The Company shall issue stock certificates representing the Shares that the Recipient has been granted.  The certificates representing the Restricted Stock shall be held by the Company pursuant to the terms of this Agreement, until such time as the vesting requirements of Paragraph 4 are fulfilled.

4.	RESTRICTIONS AND VESTING

a)
Until the passage of the time periods specified in Paragraph 4(b) below, the Recipient shall not be allowed at any time to sell, transfer, convey, exchange, give, assign, pledge, encumber, or otherwise dispose of (“Transfer”) all or a portion of any interest in the Restricted Stock.  Any attempted Transfer shall be void and shall not transfer ownership in, title to, or any rights respecting the Restricted Stock.

b)
Subject to this Agreement and the Plan, one-third (1/3rd)  of the Shares of Restricted Stock shall vest on each of the first, second and third anniversaries of the Grant Date (each such anniversary of the Grant Date, a “Vesting Date”) so long as the Recipient continues to serve as a member of the Board from the Grant Date through each such Vesting Date.  Any Shares that have become vested pursuant to this Paragraph 4(b) shall be referred to herein as “Vested Shares”.  Any Shares that have not yet become vested or do not become vested pursuant to this Paragraph 4(b) shall be referred to herein as "Unvested Shares".  Upon a termination of the Recipient’s service as a member of the Board, no further Shares shall become Vested Shares and all Unvested Shares shall automatically be forfeited.

c)
If the Recipient’s service on the Board is terminated for cause (as defined in the Plan), any Shares, whether Vested Shares or Unvested Shares, shall be forfeited as of the date the Recipient’s service terminates.

d)
The Recipient shall have the right to vote the Unvested Shares and to receive dividends and other distributions therein unless and until the Unvested Shares are forfeited pursuant to Paragraph 4(b) or 4(c) hereof; provided, however, that a dividend or other distribution with respect to Unvested Shares (including, without limitation, a stock dividend or stock split), other than a regular cash dividend, shall be delivered to the Company and the Recipient shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto, and shall be subject to the same restrictions as the Unvested Shares with respect to which such dividend or other distribution was made.

5.	REPRESENTATIONS AND COVENANTS OF THE RECIPIENT

In connection with the grant of the Shares of Restricted Stock hereunder, the Recipient represents and warrants to the Company that:

a)
The Recipient has the full right, power and authority to execute and deliver this Agreement and to perform his obligations hereunder.  This Agreement constitutes the valid and legally binding obligations of the Recipient and will be enforceable against him in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally, either currently in effect or in effect in the future, and subject to the application of equitable principles and the availability of equitable remedies.

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b)
The Recipient is not a party to, subject to or bound by any agreement or any judgment, order, injunction or decree of any court or other governmental body that would prevent the execution or delivery of this Agreement by him or the completion of the transactions contemplated hereby.

c)
The Recipient understands that the valuation of the Shares reflects the Company’s fair appraisal of their worth, but that it remains possible that the Internal Revenue Service (“IRS”) may successfully assert that the value of the Shares on the date hereof exceeds the Company’s appraisal and, in such event, any additional value ascribed to the Shares by such an IRS determination may constitute ordinary income to the Recipient and any additional taxes and interest due will be the sole responsibility of the Recipient.

d)
The Recipient understands that neither the grant of the Restricted Stock nor any provision contained herein shall entitle the Recipient to remain in the service of the Company or affect the Company’s right to terminate the Recipient’s service at anytime for any or no reason.

6.	WITHHOLDING

The Company shall have the power and right to deduct or withhold, or require the Recipient to pay to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant made under or as a result of this Agreement.

7.	LEGEND

The Recipient shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to the grant hereunder.

“The shares represented by this certificate are subject to all of the terms, conditions, limitations, and restrictions set forth in the agreement pursuant to which the shares have been granted.  All terms, conditions, limitations, and restrictions of the foregoing agreement are fully binding upon the holder of this certificate, his successors, estate, heirs, assigns, personal representative, administrator, executor or guardian as the case may be, for all purposes until such time as all terms, conditions, limitations, and restrictions of the agreement are removed, waived, or otherwise vacated in a manner expressly authorized thereunder.”

8.	RELEASE OF RESTRICTIONS

When the Shares become Vested Shares, or as soon thereafter as may be practicable, the certificate or certificates shall be transferred by the Company to the Recipient.

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9.	NOTICES

Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) when sent by facsimile (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below:

To the Company:	[______________]
53 West 23rd Street
11th Floor
New York, NY 10010
Attention: President
Facsimile:

To the Employee:	Jay Emmet

Facsimile:

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

10.	COUNTERPARTS

This Agreement may be executed in two or more substantially identical counterparts, each of which shall be deemed to be an original document as to the person or persons signing it, and all of which when taken together shall constitute one and the same binding agreement.

11.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

12.	SUCCESSORS AND ASSIGNS

This Agreement is intended to bind and inure to the benefit of and be enforceable by the Recipient and the Company, and their respective successors and assigns, but will not be delegable or assignable by the Recipient without written consent of the Company.

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IN WITNESS WHEREOF, the Company and Recipient have caused this Agreement to be executed on its and his behalf on the day and year first above written.

[______________]	RECIPIENT

By:

Its:

5

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF BEING GRANTED THE SHARES.

YOU (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY OR ITS AGENTS HAVE PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See <www.irs.gov

EXHIBIT A

ELECTION TO INCLUDE VALUE
OF
RESTRICTED PROPERTY IN GROSS INCOME
IN YEAR OF TRANSFER UNDER CODE § 83(b)

The undersigned (the “Taxpayer”) hereby elects pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income as compensation for services, the fair market value of the shares described below.

1.            The name, address and taxpayer identification number of the Taxpayer are:

Jay Emmet

SSN:

2.            Description of property with respect to which the election is being made:

50,000 shares (the “Shares”) of Common Stock, par value $.01, of [______________], a Delaware corporation (the “Company”).

3.            The date on which property was transferred is ___________, 2012.

The taxable year to which this election relates is calendar year 2012.

4.            The nature of the restriction(s) to which the property is subject is:

A.           The Shares are not transferable except as permitted by a Restricted Stock Agreement. Transferees are generally subject to the same restrictions as are imposed on their transferors.  Certificates representing the Shares contain legends to give notice of restrictions on transfer.

B.           If the Taxpayer’s employment or engagement is terminated (for any reason or no reason, including death or disability) prior to certain specified time periods (the last day of each such period, a “Vesting Date”), a portion of the Shares will be forfeited.  On each specified Vesting Date, the applicable portion of the Shares subject to forfeiture restrictions will lapse (other than in the event of a termination for “Cause”).   On _____________, 2015, which is the last Vesting Date, all Shares then will be vested (other than in the event of a termination for “Cause”).

5.            Fair market value:

The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $____ per Share x _____ Shares = $________.

6.            Amount paid for property:

The amount paid by Taxpayer for said property is $0.00 per Share.

7.            Amount to include in gross income:

The amount to include in gross income is $______.  (The result of the amount reported in Item 5).

8.            Furnishing statement to employer:

A copy of this statement has been furnished to the Company.

The undersigned Taxpayer will file this election with the Internal Revenue Service office with which the Taxpayer files his annual Federal income tax returns not later than thirty (30) days after the date of transfer of the property.  This filing should be made by registered or certified mail, return receipt requested.  The Taxpayer must retain two copies of the completed form for filing with his Federal and State tax returns for the current tax year and an additional copy for his records.  The undersigned Taxpayer will include a copy of the election with his income tax return for the taxable year in which the property is transferred.  The undersigned Taxpayer is the person performing the services in connection with which the property was transferred.

Dated: _______________________, _____

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of Jay Emmet ("Director") hereby acknowledges that I have read the foregoing Restricted Stock Agreement executed by Director and dated as of the date hereof, and that I understand its content.  I am aware that the foregoing Restricted Stock Agreement provides for certain restrictions on such securities (including, without limitation, restrictions on transfer).  I agree that my spouse's interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by the Restricted Stock Agreement and further, that my community property interest, if any, shall be similarly bound by the Restricted Stock Agreement.

_________________________	Date	__________ ___, ____

Spouse's Name: ___________________________

_________________________	Date	__________ ___, ____

Witness' Name: ___________________________

[______________]
RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is made effective the _____ day of ________, 2012 (the “Grant Date”), between [______________], a Delaware corporation (the “Company”), and Duminda DeSilva (the “Recipient”).

WHEREAS, in consideration of the Recipient’s services as a director of the Company, the Company desires to grant to the Recipient 50,000 shares of its common stock (the “Shares”) under the Company’s Equity Incentive Plan (the “Plan”), to be held subject to the terms and conditions of this Agreement.

WHEREAS, the Company and the Recipient understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Recipient being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

13.	GRANT OF RESTRICTED STOCK

The Company grants to the Recipient 50,000 Shares (the “Restricted Stock”), on the terms and conditions and subject to all of the limitations set forth herein and in the Plan, which is incorporated herein by reference.  The Recipient acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of the Restricted Stock and the rights hereunder shall be retained by the Company.

14.	PURCHASE PRICE

The purchase price of the Restricted Stock shall be zero dollars.  The Recipient shall be permitted to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize income at the date of the grant of the Restricted Stock.  THE FORM FOR MAKING THIS SECTION 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A AND THE RECIPIENT (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE RECIPIENT REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON RECIPIENT’S BEHALF.

15.	CERTIFICATES

The Company shall issue stock certificates representing the Shares that the Recipient has been granted.  The certificates representing the Restricted Stock shall be held by the Company pursuant to the terms of this Agreement, until such time as the vesting requirements of Paragraph 4 are fulfilled.

16.	RESTRICTIONS AND VESTING

a)
Until the passage of the time periods specified in Paragraph 4(b) below, the Recipient shall not be allowed at any time to sell, transfer, convey, exchange, give, assign, pledge, encumber, or otherwise dispose of (“Transfer”) all or a portion of any interest in the Restricted Stock.  Any attempted Transfer shall be void and shall not transfer ownership in, title to, or any rights respecting the Restricted Stock.

b)
Subject to this Agreement and the Plan, one-third (1/3rd)  of the Shares of Restricted Stock shall vest on each of the first, second and third anniversaries of the Grant Date (each such anniversary of the Grant Date, a “Vesting Date”) so long as the Recipient continues to serve as a member of the Board from the Grant Date through each such Vesting Date.  Any Shares that have become vested pursuant to this Paragraph 4(b) shall be referred to herein as “Vested Shares”.  Any Shares that have not yet become vested or do not become vested pursuant to this Paragraph 4(b) shall be referred to herein as "Unvested Shares".  Upon a termination of the Recipient’s service as a member of the Board, no further Shares shall become Vested Shares and all Unvested Shares shall automatically be forfeited.

c)
If the Recipient’s service on the Board is terminated for cause (as defined in the Plan), any Shares, whether Vested Shares or Unvested Shares, shall be forfeited as of the date the Recipient’s service terminates.

d)
The Recipient shall have the right to vote the Unvested Shares and to receive dividends and other distributions therein unless and until the Unvested Shares are forfeited pursuant to Paragraph 4(b) or 4(c) hereof; provided, however, that a dividend or other distribution with respect to Unvested Shares (including, without limitation, a stock dividend or stock split), other than a regular cash dividend, shall be delivered to the Company and the Recipient shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto, and shall be subject to the same restrictions as the Unvested Shares with respect to which such dividend or other distribution was made.

17.	REPRESENTATIONS AND COVENANTS OF THE RECIPIENT

In connection with the grant of the Shares of Restricted Stock hereunder, the Recipient represents and warrants to the Company that:

a)
The Recipient has the full right, power and authority to execute and deliver this Agreement and to perform his obligations hereunder.  This Agreement constitutes the valid and legally binding obligations of the Recipient and will be enforceable against him in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally, either currently in effect or in effect in the future, and subject to the application of equitable principles and the availability of equitable remedies.

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b)
The Recipient is not a party to, subject to or bound by any agreement or any judgment, order, injunction or decree of any court or other governmental body that would prevent the execution or delivery of this Agreement by him or the completion of the transactions contemplated hereby.

c)
The Recipient understands that the valuation of the Shares reflects the Company’s fair appraisal of their worth, but that it remains possible that the Internal Revenue Service (“IRS”) may successfully assert that the value of the Shares on the date hereof exceeds the Company’s appraisal and, in such event, any additional value ascribed to the Shares by such an IRS determination may constitute ordinary income to the Recipient and any additional taxes and interest due will be the sole responsibility of the Recipient.

d)
The Recipient understands that neither the grant of the Restricted Stock nor any provision contained herein shall entitle the Recipient to remain in the service of the Company or affect the Company’s right to terminate the Recipient’s service at anytime for any or no reason.

18.	WITHHOLDING

The Company shall have the power and right to deduct or withhold, or require the Recipient to pay to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant made under or as a result of this Agreement.

19.	LEGEND

The Recipient shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to the grant hereunder.

“The shares represented by this certificate are subject to all of the terms, conditions, limitations, and restrictions set forth in the agreement pursuant to which the shares have been granted.  All terms, conditions, limitations, and restrictions of the foregoing agreement are fully binding upon the holder of this certificate, his successors, estate, heirs, assigns, personal representative, administrator, executor or guardian as the case may be, for all purposes until such time as all terms, conditions, limitations, and restrictions of the agreement are removed, waived, or otherwise vacated in a manner expressly authorized thereunder.”

20.	RELEASE OF RESTRICTIONS

When the Shares become Vested Shares, or as soon thereafter as may be practicable, the certificate or certificates shall be transferred by the Company to the Recipient.

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21.	NOTICES

Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) when sent by facsimile (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below:

To the Company:	[______________]
53 West 23rd Street
11th Floor
New York, NY 10010
Attention: President
Facsimile:

To the Employee:	Duminda DeSilva

Facsimile:

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

22.	COUNTERPARTS

This Agreement may be executed in two or more substantially identical counterparts, each of which shall be deemed to be an original document as to the person or persons signing it, and all of which when taken together shall constitute one and the same binding agreement.

23.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

24.	SUCCESSORS AND ASSIGNS

This Agreement is intended to bind and inure to the benefit of and be enforceable by the Recipient and the Company, and their respective successors and assigns, but will not be delegable or assignable by the Recipient without written consent of the Company.

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IN WITNESS WHEREOF, the Company and Recipient have caused this Agreement to be executed on its and his behalf on the day and year first above written.

[______________]	RECIPIENT

By:

Its:

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IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF BEING GRANTED THE SHARES.

YOU (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY OR ITS AGENTS HAVE PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See <www.irs.gov

EXHIBIT A

ELECTION TO INCLUDE VALUE
OF
RESTRICTED PROPERTY IN GROSS INCOME
IN YEAR OF TRANSFER UNDER CODE § 83(b)

The undersigned (the “Taxpayer”) hereby elects pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income as compensation for services, the fair market value of the shares described below.

9.            The name, address and taxpayer identification number of the Taxpayer are:

Duminda DeSilva

SSN:

10.           Description of property with respect to which the election is being made:

50,000 shares (the “Shares”) of Common Stock, par value $.01, of [______________], a Delaware corporation (the “Company”).

11.           The date on which property was transferred is ___________, 2012.

The taxable year to which this election relates is calendar year 2012.

12.           The nature of the restriction(s) to which the property is subject is:

A.           The Shares are not transferable except as permitted by a Restricted Stock Agreement. Transferees are generally subject to the same restrictions as are imposed on their transferors.  Certificates representing the Shares contain legends to give notice of restrictions on transfer.

B.           If the Taxpayer’s employment or engagement is terminated (for any reason or no reason, including death or disability) prior to certain specified time periods (the last day of each such period, a “Vesting Date”), a portion of the Shares will be forfeited.  On each specified Vesting Date, the applicable portion of the Shares subject to forfeiture restrictions will lapse (other than in the event of a termination for “Cause”).   On _____________, 2015, which is the last Vesting Date, all Shares then will be vested (other than in the event of a termination for “Cause”).

13.           Fair market value:

The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $____ per Share x _____ Shares = $________.

14.           Amount paid for property:

The amount paid by Taxpayer for said property is $0.00 per Share.

15.           Amount to include in gross income:

The amount to include in gross income is $______.  (The result of the amount reported in Item 5).

16.           Furnishing statement to employer:

A copy of this statement has been furnished to the Company.

The undersigned Taxpayer will file this election with the Internal Revenue Service office with which the Taxpayer files his annual Federal income tax returns not later than thirty (30) days after the date of transfer of the property.  This filing should be made by registered or certified mail, return receipt requested.  The Taxpayer must retain two copies of the completed form for filing with his Federal and State tax returns for the current tax year and an additional copy for his records.  The undersigned Taxpayer will include a copy of the election with his income tax return for the taxable year in which the property is transferred.  The undersigned Taxpayer is the person performing the services in connection with which the property was transferred.

Dated: _______________________, _____

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of Duminda DeSilva ("Director") hereby acknowledges that I have read the foregoing Restricted Stock Agreement executed by Director and dated as of the date hereof, and that I understand its content.  I am aware that the foregoing Restricted Stock Agreement provides for certain restrictions on such securities (including, without limitation, restrictions on transfer).  I agree that my spouse's interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by the Restricted Stock Agreement and further, that my community property interest, if any, shall be similarly bound by the Restricted Stock Agreement.

_________________________	Date	__________ ___, ____

Spouse's Name: ___________________________

_________________________	Date	__________ ___, ____

Witness' Name: ___________________________

[______________]
RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is made effective the _____ day of ________, 2012 (the “Grant Date”), between [______________], a Delaware corporation (the “Company”), and Wade Massad (the “Recipient”).

WHEREAS, in consideration of the Recipient’s services as a director of the Company, the Company desires to grant to the Recipient 50,000 shares of its common stock (the “Shares”) under the Company’s Equity Incentive Plan (the “Plan”), to be held subject to the terms and conditions of this Agreement.

WHEREAS, the Company and the Recipient understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Recipient being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

25.	GRANT OF RESTRICTED STOCK

The Company grants to the Recipient 50,000 Shares (the “Restricted Stock”), on the terms and conditions and subject to all of the limitations set forth herein and in the Plan, which is incorporated herein by reference.  The Recipient acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of the Restricted Stock and the rights hereunder shall be retained by the Company.

26.	PURCHASE PRICE

The purchase price of the Restricted Stock shall be zero dollars.  The Recipient shall be permitted to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize income at the date of the grant of the Restricted Stock.  THE FORM FOR MAKING THIS SECTION 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A AND THE RECIPIENT (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE RECIPIENT REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON RECIPIENT’S BEHALF.

27.	CERTIFICATES

The Company shall issue stock certificates representing the Shares that the Recipient has been granted.  The certificates representing the Restricted Stock shall be held by the Company pursuant to the terms of this Agreement, until such time as the vesting requirements of Paragraph 4 are fulfilled.

28.	RESTRICTIONS AND VESTING

a)
Until the passage of the time periods specified in Paragraph 4(b) below, the Recipient shall not be allowed at any time to sell, transfer, convey, exchange, give, assign, pledge, encumber, or otherwise dispose of (“Transfer”) all or a portion of any interest in the Restricted Stock.  Any attempted Transfer shall be void and shall not transfer ownership in, title to, or any rights respecting the Restricted Stock.

b)
Subject to this Agreement and the Plan, one-third (1/3rd)  of the Shares of Restricted Stock shall vest on each of the first, second and third anniversaries of the Grant Date (each such anniversary of the Grant Date, a “Vesting Date”) so long as the Recipient continues to serve as a member of the Board from the Grant Date through each such Vesting Date.  Any Shares that have become vested pursuant to this Paragraph 4(b) shall be referred to herein as “Vested Shares”.  Any Shares that have not yet become vested or do not become vested pursuant to this Paragraph 4(b) shall be referred to herein as "Unvested Shares".  Upon a termination of the Recipient’s service as a member of the Board, no further Shares shall become Vested Shares and all Unvested Shares shall automatically be forfeited.

c)
If the Recipient’s service on the Board is terminated for cause (as defined in the Plan), any Shares, whether Vested Shares or Unvested Shares, shall be forfeited as of the date the Recipient’s service terminates.

d)
The Recipient shall have the right to vote the Unvested Shares and to receive dividends and other distributions therein unless and until the Unvested Shares are forfeited pursuant to Paragraph 4(b) or 4(c) hereof; provided, however, that a dividend or other distribution with respect to Unvested Shares (including, without limitation, a stock dividend or stock split), other than a regular cash dividend, shall be delivered to the Company and the Recipient shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto, and shall be subject to the same restrictions as the Unvested Shares with respect to which such dividend or other distribution was made.

29.	REPRESENTATIONS AND COVENANTS OF THE RECIPIENT

In connection with the grant of the Shares of Restricted Stock hereunder, the Recipient represents and warrants to the Company that:

a)
The Recipient has the full right, power and authority to execute and deliver this Agreement and to perform his obligations hereunder.  This Agreement constitutes the valid and legally binding obligations of the Recipient and will be enforceable against him in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally, either currently in effect or in effect in the future, and subject to the application of equitable principles and the availability of equitable remedies.

2

b)
The Recipient is not a party to, subject to or bound by any agreement or any judgment, order, injunction or decree of any court or other governmental body that would prevent the execution or delivery of this Agreement by him or the completion of the transactions contemplated hereby.

c)
The Recipient understands that the valuation of the Shares reflects the Company’s fair appraisal of their worth, but that it remains possible that the Internal Revenue Service (“IRS”) may successfully assert that the value of the Shares on the date hereof exceeds the Company’s appraisal and, in such event, any additional value ascribed to the Shares by such an IRS determination may constitute ordinary income to the Recipient and any additional taxes and interest due will be the sole responsibility of the Recipient.

d)
The Recipient understands that neither the grant of the Restricted Stock nor any provision contained herein shall entitle the Recipient to remain in the service of the Company or affect the Company’s right to terminate the Recipient’s service at anytime for any or no reason.

30.	WITHHOLDING

The Company shall have the power and right to deduct or withhold, or require the Recipient to pay to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant made under or as a result of this Agreement.

31.	LEGEND

The Recipient shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to the grant hereunder.

“The shares represented by this certificate are subject to all of the terms, conditions, limitations, and restrictions set forth in the agreement pursuant to which the shares have been granted.  All terms, conditions, limitations, and restrictions of the foregoing agreement are fully binding upon the holder of this certificate, his successors, estate, heirs, assigns, personal representative, administrator, executor or guardian as the case may be, for all purposes until such time as all terms, conditions, limitations, and restrictions of the agreement are removed, waived, or otherwise vacated in a manner expressly authorized thereunder.”

32.	RELEASE OF RESTRICTIONS

When the Shares become Vested Shares, or as soon thereafter as may be practicable, the certificate or certificates shall be transferred by the Company to the Recipient.

3

33.	NOTICES

Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) when sent by facsimile (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below:

To the Company:	[______________]
53 West 23rd Street
11th Floor
New York, NY 10010
Attention: President
Facsimile:

To the Employee:	Wade Massad

Facsimile:

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

34.	COUNTERPARTS

This Agreement may be executed in two or more substantially identical counterparts, each of which shall be deemed to be an original document as to the person or persons signing it, and all of which when taken together shall constitute one and the same binding agreement.

35.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

36.	SUCCESSORS AND ASSIGNS

This Agreement is intended to bind and inure to the benefit of and be enforceable by the Recipient and the Company, and their respective successors and assigns, but will not be delegable or assignable by the Recipient without written consent of the Company.

4

IN WITNESS WHEREOF, the Company and Recipient have caused this Agreement to be executed on its and his behalf on the day and year first above written.

[______________]	RECIPIENT

By:

Its:

5

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF BEING GRANTED THE SHARES.

YOU (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY OR ITS AGENTS HAVE PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See <www.irs.gov

EXHIBIT A

ELECTION TO INCLUDE VALUE
OF
RESTRICTED PROPERTY IN GROSS INCOME
IN YEAR OF TRANSFER UNDER CODE § 83(b)

The undersigned (the “Taxpayer”) hereby elects pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income as compensation for services, the fair market value of the shares described below.

17.           The name, address and taxpayer identification number of the Taxpayer are:

Wade Massad

SSN:

18.           Description of property with respect to which the election is being made:

50,000 shares (the “Shares”) of Common Stock, par value $.01, of [______________], a Delaware corporation (the “Company”).

19.           The date on which property was transferred is ___________, 2012.

The taxable year to which this election relates is calendar year 2012.

20.           The nature of the restriction(s) to which the property is subject is:

A.           The Shares are not transferable except as permitted by a Restricted Stock Agreement. Transferees are generally subject to the same restrictions as are imposed on their transferors.  Certificates representing the Shares contain legends to give notice of restrictions on transfer.

B.           If the Taxpayer’s employment or engagement is terminated (for any reason or no reason, including death or disability) prior to certain specified time periods (the last day of each such period, a “Vesting Date”), a portion of the Shares will be forfeited.  On each specified Vesting Date, the applicable portion of the Shares subject to forfeiture restrictions will lapse (other than in the event of a termination for “Cause”).   On _____________, 2015, which is the last Vesting Date, all Shares then will be vested (other than in the event of a termination for “Cause”).

21.           Fair market value:

The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $____ per Share x _____ Shares = $________.

22.           Amount paid for property:

The amount paid by Taxpayer for said property is $0.00 per Share.

23.           Amount to include in gross income:

The amount to include in gross income is $______.  (The result of the amount reported in Item 5).

24.           Furnishing statement to employer:

A copy of this statement has been furnished to the Company.

The undersigned Taxpayer will file this election with the Internal Revenue Service office with which the Taxpayer files his annual Federal income tax returns not later than thirty (30) days after the date of transfer of the property.  This filing should be made by registered or certified mail, return receipt requested.  The Taxpayer must retain two copies of the completed form for filing with his Federal and State tax returns for the current tax year and an additional copy for his records.  The undersigned Taxpayer will include a copy of the election with his income tax return for the taxable year in which the property is transferred.  The undersigned Taxpayer is the person performing the services in connection with which the property was transferred.

Dated: _______________________, _____

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of Wade Massad ("Director") hereby acknowledges that I have read the foregoing Restricted Stock Agreement executed by Director and dated as of the date hereof, and that I understand its content.  I am aware that the foregoing Restricted Stock Agreement provides for certain restrictions on such securities (including, without limitation, restrictions on transfer).  I agree that my spouse's interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by the Restricted Stock Agreement and further, that my community property interest, if any, shall be similarly bound by the Restricted Stock Agreement.

_________________________	Date	__________ ___, ____

Spouse's Name: ___________________________

_________________________	Date	__________ ___, ____

Witness' Name: ___________________________

[______________]
NONSTATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is made this ____ day of ________, 2012 (the “Grant Date”) between [______________], a Delaware corporation (the “Company”), and Jay Emmett (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of common stock (the “Shares”) under the Company's Equity Incentive Plan (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.	GRANT OF OPTION

The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of 100,000 Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference.  The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company.  The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

2.	PURCHASE PRICE

The purchase price of the Shares subject to the Option shall be $                                                                                                            per Share, the Fair Market Value of the Shares as of the Grant Date.  The foregoing notwithstanding, the Optionee acknowledges that the Company cannot and has not guaranteed that the Internal Revenue Service (“IRS”) will agree that the per Share purchase price of the Option equals or exceeds the fair market value of a Share on the Grant Date in a later determination.  The Optionee agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the Grant Date, the Optionee shall be solely responsible for any costs or tax liabilities related to such a determination.

3.	EXERCISE OF OPTION

Subject to the Plan and this Agreement, the Option shall be exercisable as follows:

EXERCISE PERIOD
Number of Shares	Commencement Date	Expiration Date
33,333	1st Anniversary of Grant Date	Ten Years from Grant Date
33,333	2nd Anniversary of Grant Date	Ten Years from Grant Date
33,334	3rd Anniversary of Grant Date	Ten Years from Grant Date

4.	ISSUANCE OF STOCK

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company.  Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan.  On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares and shall deliver to the Optionee as soon as practicable thereafter an appropriate certificate or certificates for the Shares as to which the Option was exercised.

The Option price of any Shares shall be payable at the time of exercise as determined by the Company in its sole discretion either:

(a)	in cash, by certified check or bank check, or by wire transfer;

(b)
in whole shares of the Company's common stock, provided, however, that (i) if such shares were acquired pursuant to an incentive stock option plan (as defined in Code Section 422) of the Company or Affiliate, then the applicable holding period requirements of said Section 422 have been met with respect to such shares, (ii) if the Optionee is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and if such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder, and (iii) the transfer of such shares as payment hereunder does not result in any adverse accounting consequences to the Company;

(c)
through the delivery of cash  or the extension of credit by a broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option (a so-called “cashless” exercise); or

(d)	in any combination of (a), (b) or (c) above.

The Fair Market Value of the stock to be applied toward the purchase price shall be determined as of the date of exercise of the Option.  Any certificate for shares of outstanding stock of the Company used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.  The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder's name in the share register of the Company upon the due exercise of the Option.

5.	FORFEITURE/CLAWBACK

If the Optionee breaches the terms of any noncompetition, nonsolicitation, confidentiality or similar covenants by which he is bound with respect to the Company or its Affiliates (the “Protective Agreement”), any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the period of the breach, or during the two (2) year period prior to the breach, of the Protective Agreement shall be rescinded.  The Company shall notify the Optionee in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach.  Within ten (10) days after receiving such a notice from the Company, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the grant, exercise, payment, delivery or transfer pursuant to the Option.  Such payment shall be made either in cash or by returning to the Company the number of Shares that the Optionee received in connection with the rescinded grant, exercise, payment, delivery or transfer.

Further and notwithstanding anything herein or in the Plan or in any other agreement to the contrary, if the Optionee is an executive officer of the Company, in the event of any accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the three year period preceding the date on which the Company is required to prepare an accounting restatement, or as may otherwise be mandated or modified under regulations promulgated pursuant to the Dodd-Frank Wall Street and Consumer Protection Act of 2010, shall be rescinded and subject to clawback.  Further, without limiting the foregoing, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement which is subject to recovery under any other law, government regulation, stock exchange listing requirement or Company policy will be subject to such clawbacks or deductions as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy.

6.	NON-ASSIGNABILITY

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

7.	NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	[______________]
53 West 23rd Street
11th Floor
New York, NY 10010
Attention: President

To the Optionee:	Jay Emmett

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

8.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

9.	BINDING EFFECT

This Agreement shall (subject to the provisions of Paragraph 6 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

[______________]	OPTIONEE:

By:
Its:	Jay Emmett

[______________]
NONSTATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is made this ____ day of ________, 2012 (the “Grant Date”) between [______________], a Delaware corporation (the “Company”), and Duminda DeSilva (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of common stock (the “Shares”) under the Company's Equity Incentive Plan (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

4.	GRANT OF OPTION

The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of 100,000 Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference.  The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company.  The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

5.	PURCHASE PRICE

The purchase price of the Shares subject to the Option shall be $                                                                                                            per Share, the Fair Market Value of the Shares as of the Grant Date.  The foregoing notwithstanding, the Optionee acknowledges that the Company cannot and has not guaranteed that the Internal Revenue Service (“IRS”) will agree that the per Share purchase price of the Option equals or exceeds the fair market value of a Share on the Grant Date in a later determination.  The Optionee agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the Grant Date, the Optionee shall be solely responsible for any costs or tax liabilities related to such a determination.

6.	EXERCISE OF OPTION

Subject to the Plan and this Agreement, the Option shall be exercisable as follows:

EXERCISE PERIOD
Number of Shares	Commencement Date	Expiration Date
33,333	1st Anniversary of Grant Date	Ten Years from Grant Date
33,333	2nd Anniversary of Grant Date	Ten Years from Grant Date
33,334	3rd Anniversary of Grant Date	Ten Years from Grant Date

5.	ISSUANCE OF STOCK

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company.  Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan.  On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares and shall deliver to the Optionee as soon as practicable thereafter an appropriate certificate or certificates for the Shares as to which the Option was exercised.

The Option price of any Shares shall be payable at the time of exercise as determined by the Company in its sole discretion either:

(a)	in cash, by certified check or bank check, or by wire transfer;

(e)
in whole shares of the Company's common stock, provided, however, that (i) if such shares were acquired pursuant to an incentive stock option plan (as defined in Code Section 422) of the Company or Affiliate, then the applicable holding period requirements of said Section 422 have been met with respect to such shares, (ii) if the Optionee is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and if such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder, and (iii) the transfer of such shares as payment hereunder does not result in any adverse accounting consequences to the Company;

(f)
through the delivery of cash  or the extension of credit by a broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option (a so-called “cashless” exercise); or

(g)	in any combination of (a), (b) or (c) above.

The Fair Market Value of the stock to be applied toward the purchase price shall be determined as of the date of exercise of the Option.  Any certificate for shares of outstanding stock of the Company used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.  The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder's name in the share register of the Company upon the due exercise of the Option.

6.	FORFEITURE/CLAWBACK

If the Optionee breaches the terms of any noncompetition, nonsolicitation, confidentiality or similar covenants by which he is bound with respect to the Company or its Affiliates (the “Protective Agreement”), any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the period of the breach, or during the two (2) year period prior to the breach, of the Protective Agreement shall be rescinded.  The Company shall notify the Optionee in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach.  Within ten (10) days after receiving such a notice from the Company, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the grant, exercise, payment, delivery or transfer pursuant to the Option.  Such payment shall be made either in cash or by returning to the Company the number of Shares that the Optionee received in connection with the rescinded grant, exercise, payment, delivery or transfer.

Further and notwithstanding anything herein or in the Plan or in any other agreement to the contrary, if the Optionee is an executive officer of the Company, in the event of any accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the three year period preceding the date on which the Company is required to prepare an accounting restatement, or as may otherwise be mandated or modified under regulations promulgated pursuant to the Dodd-Frank Wall Street and Consumer Protection Act of 2010, shall be rescinded and subject to clawback.  Further, without limiting the foregoing, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement which is subject to recovery under any other law, government regulation, stock exchange listing requirement or Company policy will be subject to such clawbacks or deductions as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy.

10.	NON-ASSIGNABILITY

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

11.	NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	[______________]
53 West 23rd Street
11th Floor
New York, NY 10010
Attention: President

To the Optionee:	Duminda DeSilva

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

12.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

13.	BINDING EFFECT

This Agreement shall (subject to the provisions of Paragraph 6 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

[______________]	OPTIONEE:

By:
Its:	Duminda DeSilva

[______________]
NONSTATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is made this ____ day of ________, 2012 (the “Grant Date”) between [______________], a Delaware corporation (the “Company”), and Wade Massad (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of common stock (the “Shares”) under the Company's Equity Incentive Plan (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

7.	GRANT OF OPTION

The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of 100,000 Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference.  The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company.  The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

8.	PURCHASE PRICE

The purchase price of the Shares subject to the Option shall be $                                                                                                            per Share, the Fair Market Value of the Shares as of the Grant Date.  The foregoing notwithstanding, the Optionee acknowledges that the Company cannot and has not guaranteed that the Internal Revenue Service (“IRS”) will agree that the per Share purchase price of the Option equals or exceeds the fair market value of a Share on the Grant Date in a later determination.  The Optionee agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the Grant Date, the Optionee shall be solely responsible for any costs or tax liabilities related to such a determination.

9.	EXERCISE OF OPTION

Subject to the Plan and this Agreement, the Option shall be exercisable as follows:

EXERCISE PERIOD
Number of Shares	Commencement Date	Expiration Date
33,333	1st Anniversary of Grant Date	Ten Years from Grant Date
33,333	2nd Anniversary of Grant Date	Ten Years from Grant Date
33,334	3rd Anniversary of Grant Date	Ten Years from Grant Date

6.	ISSUANCE OF STOCK

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company.  Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan.  On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares and shall deliver to the Optionee as soon as practicable thereafter an appropriate certificate or certificates for the Shares as to which the Option was exercised.

The Option price of any Shares shall be payable at the time of exercise as determined by the Company in its sole discretion either:

(a)	in cash, by certified check or bank check, or by wire transfer;

(h)
in whole shares of the Company's common stock, provided, however, that (i) if such shares were acquired pursuant to an incentive stock option plan (as defined in Code Section 422) of the Company or Affiliate, then the applicable holding period requirements of said Section 422 have been met with respect to such shares, (ii) if the Optionee is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and if such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder, and (iii) the transfer of such shares as payment hereunder does not result in any adverse accounting consequences to the Company;

(i)
through the delivery of cash  or the extension of credit by a broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option (a so-called “cashless” exercise); or

(j)	in any combination of (a), (b) or (c) above.

The Fair Market Value of the stock to be applied toward the purchase price shall be determined as of the date of exercise of the Option.  Any certificate for shares of outstanding stock of the Company used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.  The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder's name in the share register of the Company upon the due exercise of the Option.

7.	FORFEITURE/CLAWBACK

If the Optionee breaches the terms of any noncompetition, nonsolicitation, confidentiality or similar covenants by which he is bound with respect to the Company or its Affiliates (the “Protective Agreement”), any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the period of the breach, or during the two (2) year period prior to the breach, of the Protective Agreement shall be rescinded.  The Company shall notify the Optionee in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach.  Within ten (10) days after receiving such a notice from the Company, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the grant, exercise, payment, delivery or transfer pursuant to the Option.  Such payment shall be made either in cash or by returning to the Company the number of Shares that the Optionee received in connection with the rescinded grant, exercise, payment, delivery or transfer.

Further and notwithstanding anything herein or in the Plan or in any other agreement to the contrary, if the Optionee is an executive officer of the Company, in the event of any accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the three year period preceding the date on which the Company is required to prepare an accounting restatement, or as may otherwise be mandated or modified under regulations promulgated pursuant to the Dodd-Frank Wall Street and Consumer Protection Act of 2010, shall be rescinded and subject to clawback.  Further, without limiting the foregoing, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement which is subject to recovery under any other law, government regulation, stock exchange listing requirement or Company policy will be subject to such clawbacks or deductions as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy.

14.	NON-ASSIGNABILITY

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

15.	NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	[______________]
53 West 23rd Street
11th Floor
New York, NY 10010
Attention: President

To the Optionee:	Wade Massad

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

16.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

17.	BINDING EFFECT

This Agreement shall (subject to the provisions of Paragraph 6 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

[______________]	OPTIONEE:

By:
Its:	Wade Massad

EXHIBIT C

Employment Agreements for Officers of the Reorganized Debtors1

1	The attached agreements are in substantially final form. The agreements will be finalized and executed in connection with the effectiveness of the Plan.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the ___ day of ________________, 2012, by and between [______________________], a Delaware corporation (the "Employer"), and Bruce Foster (the "Executive"), to become effective upon the effective date (the “Effective Date”) of the Bankruptcy Plan (as defined below).

RECITALS

A.           The Executive is currently serving as Interim Chief Executive Officer (“Interim CEO”) and Chief Financial Officer (“CFO”) of 4Kids Entertainment, Inc. (“4Kids”).

B.           4Kids and certain affiliates are debtors in possession (collectively, the “Debtors”) in jointly administered chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of New York, Case No. 11-11607 (SCC) (collectively, the “Chapter 11 Case”).

C.           The Debtors are proponents of a proposed joint plan of reorganization in the Chapter 11 Case (as amended, modified or supplemented from time to time, the “Bankruptcy Plan”).

D.           The Employer is a Reorganized Debtor (as defined in the Plan).

E.           The Employer desires that, following the Effective Date, the Executive continue to provide services for the benefit of the Employer and its affiliates, and the Executive desires to accept such continued employment with the Employer on the terms and conditions set forth below.

F.           In connection with the sale of certain of the Debtors’ assets that closed on July 2, 2012, the Executive has a claim for certain benefits, including a payment in the sum of $500,000, under the terms of the Executive’s 4Kids Entertainment, Inc. Severance Agreement dated October 14, 2009 (the “Severance Agreement”), which claim the Employer does not dispute.

G.           The Employer and the Executive have agreed to compromise the Executive’s claims under the Severance Agreement on the terms and conditions set forth below.

H.           In the course of his employment, the Executive has had and will continue to have access to certain confidential information that relates to or will relate to the business of the Employer and its affiliates, and the Employer desires that any such information not be disclosed to other parties or otherwise used for unauthorized purposes.

NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

1.             Employment.  The Employer shall employ the Executive as its Interim CEO and as its CFO, and the Executive hereby accepts such employment on the following terms and conditions.  The Executive understands and agrees that he is an at-will employee, and the Executive and the Employer can, and shall have the right to, terminate the employment relationship at any time for any or no reason, with or without notice, and with or without cause, subject to the payment provisions contained in Paragraph 7 of this Agreement.  Nothing contained in this Agreement or any other agreement shall alter the at-will relationship.  In the event that the Executive ceases to be employed by the Employer for any reason, the Executive shall tender his resignation from all positions he holds with the Employer and its affiliates, effective on the date his employment is terminated.

2.             Duties/Loyalty.  The Executive shall work for the Employer in a full-time capacity.  The Executive shall, during the term of his employment, have the duties, responsibilities, powers, and authority customarily associated with the positions of CFO, and until such time as a permanent Chief Executive Officer is retained by the Employer’s Board of Directors (the “Board”), Interim CEO.  The Executive shall report to, and follow the direction of, the Board and, as and when any individual other than the Executive is so appointed, the Employer’s permanently hired Chief Executive Officer.  In addition to, or in lieu of, the foregoing, the Executive also shall perform such other and unrelated services and duties as may be assigned to him from time to time by the Board.  The Executive shall diligently, competently, and faithfully perform all duties, and shall devote his entire business time, energy, attention, and skill to the performance of duties for the Employer or its affiliates and will use his best efforts to promote the interests of the Employer and its affiliates and the Employer shall be entitled to all benefits and profits arising from or incident to any and all work, services, and advice of the Executive.  It shall not be considered a violation of the foregoing for the Executive to serve on industry, civic, religious or charitable boards or committees, so long as such service does not individually or in the aggregate significantly interfere with the performance of the Executive's responsibilities as an employee of the Employer in accordance with this Agreement.

3.             Compensation.

A.           The Employer shall pay the Executive an annual base salary of $250,000 (the "Base Salary"), earned and payable in substantially equal installments in accordance with the Employer's payroll policy from time to time in effect.  The Executive's salary shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, the Executive.

B.           The Executive shall be granted an option to purchase 100,000 shares of the Employer’s common stock and an award of 50,000 restricted shares of the Employer’s common stock under the Employer’s Equity Incentive Plan (the “Plan”).  The option and restricted stock grants shall each vest annually over three (3) years so long as the Executive continues to be employed by the Employer during such vesting period.  The definitive terms of the option and restricted stock awards shall be set forth in an option agreement and restricted stock agreement to be entered into between the Employer and the Executive as of the Effective Date.

C.           During the term of the Executive’s employment, the Employer shall include the Executive in any life, disability, or health insurance, vacation and retirement plans and other benefit plans or programs maintained by the Employer for the benefit of its employees, subject to the terms of such plans and programs.

D.           Effective for the Employer’s fiscal years beginning on and after January 1, 2013, the Executive shall be eligible to participate in an annual bonus program on such terms as may be established by the Board or its Compensation Committee.  The bonus, if any, shall be paid in the calendar year immediately following the year to which it relates, as soon as practicable after the Employer’s financial statements for the year are completed.  The Executive must be actively employed by the Employer (or one of its affiliates) on the date the bonus is paid in order to receive the bonus for a given year.

E.           The Employer and the Executive each acknowledge that amounts paid under this Paragraph 3 are subject to any policy on the recovery of compensation (i.e., a so-called “clawback policy”), as it exists now or as later adopted, and as thereafter amended from time to time.

4.             Expenses.  The Employer shall reimburse the Executive for all reasonable and approved business expenses, provided the Executive submits paid receipts or other documentation acceptable to the Employer and as required by the Internal Revenue Service to qualify as ordinary and necessary business expenses under the Internal Revenue Code of 1986, as amended (the "Code").

5.             Severance Claim.  In complete satisfaction and accord of any and all claims asserted or that could be asserted on the Executive’s behalf under the terms of the Severance Agreement, the Employer hereby grants Executive an Allowed Class 3 - General Unsecured Claim (as defined in the Bankruptcy Plan) in the amount of Three Hundred Fifty Thousand Dollars ($350,000) (the “Allowed Claim”).  The Allowed Claim shall be payable by the Reorganized Debtors (as defined in the Bankruptcy Plan) on the Effective Date, in accordance with the Bankruptcy Plan.

6.             Termination.  The Executive's services shall terminate upon the first to occur of the following events:

A.           Upon the Executive's date of death or the date the Executive is given written notice that he has been determined to be disabled by the Employer.  For purposes of this Agreement, the Executive shall be deemed to be disabled if the Executive, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of four (4) consecutive months or for any aggregate period of six (6) months in any twelve (12) month period.  A termination of the Executive's employment by the Employer for disability shall be communicated to the Executive by written notice.

B.           On the date the Employer provides the Executive with written notice that he is being terminated for "Cause."  For purposes of this Agreement, and as determined by the Employer in its sole discretion, the Executive shall be deemed terminated for Cause if the Employer terminates the Executive after the Executive:

(1)           shall have committed any felony or any other act involving fraud, theft, misappropriation, dishonesty, or embezzlement;

(2)           shall have committed intentional acts that materially impair the goodwill or business of the Employer or cause material damage to its property, goodwill, or business;

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(3)           shall have refused to, or willfully failed to, perform his material duties hereunder; or

(4)           shall have violated any written Employer policies or procedures.

Any voluntary termination by the Executive in anticipation of a termination for Cause under this subparagraph B, or a separation for other than Cause at a time when grounds for termination for Cause exist, shall be deemed a termination for Cause.

C.           On the date the Employer terminates the Executive's employment for any reason, other than a reason otherwise set forth in this Paragraph 6, provided that the Employer shall give the Executive thirty (30) days written notice prior to such date of its intention to terminate such employment.

D.           On the date the Executive terminates his employment for any reason, provided that the Executive shall give the Employer thirty (30) days written notice prior to such date of his intention to terminate such employment; provided, however, that the Employer may, in its sole discretion, elect to waive all or any portion of such thirty (30) day notice period.

7.             Compensation Upon Termination.

A.           If the Executive's services are terminated, the Executive shall be entitled to his salary through his final date of active employment plus any accrued but unused vacation pay. The Executive also shall be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which the Executive is a party or in which the Executive is a participant.

B.           In addition to the salary and benefits provided under Paragraph 7A, if the Executive's services are terminated pursuant to Paragraphs 6C or 6D, the Executive shall be entitled to a severance payment in an amount equal to One Hundred Fifty Thousand Dollars ($150,000), provided (a) he signs an agreement acceptable to the Employer that (i) waives any rights the Executive may otherwise have against the Employer and (ii) releases the Employer from actions, suits, claims, proceedings and demands related to the period of employment and/or the termination of employment, and (b) the Employer shall be permitted to offset from the severance pay hereunder any salary paid to the Executive during the thirty (30) day written notice period, if the Employer, in its discretion, directs the Executive to perform no substantial services during such thirty (30) day written notice period.  The Executive must sign and tender the release as described above not later than sixty (60) days following the Executive's last day of employment, or such earlier date as required by the Employer, and if the Executive fails or refuses to do so, the Executive shall forfeit the right to such termination compensation as would otherwise be due and payable.  The severance payment shall be made on the first pay period following the date that is sixty (60) days after the Executive’s employment terminates.

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8.            Protective Covenants.  For purposes of this Paragraph 8, the Employer shall be deemed to include the Employer and each of its direct and indirect subsidiaries.  The Executive acknowledges and agrees that solely by virtue of his employment by, and relationship with, the Employer, he has acquired and will continue to acquire "Confidential Information", as hereinafter defined, as well as special knowledge of the Employer's relationships with its customers and suppliers, and that, but for his association with the Employer, the Executive would not or will not have had access to said Confidential Information or knowledge of said relationships.  The Executive further acknowledges and agrees (i) that the Employer has long term, near-permanent relationships with its customers and suppliers, and that those relationships were developed at great expense and difficulty to the Employer over several years of close and continuing involvement; (ii) that the Employer's relationships with its customers and suppliers are and will continue to be valuable, special and unique assets of the Employer; and (iii) that the Employer has other protectable interests known, or which will become known, to the Executive by virtue of his employment hereunder and that are critical to its competitive advantage in the industry and would be of demonstrable value in the hands of a competitor.  In return for the consideration described in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as a condition precedent to the Employer entering into this Agreement, and as an inducement to the Employer to do so, the Executive hereby represents, warrants, and covenants as follows:

A.           The Executive has executed and delivered this Agreement as his free and voluntary act, after having determined that the provisions contained herein are of a material benefit to him, and that the duties and obligations imposed on him hereunder are fair and reasonable and will not prevent him from earning a comparable livelihood following the termination of his employment with the Employer.

B.           The Executive has read and fully understands the terms and conditions set forth herein, has had time to reflect on and consider the benefits and consequences of entering into this Agreement, and has had the opportunity to review the terms hereof with an attorney or other representative, if he so chooses.

C.           The execution and delivery of this Agreement by the Executive does not conflict with, or result in a breach of or constitute a default under, any agreement or contract, whether oral or written, to which the Executive is a party or by which the Executive may be bound.  In addition, the Executive has informed the Employer of, and provided the Employer with copies of, any non-competition, confidentiality, work-for-hire or similar agreements to which the Executive is subject or may be bound.

D.           The Executive agrees that, during the time of his employment with the Employer and for a period of one (1) year after the termination of the Executive's employment hereunder for any reason whatsoever or for no reason, whether voluntary or involuntary, the Executive will not, except on behalf of the Employer, anywhere in the United States of America or in any other place or venue where the Employer or any affiliate, subsidiary, or division thereof now conducts or operates, or may conduct or operate, its business prior to the date of the Executive’s termination of employment:

(1)           directly or indirectly, contact, solicit or accept if offered to the Executive, or direct any person, firm, corporation, association or other entity to contact, solicit or accept if offered to it, any of the Employer's customers, prospective customers, or suppliers (as hereinafter defined) for the purpose of providing any products and/or services that are the same as or similar to the products and services provided by the Employer to its customers during the term hereof; or

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(2)           solicit or accept if offered to him, with or without solicitation, on his own behalf or on behalf of any other person, the services of any person who is a then current employee of the Employer (or was an employee of the Employer during the year preceding such solicitation), nor solicit any of the Employer's then current employees (or an individual who was employed by or engaged by the Employer during the year preceding such solicitation) to terminate employment or an engagement with the Employer, nor agree to hire any then current employee (or an individual who was an employee of the Employer during the year preceding such hire) of the Employer into employment with himself or any company, individual or other entity; or

(3)           directly or indirectly, whether as an investor (excluding investments representing less than one percent (1%) of the common stock of a public company), lender, owner, stockholder, officer, director, consultant, employee, agent, salesperson or in any other capacity, whether part-time or full-time, become associated with any business involved in the design, manufacture, marketing, or servicing of products then constituting ten percent (10%) or more of the annual revenues of the Employer; or

(4)           act as a consultant, advisor, officer, manager, agent, director, partner, independent contractor, owner, or employee for or on behalf of any of the Employer's customers, prospective customers, or suppliers (as hereinafter defined), with respect to or in any way with regard to any aspect of the Employer's business and/or any other business activities in which the Employer engages during the term hereof.

In the event of any breach of this subparagraph D, the Executive agrees that the one (1) year restricted period shall be tolled during the time of such breach.

E.           The Executive acknowledges and agrees that the scope described above is necessary and reasonable in order to protect the Employer in the conduct of its business and that, if the Executive becomes employed by another employer, he shall be required to disclose the existence of this Paragraph 8 to such employer and the Executive hereby consents to and the Employer is hereby given permission to disclose the existence of this Paragraph 8 to such employer.

F.           For purposes of this Paragraph 8, "customer" shall be defined as any person, firm, corporation, association, or entity that purchased any type of product and/or service from the Employer or is or was doing business with the Employer or the Executive within the twelve (12) month period immediately preceding termination of the Executive's employment. For purposes of this Paragraph 8, "prospective customer" shall be defined as any person, firm, corporation, association, or entity contacted or solicited by the Employer or the Executive (whether directly or indirectly) or who contacted the Employer or the Executive (whether directly or indirectly) within the twelve (12) month period immediately preceding termination of the Executive's employment for the purpose of having such persons, firms, corporations, associations, or entities become a customer of the Employer.  For purposes of this Paragraph 8, "supplier" shall be defined as any person, firm, corporation, association, or entity who is or was doing business with the Employer or the Executive or who was contacted or solicited by the Employer or the Executive (whether directly or indirectly) or who contacted or solicited the Employer or the Executive (whether directly or indirectly) within the twelve (12) month period immediately preceding termination of the Executive's employment.

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G.           The Executive agrees that both during his employment and thereafter the Executive will not, for any reason whatsoever, use for himself or disclose to any person not employed by the Employer any "Confidential Information" of the Employer acquired by the Executive during his relationship with the Employer, both prior to and during the term of his employment under this Agreement.  The Executive further agrees to use Confidential Information solely for the purpose of performing duties with, or for, the Employer and further agrees not to use Confidential Information for his own private use or commercial purposes or in any way detrimental to the Employer.  The Executive agrees that "Confidential Information" includes but is not limited to:  (1) any financial, engineering, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, organization charts, formulas, business plans, production, purchasing, marketing, pricing, sales, profit, personnel, customer, broker, supplier, or other lists or information of the Employer; (2) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists, or documents of the Employer; (3) any confidential information or trade secrets of any third party provided to the Employer in confidence or subject to other use or disclosure restrictions or limitations; and (4) any other information, written, oral, or electronic, whether existing now or at some time in the future, whether pertaining to current or future developments, and whether previously accessed during the Executive's tenure with the Employer or to be accessed during his future employment with the Employer, which pertains to the Employer's affairs or interests or with whom or how the Employer does business.  The Employer acknowledges and agrees that Confidential Information does not include (i) information properly in the public domain, or (ii) information in the Executive's possession prior to the date of his original employment with the Employer, except to the extent that such information is or has become a trade secret of the Employer or is or otherwise has become the property of the Employer.

H.           In the event that the Executive intends to communicate information to any individual(s), entity or entities (other than the Employer), to permit access by any individual(s), entity or entities (other than the Employer), or to use information for the Executive’s own account or for the account of any individual(s), entity or entities (other than the Employer) and such information would have constituted Confidential Information hereunder but for the exceptions set out at (i) and (ii) of Paragraph 8G, the Executive shall notify the Employer of such intent in writing, including a description of such information, no less than fifteen (15) days prior to such communication, access or use.

I.           During and after the term of employment hereunder, the Executive will not remove from the Employer's premises any documents, records, files, notebooks, correspondence, reports, video or audio recordings, computer printouts, computer programs, computer software, price lists, microfilm, drawings or other similar documents containing Confidential Information, including copies thereof, whether prepared by him or others, except as his duty shall require, and in such cases, will promptly return such items to the Employer.  Upon termination of his employment with the Employer, all such items including summaries or copies thereof, then in the Executive's possession, shall be returned to the Employer immediately.

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J.           The Executive recognizes and agrees that all ideas, inventions, patents, copyrights, copyright designs, trade secrets, trademarks, processes, discoveries, enhancements, software, source code, catalogues, prints, business applications, plans, writings, and other developments or improvements and all other intellectual property and proprietary rights and any derivative work based thereon (the "Inventions") made, conceived, or completed by the Executive, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of the Employer's business operations or that relate to any of the Employer's work or projects (including any and all inventions based wholly or in part upon ideas conceived during the Executive’s employment with the Employer), are the sole and exclusive property of the Employer.  The Executive further agrees that (1) he will promptly disclose all Inventions to the Employer and hereby assigns to the Employer all present and future rights he has or may have in those Inventions, including without limitation those relating to patent, copyright, trademark or trade secrets; and (2) all of the Inventions eligible under the copyright laws are "work made for hire."  At the request of the Employer, the Executive will do all things deemed by the Employer to be reasonably necessary to perfect title to the Inventions in the Employer and to assist in obtaining for the Employer such patents, copyrights or other protection as may be provided under law and desired by the Employer, including but not limited to executing and signing any and all relevant applications, assignments or other instruments.  The Executive hereby irrevocably designates and appoints the Employer and its duly authorized officers and agents as the Executive’s agents and attorneys-in-fact to act for and on the Executive’s behalf and instead of the Executive, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by the Executive, and the Executive acknowledges that this designation and appointment constitutes an irrevocable power of attorney and is coupled with an interest.  Notwithstanding the foregoing, the Employer hereby notifies the Executive that the provisions of this Paragraph 8 shall not apply to any Inventions for which no equipment, supplies, facility or trade secret information of the Employer was used and which were developed entirely on the Executive's own time, unless (1) the Invention relates (i) to the business of the Employer, or (ii) to actual or demonstrably anticipated research or development of the Employer, or (2) the Invention results from any work performed by the Executive for the Employer.

K.           The Executive agrees to furnish to the Employer on demand at any time during the term of his employment, and upon the termination of his employment, any other records, notes, computer printouts, computer programs, computer software, price lists, microfilm, or any other documents related to the Employer's business, including originals and copies thereof.  The Executive recognizes and agrees that he has no expectation of privacy with respect to the Employer’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that the Executive’s activity and any files or messages on or using any of those systems may be monitored at any time without notice.

L.           The Executive acknowledges that he may become aware of "material" nonpublic information relating to customers whose stock is publicly traded.  The Executive acknowledges that he is prohibited by law as well as by Employer policy from trading in the shares of such customers while in possession of such information or directly or indirectly disclosing such information to any other persons so that they may trade in these shares.  For purposes of this sub-paragraph L, "material" information may include any information, positive or negative, which might be of significance to an investor in determining whether to purchase, sell or hold the stock of publicly traded customers.  Information may be significant for this purpose even if it would not alone determine the investor's decision.  Examples include a potential business acquisition, internal financial information that departs in any way from what the market would expect, the acquisition or loss of a major contract, or an important financing transaction.

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M.           The Employer does not wish to incorporate any unlicensed or unauthorized material into its products or services or those of its subsidiaries.  Therefore, the Executive agrees that he will not knowingly disclose to the Employer, use in the Employer's business, or cause the Employer to use, any information or material which is confidential or proprietary to any third party including, but not limited to, any former employer, competitor or client, unless the Employer has a right to receive and use such information.  The Executive will not incorporate into his work any material which is subject to the copyrights of any third party unless the Employer has a written agreement with such third party or otherwise has the right to receive and use such information.

N.           It is agreed that any breach or anticipated or threatened breach of any of the Executive's covenants contained in this Paragraph 8 will result in irreparable harm and continuing damages to the Employer and its business and that the Employer's remedy at law for any such breach or anticipated or threatened breach will be inadequate and, accordingly, in addition to any and all other remedies that may be available to the Employer at law or in equity in such event, any court of competent jurisdiction may issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Employer posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant, including, but not limited to, any injunction restraining the Executive from disclosing, in whole or part, any Confidential Information.  The Executive acknowledges the truthfulness of all factual statements in this Agreement and agrees that he is estopped from and will not make any factual statement in any proceeding that is contrary to this Agreement or any part thereof.  The Executive further agrees to pay all of the Employer's costs and expenses, including reasonable attorneys' and accountants' fees, incurred in enforcing such covenants.

9.             Notices.  Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (a) personally delivered, or sent by first class, registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight courier, (b) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended, or (c) sent by other means at least as fast and reliable as first class mail.  A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (d) with respect to a facsimile, the date on which the facsimile is sent and receipt of which is confirmed.  Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to his residence in the case of the Executive, or to its principal office in the case of the Employer.

10.           Waiver of Breach.  A waiver by the Employer of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver or estoppel of any subsequent breach by the Executive.  No waiver shall be valid unless in writing and signed by an authorized officer of the Employer.

11.           Assignment.  The Executive acknowledges that the services to be rendered by him are unique and personal.  Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement.  The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

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12.           Entire Agreement.  This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof.  This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof including, without limitation, that certain severance agreement dated October 14, 2009.  No change or modification of this Agreement shall be valid unless in writing and signed by the Employer and the Executive.

13.           Severability.  If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be.  The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

14.           Section 409A.  The Employer and the Executive intend that the payments and benefits provided for in this Agreement either be exempt from Section 409A of the Code, or be provided in a manner that complies with Section 409A of the Code, and any ambiguity herein shall be interpreted so as to be consistent with the intent of this Paragraph 14.  In no event whatsoever shall the Employer be liable for any additional tax, interest or penalty that may be imposed on the Executive by Code Section 409A or damages for failing to comply with Section 409A.  Notwithstanding anything contained herein to the contrary, all payments under Paragraph 7 of this Agreement shall be paid or provided only at the time of a termination of the Executive’s employment that constitutes a “separation from service” from the Employer within the meaning of Section 409A of the Code and the regulations and guidance promulgated thereunder (determined after applying the presumptions set forth in Treas. Reg. Section 1.409A-1(h)(1)).  Further, if at the time of the Executive’s termination of employment with the Employer, the Executive is a “specified employee” as defined in Section 409A of the Code as determined by the Employer in accordance with Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Employer will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in payments or benefits ultimately paid or provided to the Executive) until the date that is at least six (6) months following the Executive’s termination of employment with the Employer (or the earliest date permitted under Section 409A of the Code). Thereafter, payments will resume in accordance with this Agreement.

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Notwithstanding anything to the contrary in this Agreement, in-kind benefits and reimbursements provided under this Agreement during any calendar year shall not affect in-kind benefits or reimbursements to be provided in any other calendar year, other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code, and are not subject to liquidation or exchange for another benefit.  Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by the Executive and, if timely submitted, reimbursement payments shall be promptly made to the Executive following such submission, but in no event later than December 31st of the calendar year following the calendar year in which the expense was incurred.  In no event shall the Executive be entitled to any reimbursement payments after December 31st of the calendar year following the calendar year in which the expense was incurred.  This paragraph shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to the Executive.

Additionally, in the event that following the date hereof the Employer or the Executive reasonably determines that any compensation or benefits payable under this Agreement may be subject to Section 409A of the Code, the Employer and the Executive shall work together to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (x) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (y) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

15.           Headings.  The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

16.           Execution of Agreement.  This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

17.           Recitals.  The recitals to this Agreement are incorporated herein as an integral part hereof and shall be considered as substantive and not precatory language.

18.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of law provisions.  Furthermore, the Executive agrees and consents to submit to personal jurisdiction in the state of New York in any state or federal court of competent subject matter jurisdiction situated in New York County, New York.  The Executive further agrees that the sole and exclusive venue for any suit arising out of, or seeking to enforce, this Agreement shall be in a state or federal court of competent subject matter jurisdiction situated in New York County, New York.  In addition, the Executive waives any right to challenge in another court any judgment entered by such New York County court or to assert that any action instituted by the Employer in any such court is in the improper venue or should be transferred to a more convenient forum.  Further, the Executive waives any right he may otherwise have to a trial by jury in any action to enforce the terms of this Agreement.

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IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.

[______________]
a Delaware corporation

By:
Bruce Foster

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EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the ___ day of ________________, 2012, by and between [______________________], a Delaware corporation (the "Employer"), and Stacey Weiland (the "Executive"), to become effective upon the effective date of 4Kids Entertainment, Inc.’s and its affiliates Chapter 11 Plan in Bankruptcy Case No. 11-11607 (SCC), pending in the United States Bankruptcy Court for the Southern District of New York.

RECITALS

I.           The Employer desires that the Executive continue to provide services for the benefit of the Employer and its affiliates and the Executive desires to accept such continued employment with the Employer.

J.           The Employer and the Executive acknowledge that the Executive has been and will continue to be a member of the senior management team of the Employer and, as such, will participate in implementing the Employer's business plan.

K.           In the course of employment with the Employer, the Executive has had and will continue to have access to certain confidential information that relates to or will relate to the business of the Employer and its affiliates.

L.           The Employer desires that any such information not be disclosed to other parties or otherwise used for unauthorized purposes.

NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

9.             Employment.  The Employer shall employ the Executive as its Chief Operating Officer (“COO”), and the Executive hereby accepts such employment on the following terms and conditions.  The Executive understands and agrees that he is an at-will employee, and the Executive and the Employer can, and shall have the right to, terminate the employment relationship at any time for any or no reason, with or without notice, and with or without cause.  Nothing contained in this Agreement or any other agreement shall alter the at-will relationship.  In the event that the Executive ceases to be employed by the Employer for any reason, the Executive shall tender his resignation from all positions he holds with the Employer and its affiliates, effective on the date his employment is terminated.

10.           Duties/Loyalty.  The Executive shall work for the Employer in a full-time capacity.  The Executive shall, during the term of his employment, have the duties, responsibilities, powers, and authority customarily associated with the position of COO.  The Executive shall report to, and follow the direction of, the President of the Employer.  In addition to, or in lieu of, the foregoing, the Executive also shall perform such other and unrelated services and duties as may be assigned to him from time to time by the Employer’s Board of Directors.  The Executive shall diligently, competently, and faithfully perform all duties, and shall devote his entire business time, energy, attention, and skill to the performance of duties for the Employer or its affiliates and will use his best efforts to promote the interests of the Employer and its affiliates and the Employer shall be entitled to all benefits and profits arising from or incident to any and all work, services, and advice of the Executive.  It shall not be considered a violation of the foregoing for the Executive to serve on industry, civic, religious or charitable boards or committees, so long as such service does not individually or in the aggregate significantly interfere with the performance of the Executive's responsibilities as an employee of the Employer in accordance with this Agreement.

11.           Compensation.

A.           The Employer shall pay the Executive an annual base salary of $127,500 (the "Base Salary"), earned and payable in substantially equal installments in accordance with the Employer's payroll policy from time to time in effect.  The Executive's salary shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, the Executive.  The Executive’s Base Salary shall be subject to review by the Employer at least annually.

B.           During the term of the Executive’s employment, the Employer shall include the Executive in any life, disability, or health insurance, vacation and retirement plans and other benefit plans or programs maintained by the Employer for the benefit of its employees, subject to the terms of such plans and programs.

C.           Effective for the Employer’s fiscal years beginning on and after January 1, 2013, the Executive shall be eligible to participate in an annual bonus program on such terms as may be established by the Employer.  The bonus, if any, shall be paid in the calendar year immediately following the year to which it relates, as soon as practicable after the Employer’s financial statements for the year are completed.  The Executive must be actively employed by the Employer (or one of its affiliates) on the date the bonus is paid in order to receive the bonus for a given year.

D.           The Employer and the Executive each acknowledge that amounts paid under this Paragraph 3 are subject to any policy on the recovery of compensation (i.e., a so-called “clawback policy”), as it exists now or as later adopted, and as thereafter amended from time to time.

12.           Expenses.  The Employer shall reimburse the Executive for all reasonable and approved business expenses, provided the Executive submits paid receipts or other documentation acceptable to the Employer and as required by the Internal Revenue Service to qualify as ordinary and necessary business expenses under the Internal Revenue Code of 1986, as amended (the "Code").

13.           Termination.  The Executive's services shall terminate upon the first to occur of the following events:

A.           Upon the Executive's date of death or the date the Executive is given written notice that he has been determined to be disabled by the Employer.  For purposes of this Agreement, the Executive shall be deemed to be disabled if the Executive, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of four (4) consecutive months or for any aggregate period of six (6) months in any twelve (12) month period.  A termination of the Executive's employment by the Employer for disability shall be communicated to the Executive by written notice.

B.           On the date the Employer provides the Executive with written notice that he is being terminated for "Cause."  For purposes of this Agreement, and as determined by the Employer in its sole discretion, the Executive shall be deemed terminated for Cause if the Employer terminates the Executive after the Executive:

(1)           shall have committed any felony or any other act involving fraud, theft, misappropriation, dishonesty, or embezzlement;

(2)           shall have committed intentional acts that materially impair the goodwill or business of the Employer or cause material damage to its property, goodwill, or business;

(3)           shall have refused to, or willfully failed to, perform his material duties hereunder; or

(4)           shall have violated any written Employer policies or procedures.

Any voluntary termination by the Executive in anticipation of a termination for Cause under this subparagraph B, or a separation for other than Cause at a time when grounds for termination for Cause exist, shall be deemed a termination for Cause.

C.           On the date the Employer terminates the Executive's employment for any reason, other than a reason otherwise set forth in this Paragraph 5, provided that the Employer shall give the Executive thirty (30) days written notice prior to such date of its intention to terminate such employment.

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D.           On the date the Executive terminates his employment for any reason, provided that the Executive shall give the Employer thirty (30) days written notice prior to such date of his intention to terminate such employment; provided, however, that the Employer may, in its sole discretion, elect to waive all or any portion of such thirty (30) day notice period.

14.           Compensation Upon Termination.  If the Executive's services are terminated, the Executive shall be entitled to his salary through his final date of active employment plus any accrued but unused vacation pay. The Executive also shall be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which the Executive is a party or in which the Executive is a participant.

15.           Protective Covenants.  For purposes of this Paragraph 7, the Employer shall be deemed to include the Employer, [______________________] (the “Parent”) and any other direct or indirect subsidiaries of the Parent. The Executive acknowledges and agrees that solely by virtue of his employment by, and relationship with, the Employer, he has acquired and will continue to acquire "Confidential Information", as hereinafter defined, as well as special knowledge of the Employer's relationships with its customers and suppliers, and that, but for his association with the Employer, the Executive would not or will not have had access to said Confidential Information or knowledge of said relationships.  The Executive further acknowledges and agrees (i) that the Employer has long term, near-permanent relationships with its customers and suppliers, and that those relationships were developed at great expense and difficulty to the Employer over several years of close and continuing involvement; (ii) that the Employer's relationships with its customers and suppliers are and will continue to be valuable, special and unique assets of the Employer; and (iii) that the Employer has other protectable interests known, or which will become known, to the Executive by virtue of his employment hereunder and that are critical to its competitive advantage in the industry and would be of demonstrable value in the hands of a competitor.  In return for the consideration described in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as a condition precedent to the Employer entering into this Agreement, and as an inducement to the Employer to do so, the Executive hereby represents, warrants, and covenants as follows:

A.           The Executive has executed and delivered this Agreement as his free and voluntary act, after having determined that the provisions contained herein are of a material benefit to him, and that the duties and obligations imposed on him hereunder are fair and reasonable and will not prevent him from earning a comparable livelihood following the termination of his employment with the Employer.

B.           The Executive has read and fully understands the terms and conditions set forth herein, has had time to reflect on and consider the benefits and consequences of entering into this Agreement, and has had the opportunity to review the terms hereof with an attorney or other representative, if he so chooses.

C.           The execution and delivery of this Agreement by the Executive does not conflict with, or result in a breach of or constitute a default under, any agreement or contract, whether oral or written, to which the Executive is a party or by which the Executive may be bound.  In addition, the Executive has informed the Employer of, and provided the Employer with copies of, any non-competition, confidentiality, work-for-hire or similar agreements to which the Executive is subject or may be bound.

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D.           The Executive agrees that, during the time of his employment with the Employer and for a period of one (1) year after the termination of the Executive's employment hereunder for any reason whatsoever or for no reason, whether voluntary or involuntary, the Executive will not, except on behalf of the Employer, anywhere in the United States of America or in any other place or venue where the Employer or any affiliate, subsidiary, or division thereof now conducts or operates, or may conduct or operate, its business prior to the date of the Executive’s termination of employment:

(5)           directly or indirectly, contact, solicit or accept if offered to the Executive, or direct any person, firm, corporation, association or other entity to contact, solicit or accept if offered to it, any of the Employer's customers, prospective customers, or suppliers (as hereinafter defined) for the purpose of providing any products and/or services that are the same as or similar to the products and services provided by the Employer to its customers during the term hereof; or

(6)           solicit or accept if offered to him, with or without solicitation, on his own behalf or on behalf of any other person, the services of any person who is a then current employee of the Employer (or was an employee of the Employer during the year preceding such solicitation), nor solicit any of the Employer's then current employees (or an individual who was employed by or engaged by the Employer during the year preceding such solicitation) to terminate employment or an engagement with the Employer, nor agree to hire any then current employee (or an individual who was an employee of the Employer during the year preceding such hire) of the Employer into employment with himself or any company, individual or other entity; or

(7)           directly or indirectly, whether as an investor (excluding investments representing less than one percent (1%) of the common stock of a public company), lender, owner, stockholder, officer, director, consultant, employee, agent, salesperson or in any other capacity, whether part-time or full-time, become associated with any business involved in the design, manufacture, marketing, or servicing of products then constituting ten percent (10%) or more of the annual revenues of the Employer; or

(8)           act as a consultant, advisor, officer, manager, agent, director, partner, independent contractor, owner, or employee for or on behalf of any of the Employer's customers, prospective customers, or suppliers (as hereinafter defined), with respect to or in any way with regard to any aspect of the Employer's business and/or any other business activities in which the Employer engages during the term hereof.

In the event of any breach of this subparagraph D, the Executive agrees that the one (1) year restricted period shall be tolled during the time of such breach.

E.           The Executive acknowledges and agrees that the scope described above is necessary and reasonable in order to protect the Employer in the conduct of its business and that, if the Executive becomes employed by another employer, he shall be required to disclose the existence of this Paragraph 7 to such employer and the Executive hereby consents to and the Employer is hereby given permission to disclose the existence of this Paragraph 7 to such employer.

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F.           For purposes of this Paragraph 7, "customer" shall be defined as any person, firm, corporation, association, or entity that purchased any type of product and/or service from the Employer or is or was doing business with the Employer or the Executive within the twelve (12) month period immediately preceding termination of the Executive's employment. For purposes of this Paragraph 7, "prospective customer" shall be defined as any person, firm, corporation, association, or entity contacted or solicited by the Employer or the Executive (whether directly or indirectly) or who contacted the Employer or the Executive (whether directly or indirectly) within the twelve (12) month period immediately preceding termination of the Executive's employment for the purpose of having such persons, firms, corporations, associations, or entities become a customer of the Employer.  For purposes of this Paragraph 7, "supplier" shall be defined as any person, firm, corporation, association, or entity who is or was doing business with the Employer or the Executive or who was contacted or solicited by the Employer or the Executive (whether directly or indirectly) or who contacted or solicited the Employer or the Executive (whether directly or indirectly) within the twelve (12) month period immediately preceding termination of the Executive's employment.

G.           The Executive agrees that both during his employment and thereafter the Executive will not, for any reason whatsoever, use for himself or disclose to any person not employed by the Employer any "Confidential Information" of the Employer acquired by the Executive during his relationship with the Employer, both prior to and during the term of his employment under this Agreement.  The Executive further agrees to use Confidential Information solely for the purpose of performing duties with, or for, the Employer and further agrees not to use Confidential Information for his own private use or commercial purposes or in any way detrimental to the Employer.  The Executive agrees that "Confidential Information" includes but is not limited to:  (1) any financial, engineering, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, organization charts, formulas, business plans, production, purchasing, marketing, pricing, sales, profit, personnel, customer, broker, supplier, or other lists or information of the Employer; (2) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists, or documents of the Employer; (3) any confidential information or trade secrets of any third party provided to the Employer in confidence or subject to other use or disclosure restrictions or limitations; and (4) any other information, written, oral, or electronic, whether existing now or at some time in the future, whether pertaining to current or future developments, and whether previously accessed during the Executive's tenure with the Employer or to be accessed during his future employment with the Employer, which pertains to the Employer's affairs or interests or with whom or how the Employer does business.  The Employer acknowledges and agrees that Confidential Information does not include (i) information properly in the public domain, or (ii) information in the Executive's possession prior to the date of his original employment with the Employer, except to the extent that such information is or has become a trade secret of the Employer or is or otherwise has become the property of the Employer.

H.           In the event that the Executive intends to communicate information to any individual(s), entity or entities (other than the Employer), to permit access by any individual(s), entity or entities (other than the Employer), or to use information for the Executive’s own account or for the account of any individual(s), entity or entities (other than the Employer) and such information would have constituted Confidential Information hereunder but for the exceptions set out at (i) and (ii) of Paragraph G of this Agreement, the Executive shall notify the Employer of such intent in writing, including a description of such information, no less than fifteen (15) days prior to such communication, access or use.

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I.           During and after the term of employment hereunder, the Executive will not remove from the Employer's premises any documents, records, files, notebooks, correspondence, reports, video or audio recordings, computer printouts, computer programs, computer software, price lists, microfilm, drawings or other similar documents containing Confidential Information, including copies thereof, whether prepared by him or others, except as his duty shall require, and in such cases, will promptly return such items to the Employer.  Upon termination of his employment with the Employer, all such items including summaries or copies thereof, then in the Executive's possession, shall be returned to the Employer immediately.

J.           The Executive recognizes and agrees that all ideas, inventions, patents, copyrights, copyright designs, trade secrets, trademarks, processes, discoveries, enhancements, software, source code, catalogues, prints, business applications, plans, writings, and other developments or improvements and all other intellectual property and proprietary rights and any derivative work based thereon (the "Inventions") made, conceived, or completed by the Executive, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of the Employer's business operations or that relate to any of the Employer's work or projects (including any and all inventions based wholly or in part upon ideas conceived during the Executive’s employment with the Employer), are the sole and exclusive property of the Employer.  The Executive further agrees that (1) he will promptly disclose all Inventions to the Employer and hereby assigns to the Employer all present and future rights he has or may have in those Inventions, including without limitation those relating to patent, copyright, trademark or trade secrets; and (2) all of the Inventions eligible under the copyright laws are "work made for hire."  At the request of the Employer, the Executive will do all things deemed by the Employer to be reasonably necessary to perfect title to the Inventions in the Employer and to assist in obtaining for the Employer such patents, copyrights or other protection as may be provided under law and desired by the Employer, including but not limited to executing and signing any and all relevant applications, assignments or other instruments.  The Executive hereby irrevocably designates and appoints the Employer and its duly authorized officers and agents as the Executive’s agents and attorneys-in-fact to act for and on the Executive’s behalf and instead of the Executive, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by the Executive, and the Executive acknowledges that this designation and appointment constitutes an irrevocable power of attorney and is coupled with an interest.  Notwithstanding the foregoing, the Employer hereby notifies the Executive that the provisions of this Paragraph 7 shall not apply to any Inventions for which no equipment, supplies, facility or trade secret information of the Employer was used and which were developed entirely on the Executive's own time, unless (1) the Invention relates (i) to the business of the Employer, or (ii) to actual or demonstrably anticipated research or development of the Employer, or (2) the Invention results from any work performed by the Executive for the Employer.

K.           The Executive agrees to furnish to the Employer on demand at any time during the term of his employment, and upon the termination of his employment, any other records, notes, computer printouts, computer programs, computer software, price lists, microfilm, or any other documents related to the Employer's business, including originals and copies thereof.  The Executive recognizes and agrees that he has no expectation of privacy with respect to the Employer’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that the Executive’s activity and any files or messages on or using any of those systems may be monitored at any time without notice.

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L.           The Executive acknowledges that he may become aware of "material" nonpublic information relating to customers whose stock is publicly traded.  The Executive acknowledges that he is prohibited by law as well as by Employer policy from trading in the shares of such customers while in possession of such information or directly or indirectly disclosing such information to any other persons so that they may trade in these shares.  For purposes of this Paragraph L, "material" information may include any information, positive or negative, which might be of significance to an investor in determining whether to purchase, sell or hold the stock of publicly traded customers.  Information may be significant for this purpose even if it would not alone determine the investor's decision.  Examples include a potential business acquisition, internal financial information that departs in any way from what the market would expect, the acquisition or loss of a major contract, or an important financing transaction.

M.           The Employer does not wish to incorporate any unlicensed or unauthorized material into its products or services or those of its subsidiaries.  Therefore, the Executive agrees that he will not knowingly disclose to the Employer, use in the Employer's business, or cause the Employer to use, any information or material which is confidential or proprietary to any third party including, but not limited to, any former employer, competitor or client, unless the Employer has a right to receive and use such information.  The Executive will not incorporate into his work any material which is subject to the copyrights of any third party unless the Employer has a written agreement with such third party or otherwise has the right to receive and use such information.

N.           It is agreed that any breach or anticipated or threatened breach of any of the Executive's covenants contained in this Paragraph 7 will result in irreparable harm and continuing damages to the Employer and its business and that the Employer's remedy at law for any such breach or anticipated or threatened breach will be inadequate and, accordingly, in addition to any and all other remedies that may be available to the Employer at law or in equity in such event, any court of competent jurisdiction may issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Employer posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant, including, but not limited to, any injunction restraining the Executive from disclosing, in whole or part, any Confidential Information.  The Executive acknowledges the truthfulness of all factual statements in this Agreement and agrees that he is estopped from and will not make any factual statement in any proceeding that is contrary to this Agreement or any part thereof.  The Executive further agrees to pay all of the Employer's costs and expenses, including reasonable attorneys' and accountants' fees, incurred in enforcing such covenants.

19.           Notices.  Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (a) personally delivered, or sent by first class, registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight courier, (b) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended, or (c) sent by other means at least as fast and reliable as first class mail.  A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (d) with respect to a facsimile, the date on which the facsimile is sent and receipt of which is confirmed.  Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to his residence in the case of the Executive, or to its principal office in the case of the Employer.

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20.           Waiver of Breach.  A waiver by the Employer of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver or estoppel of any subsequent breach by the Executive.  No waiver shall be valid unless in writing and signed by an authorized officer of the Employer.

21.           Assignment.  The Executive acknowledges that the services to be rendered by him are unique and personal.  Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement.  The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

22.           Entire Agreement.  This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof.  This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof.  No change or modification of this Agreement shall be valid unless in writing and signed by the Employer and the Executive.

23.           Severability.  If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be.  The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

24.           Section 409A.  The Employer and the Executive intend that the payments and benefits provided for in this Agreement either be exempt from Section 409A of the Code, or be provided in a manner that complies with Section 409A of the Code, and any ambiguity herein shall be interpreted so as to be consistent with the intent of this Paragraph 13.  In no event whatsoever shall the Employer be liable for any additional tax, interest or penalty that may be imposed on the Executive by Code Section 409A or damages for failing to comply with Section 409A.  Further, if at the time of the Executive’s termination of employment with the Employer, the Executive is a “specified employee” as defined in Section 409A of the Code as determined by the Employer in accordance with Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Employer will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in payments or benefits ultimately paid or provided to the Executive) until the date that is at least six (6) months following the Executive’s termination of employment with the Employer (or the earliest date permitted under Section 409A of the Code). Thereafter, payments will resume in accordance with this Agreement.

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Notwithstanding anything to the contrary in this Agreement, in-kind benefits and reimbursements provided under this Agreement during any calendar year shall not affect in-kind benefits or reimbursements to be provided in any other calendar year, other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code, and are not subject to liquidation or exchange for another benefit.  Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by the Executive and, if timely submitted, reimbursement payments shall be promptly made to the Executive following such submission, but in no event later than December 31st of the calendar year following the calendar year in which the expense was incurred.  In no event shall the Executive be entitled to any reimbursement payments after December 31st of the calendar year following the calendar year in which the expense was incurred.  This paragraph shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to the Executive.

Additionally, in the event that following the date hereof the Employer or the Executive reasonably determines that any compensation or benefits payable under this Agreement may be subject to Section 409A of the Code, the Employer and the Executive shall work together to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (x) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (y) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

25.           Headings.  The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

26.           Execution of Agreement.  This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

27.           Recitals.  The recitals to this Agreement are incorporated herein as an integral part hereof and shall be considered as substantive and not precatory language.

28.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to its conflict of law provisions.  Furthermore, the Executive agrees and consents to submit to personal jurisdiction in the state of Texas in any state or federal court of competent subject matter jurisdiction situated in Collin County, Texas.  The Executive further agrees that the sole and exclusive venue for any suit arising out of, or seeking to enforce, this Agreement shall be in a state or federal court of competent subject matter jurisdiction situated in Collin County, Texas.  In addition, the Executive waives any right to challenge in another court any judgment entered by such Collin County court or to assert that any action instituted by the Employer in any such court is in the improper venue or should be transferred to a more convenient forum.  Further, the Executive waives any right he may otherwise have to a trial by jury in any action to enforce the terms of this Agreement.

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IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.

[______________]
a Delaware corporation

By:
Stacey Weiland

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EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the ___ day of ________________, 2012, by and between [______________________], a Delaware corporation (the "Employer"), and Mark Panko (the "Executive"), to become effective upon the effective date of 4Kids Entertainment, Inc.’s and its affiliates Chapter 11 Plan in Bankruptcy Case No. 11-11607 (SCC), pending in the United States Bankruptcy Court for the Southern District of New York.

RECITALS

M.           The Employer desires that the Executive continue to provide services for the benefit of the Employer and its affiliates and the Executive desires to accept such continued employment with the Employer.

N.            The Employer and the Executive acknowledge that the Executive has been and will continue to be a member of the senior management team of the Employer and, as such, will participate in implementing the Employer's business plan.

O.            In the course of employment with the Employer, the Executive has had and will continue to have access to certain confidential information that relates to or will relate to the business of the Employer and its affiliates.

P.            The Employer desires that any such information not be disclosed to other parties or otherwise used for unauthorized purposes.

NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

16.           Employment.  The Employer shall employ the Executive as its President, and the Executive hereby accepts such employment on the following terms and conditions.  The Executive understands and agrees that he is an at-will employee, and the Executive and the Employer can, and shall have the right to, terminate the employment relationship at any time for any or no reason, with or without notice, and with or without cause.  Nothing contained in this Agreement or any other agreement shall alter the at-will relationship.  In the event that the Executive ceases to be employed by the Employer for any reason, the Executive shall tender his resignation from all positions he holds with the Employer and its affiliates, effective on the date his employment is terminated.

17.           Duties/Loyalty.  The Executive shall work for the Employer in a full-time capacity.  The Executive shall, during the term of his employment, have the duties, responsibilities, powers, and authority customarily associated with the position of President.  The Executive shall report to, and follow the direction of, the Chief Executive Officer of the Employer’s parent, [______________________] (the “Parent”) and the Board of Directors of the Employer and of its Parent (collectively, the “Board”).  In addition to, or in lieu of, the foregoing, the Executive also shall perform such other and unrelated services and duties as may be assigned to him from time to time by the Board.  The Executive shall diligently, competently, and faithfully perform all duties, and shall devote his entire business time, energy, attention, and skill to the performance of duties for the Employer or its affiliates and will use his best efforts to promote the interests of the Employer and its affiliates and the Employer shall be entitled to all benefits and profits arising from or incident to any and all work, services, and advice of the Executive.  It shall not be considered a violation of the foregoing for the Executive to serve on industry, civic, religious or charitable boards or committees, so long as such service does not individually or in the aggregate significantly interfere with the performance of the Executive's responsibilities as an employee of the Employer in accordance with this Agreement.

18.           Compensation.

A.           The Employer shall pay the Executive an annual base salary of $180,000 (the "Base Salary"), earned and payable in substantially equal installments in accordance with the Employer's payroll policy from time to time in effect.  The Executive's salary shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, the Executive.  The Executive’s Base Salary shall be subject to review by the Compensation Committee of the Parent’s Board at least annually.

B.           During the term of the Executive’s employment, the Employer shall include the Executive in any life, disability, or health insurance, vacation and retirement plans and other benefit plans or programs maintained by the Employer for the benefit of its employees, subject to the terms of such plans and programs.

C.           Effective for the Employer’s fiscal years beginning on and after January 1, 2013, the Executive shall be eligible to participate in an annual bonus program pursuant to which he will be eligible to earn a bonus based upon the level of Net Operating Revenues achieved by the Employer for a given fiscal year (the “Bonus Plan”).  The total aggregate bonus pool available under the Bonus Plan for a given fiscal year shall be determined by multiplying the Employer’s Net Operating Revenues for such year by a specified percentage, which percentage shall increase based upon the level of Net Operating Revenues attained as follows:

Level of Employer’s Annual	Applicable
Net Operating Revenues	Bonus Percentage
$0 to $1,000,000	10%
$1,000,001 ≥ $2,000,000	11%
$2,000,001 ≥ $3,000,000	12%
$3,000,001 ≥ $4,000,000	13%
$4,000,001 ≥ $5,000,000	14%
$5,000,001 or greater	15%

By way of illustration, if the Employer’s Net Operating Revenues for the year are $2,500,000, the aggregate bonus pool will be equal to $270,000 ($1,000,000 x 10%, plus $1,000,000 x 11%, plus $500,000 x 12%).

The aggregate bonus pool under the Bonus Plan shall be allocated among the Executive and such other employees, if any, designated as eligible participants in the Bonus Plan in such amounts as determined by the Executive.  For purposes of the Bonus Plan, “Net Operating Revenues” shall mean the Employer’s Net Operating Revenues for a given fiscal year as determined by its accountants and reported on its final financial statements for the year.  The bonus for a given year shall be paid in the calendar year immediately following the year to which it relates, as soon as practicable after the Employer’s financial statements for the year are completed.  Except as otherwise provided pursuant to Paragraph 6 of this Agreement, the Executive must be actively employed by the Employer (or one of its affiliates) on the date the bonus is paid in order to receive the bonus for a given year.

D.           The Employer and the Executive each acknowledge that amounts paid under this Paragraph 3 are subject to any policy on the recovery of compensation (i.e., a so-called “clawback policy”), as it exists now or as later adopted, and as thereafter amended from time to time.

19.           Expenses.  The Employer shall reimburse the Executive for all reasonable and approved business expenses, provided the Executive submits paid receipts or other documentation acceptable to the Employer and as required by the Internal Revenue Service to qualify as ordinary and necessary business expenses under the Internal Revenue Code of 1986, as amended (the "Code").

20.           Termination.  The Executive's services shall terminate upon the first to occur of the following events:

A.           Upon the Executive's date of death or the date the Executive is given written notice that he has been determined to be disabled by the Employer.  For purposes of this Agreement, the Executive shall be deemed to be disabled if the Executive, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of four (4) consecutive months or for any aggregate period of six (6) months in any twelve (12) month period.  A termination of the Executive's employment by the Employer for disability shall be communicated to the Executive by written notice.

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B.           On the date the Employer provides the Executive with written notice that he is being terminated for "Cause."  For purposes of this Agreement, and as determined by the Employer in its sole discretion, the Executive shall be deemed terminated for Cause if the Employer terminates the Executive after the Executive:

(1)           shall have committed any felony or any other act involving fraud, theft, misappropriation, dishonesty, or embezzlement;

(2)           shall have committed intentional acts that materially impair the goodwill or business of the Employer or cause material damage to its property, goodwill, or business;

(3)           shall have refused to, or willfully failed to, perform his material duties hereunder; or

(4)           shall have violated any written Employer policies or procedures.

Any voluntary termination by the Executive in anticipation of a termination for Cause under this subparagraph B, or a separation for other than Cause at a time when grounds for termination for Cause exist, shall be deemed a termination for Cause.

C.           On the date the Employer terminates the Executive's employment for any reason, other than a reason otherwise set forth in this Paragraph 5, provided that the Employer shall give the Executive thirty (30) days written notice prior to such date of its intention to terminate such employment.

D.           On the date the Executive terminates his employment for any reason, provided that the Executive shall give the Employer thirty (30) days written notice prior to such date of his intention to terminate such employment; provided, however, that the Employer may, in its sole discretion, elect to waive all or any portion of such thirty (30) day notice period.

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21.           Compensation Upon Termination.  If the Executive's services are terminated, the Executive shall be entitled to his salary through his final date of active employment plus any accrued but unused vacation pay. The Executive also shall be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which the Executive is a party or in which the Executive is a participant.  In addition to the foregoing, upon a termination of the Executive’s employment by the Employer pursuant to Paragraph 5C, the Executive shall be entitled to any unpaid annual bonus otherwise earned pursuant to Paragraph 3C for the year preceding the year in which his employment terminates and a pro-rated annual bonus for the year in which his employment terminates.  The pro-rated bonus shall be determined by multiplying the actual bonus, if any, the Executive would otherwise have been entitled to receive under the Bonus Plan for the year in which his employment terminates by a fraction, the numerator of which shall equal the number of days for which he was employed during such year and the denominator of which shall equal three hundred sixty-five (365).  The bonus amounts, if any, shall otherwise be determined and paid in the manner and at the time specified in Paragraph 3C.  The payment of the bonus amounts under this Paragraph 6 shall be further conditioned upon the Executive’s execution of an agreement acceptable to the Employer that (i) waives any rights the Executive may otherwise have against the Employer and (ii) releases the Employer from actions, suits, claims, proceedings and demands related to the period of employment and/or the termination of employment.

22.           Protective Covenants.  For purposes of this Paragraph 7, the Employer shall be deemed to include the Employer, its Parent and any other direct or indirect subsidiaries of the Parent.  The Executive acknowledges and agrees that solely by virtue of his employment by, and relationship with, the Employer, he has acquired and will continue to acquire "Confidential Information", as hereinafter defined, as well as special knowledge of the Employer's relationships with its customers and suppliers, and that, but for his association with the Employer, the Executive would not or will not have had access to said Confidential Information or knowledge of said relationships.  The Executive further acknowledges and agrees (i) that the Employer has long term, near-permanent relationships with its customers and suppliers, and that those relationships were developed at great expense and difficulty to the Employer over several years of close and continuing involvement; (ii) that the Employer's relationships with its customers and suppliers are and will continue to be valuable, special and unique assets of the Employer; and (iii) that the Employer has other protectable interests known, or which will become known, to the Executive by virtue of his employment hereunder and that are critical to its competitive advantage in the industry and would be of demonstrable value in the hands of a competitor.  In return for the consideration described in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as a condition precedent to the Employer entering into this Agreement, and as an inducement to the Employer to do so, the Executive hereby represents, warrants, and covenants as follows:

A.           The Executive has executed and delivered this Agreement as his free and voluntary act, after having determined that the provisions contained herein are of a material benefit to him, and that the duties and obligations imposed on him hereunder are fair and reasonable and will not prevent him from earning a comparable livelihood following the termination of his employment with the Employer.

B.           The Executive has read and fully understands the terms and conditions set forth herein, has had time to reflect on and consider the benefits and consequences of entering into this Agreement, and has had the opportunity to review the terms hereof with an attorney or other representative, if he so chooses.

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C.            The execution and delivery of this Agreement by the Executive does not conflict with, or result in a breach of or constitute a default under, any agreement or contract, whether oral or written, to which the Executive is a party or by which the Executive may be bound.  In addition, the Executive has informed the Employer of, and provided the Employer with copies of, any non-competition, confidentiality, work-for-hire or similar agreements to which the Executive is subject or may be bound.

D.            The Executive agrees that, during the time of his employment with the Employer and for a period of one (1) year after the termination of the Executive's employment hereunder for any reason whatsoever or for no reason, whether voluntary or involuntary, the Executive will not, except on behalf of the Employer, anywhere in the United States of America or in any other place or venue where the Employer or any affiliate, subsidiary, or division thereof now conducts or operates, or may conduct or operate, its business prior to the date of the Executive’s termination of employment:

(9)           directly or indirectly, contact, solicit or accept if offered to the Executive, or direct any person, firm, corporation, association or other entity to contact, solicit or accept if offered to it, any of the Employer's customers, prospective customers, or suppliers (as hereinafter defined) for the purpose of providing any products and/or services that are the same as or similar to the products and services provided by the Employer to its customers during the term hereof; or

(10)           solicit or accept if offered to him, with or without solicitation, on his own behalf or on behalf of any other person, the services of any person who is a then current employee of the Employer (or was an employee of the Employer during the year preceding such solicitation), nor solicit any of the Employer's then current employees (or an individual who was employed by or engaged by the Employer during the year preceding such solicitation) to terminate employment or an engagement with the Employer, nor agree to hire any then current employee (or an individual who was an employee of the Employer during the year preceding such hire) of the Employer into employment with himself or any company, individual or other entity; or

(11)           directly or indirectly, whether as an investor (excluding investments representing less than one percent (1%) of the common stock of a public company), lender, owner, stockholder, officer, director, consultant, employee, agent, salesperson or in any other capacity, whether part-time or full-time, become associated with any business involved in the design, manufacture, marketing, or servicing of products then constituting ten percent (10%) or more of the annual revenues of the Employer; or

(12)           act as a consultant, advisor, officer, manager, agent, director, partner, independent contractor, owner, or employee for or on behalf of any of the Employer's customers, prospective customers, or suppliers (as hereinafter defined), with respect to or in any way with regard to any aspect of the Employer's business and/or any other business activities in which the Employer engages during the term hereof.

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In the event of any breach of this subparagraph D, the Executive agrees that the one (1) year restricted period shall be tolled during the time of such breach.

E.            The Executive acknowledges and agrees that the scope described above is necessary and reasonable in order to protect the Employer in the conduct of its business and that, if the Executive becomes employed by another employer, he shall be required to disclose the existence of this Paragraph 7 to such employer and the Executive hereby consents to and the Employer is hereby given permission to disclose the existence of this Paragraph 7 to such employer.

F.            For purposes of this Paragraph 7, "customer" shall be defined as any person, firm, corporation, association, or entity that purchased any type of product and/or service from the Employer or is or was doing business with the Employer or the Executive within the twelve (12) month period immediately preceding termination of the Executive's employment. For purposes of this Paragraph 7, "prospective customer" shall be defined as any person, firm, corporation, association, or entity contacted or solicited by the Employer or the Executive (whether directly or indirectly) or who contacted the Employer or the Executive (whether directly or indirectly) within the twelve (12) month period immediately preceding termination of the Executive's employment for the purpose of having such persons, firms, corporations, associations, or entities become a customer of the Employer.  For purposes of this Paragraph 7, "supplier" shall be defined as any person, firm, corporation, association, or entity who is or was doing business with the Employer or the Executive or who was contacted or solicited by the Employer or the Executive (whether directly or indirectly) or who contacted or solicited the Employer or the Executive (whether directly or indirectly) within the twelve (12) month period immediately preceding termination of the Executive's employment.

G.            The Executive agrees that both during his employment and thereafter the Executive will not, for any reason whatsoever, use for himself or disclose to any person not employed by the Employer any "Confidential Information" of the Employer acquired by the Executive during his relationship with the Employer, both prior to and during the term of his employment under this Agreement.  The Executive further agrees to use Confidential Information solely for the purpose of performing duties with, or for, the Employer and further agrees not to use Confidential Information for his own private use or commercial purposes or in any way detrimental to the Employer.  The Executive agrees that "Confidential Information" includes but is not limited to:  (1) any financial, engineering, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, organization charts, formulas, business plans, production, purchasing, marketing, pricing, sales, profit, personnel, customer, broker, supplier, or other lists or information of the Employer; (2) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists, or documents of the Employer; (3) any confidential information or trade secrets of any third party provided to the Employer in confidence or subject to other use or disclosure restrictions or limitations; and (4) any other information, written, oral, or electronic, whether existing now or at some time in the future, whether pertaining to current or future developments, and whether previously accessed during the Executive's tenure with the Employer or to be accessed during his future employment with the Employer, which pertains to the Employer's affairs or interests or with whom or how the Employer does business.  The Employer acknowledges and agrees that Confidential Information does not include (i) information properly in the public domain, or (ii) information in the Executive's possession prior to the date of his original employment with the Employer, except to the extent that such information is or has become a trade secret of the Employer or is or otherwise has become the property of the Employer.

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H.            In the event that the Executive intends to communicate information to any individual(s), entity or entities (other than the Employer), to permit access by any individual(s), entity or entities (other than the Employer), or to use information for the Executive’s own account or for the account of any individual(s), entity or entities (other than the Employer) and such information would have constituted Confidential Information hereunder but for the exceptions set out at (i) and (ii) of Paragraph G of this Agreement, the Executive shall notify the Employer of such intent in writing, including a description of such information, no less than fifteen (15) days prior to such communication, access or use.

I.             During and after the term of employment hereunder, the Executive will not remove from the Employer's premises any documents, records, files, notebooks, correspondence, reports, video or audio recordings, computer printouts, computer programs, computer software, price lists, microfilm, drawings or other similar documents containing Confidential Information, including copies thereof, whether prepared by him or others, except as his duty shall require, and in such cases, will promptly return such items to the Employer.  Upon termination of his employment with the Employer, all such items including summaries or copies thereof, then in the Executive's possession, shall be returned to the Employer immediately.

J.            The Executive recognizes and agrees that all ideas, inventions, patents, copyrights, copyright designs, trade secrets, trademarks, processes, discoveries, enhancements, software, source code, catalogues, prints, business applications, plans, writings, and other developments or improvements and all other intellectual property and proprietary rights and any derivative work based thereon (the "Inventions") made, conceived, or completed by the Executive, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of the Employer's business operations or that relate to any of the Employer's work or projects (including any and all inventions based wholly or in part upon ideas conceived during the Executive’s employment with the Employer), are the sole and exclusive property of the Employer.  The Executive further agrees that (1) he will promptly disclose all Inventions to the Employer and hereby assigns to the Employer all present and future rights he has or may have in those Inventions, including without limitation those relating to patent, copyright, trademark or trade secrets; and (2) all of the Inventions eligible under the copyright laws are "work made for hire."  At the request of the Employer, the Executive will do all things deemed by the Employer to be reasonably necessary to perfect title to the Inventions in the Employer and to assist in obtaining for the Employer such patents, copyrights or other protection as may be provided under law and desired by the Employer, including but not limited to executing and signing any and all relevant applications, assignments or other instruments.  The Executive hereby irrevocably designates and appoints the Employer and its duly authorized officers and agents as the Executive’s agents and attorneys-in-fact to act for and on the Executive’s behalf and instead of the Executive, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by the Executive, and the Executive acknowledges that this designation and appointment constitutes an irrevocable power of attorney and is coupled with an interest.  Notwithstanding the foregoing, the Employer hereby notifies the Executive that the provisions of this Paragraph 7 shall not apply to any Inventions for which no equipment, supplies, facility or trade secret information of the Employer was used and which were developed entirely on the Executive's own time, unless (1) the Invention relates (i) to the business of the Employer, or (ii) to actual or demonstrably anticipated research or development of the Employer, or (2) the Invention results from any work performed by the Executive for the Employer.

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K.           The Executive agrees to furnish to the Employer on demand at any time during the term of his employment, and upon the termination of his employment, any other records, notes, computer printouts, computer programs, computer software, price lists, microfilm, or any other documents related to the Employer's business, including originals and copies thereof.  The Executive recognizes and agrees that he has no expectation of privacy with respect to the Employer’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that the Executive’s activity and any files or messages on or using any of those systems may be monitored at any time without notice.

L.            The Executive acknowledges that he may become aware of "material" nonpublic information relating to customers whose stock is publicly traded.  The Executive acknowledges that he is prohibited by law as well as by Employer policy from trading in the shares of such customers while in possession of such information or directly or indirectly disclosing such information to any other persons so that they may trade in these shares.  For purposes of this Paragraph L, "material" information may include any information, positive or negative, which might be of significance to an investor in determining whether to purchase, sell or hold the stock of publicly traded customers.  Information may be significant for this purpose even if it would not alone determine the investor's decision.  Examples include a potential business acquisition, internal financial information that departs in any way from what the market would expect, the acquisition or loss of a major contract, or an important financing transaction.

M.           The Employer does not wish to incorporate any unlicensed or unauthorized material into its products or services or those of its subsidiaries.  Therefore, the Executive agrees that he will not knowingly disclose to the Employer, use in the Employer's business, or cause the Employer to use, any information or material which is confidential or proprietary to any third party including, but not limited to, any former employer, competitor or client, unless the Employer has a right to receive and use such information.  The Executive will not incorporate into his work any material which is subject to the copyrights of any third party unless the Employer has a written agreement with such third party or otherwise has the right to receive and use such information.

N.            It is agreed that any breach or anticipated or threatened breach of any of the Executive's covenants contained in this Paragraph 7 will result in irreparable harm and continuing damages to the Employer and its business and that the Employer's remedy at law for any such breach or anticipated or threatened breach will be inadequate and, accordingly, in addition to any and all other remedies that may be available to the Employer at law or in equity in such event, any court of competent jurisdiction may issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Employer posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant, including, but not limited to, any injunction restraining the Executive from disclosing, in whole or part, any Confidential Information.  The Executive acknowledges the truthfulness of all factual statements in this Agreement and agrees that he is estopped from and will not make any factual statement in any proceeding that is contrary to this Agreement or any part thereof.  The Executive further agrees to pay all of the Employer's costs and expenses, including reasonable attorneys' and accountants' fees, incurred in enforcing such covenants.

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29.           Notices.  Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (a) personally delivered, or sent by first class, registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight courier, (b) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended, or (c) sent by other means at least as fast and reliable as first class mail.  A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (d) with respect to a facsimile, the date on which the facsimile is sent and receipt of which is confirmed.  Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to his residence in the case of the Executive, or to its principal office in the case of the Employer.

30.           Waiver of Breach.  A waiver by the Employer of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver or estoppel of any subsequent breach by the Executive.  No waiver shall be valid unless in writing and signed by an authorized officer of the Employer.

31.           Assignment.  The Executive acknowledges that the services to be rendered by him are unique and personal.  Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement.  The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

32.           Entire Agreement.  This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof.  This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof.  No change or modification of this Agreement shall be valid unless in writing and signed by the Employer and the Executive.

33.           Severability.  If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be.  The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

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34.           Section 409A.  The Employer and the Executive intend that the payments and benefits provided for in this Agreement either be exempt from Section 409A of the Code, or be provided in a manner that complies with Section 409A of the Code, and any ambiguity herein shall be interpreted so as to be consistent with the intent of this Paragraph 13.  In no event whatsoever shall the Employer be liable for any additional tax, interest or penalty that may be imposed on the Executive by Code Section 409A or damages for failing to comply with Section 409A.  Further, if at the time of the Executive’s termination of employment with the Employer, the Executive is a “specified employee” as defined in Section 409A of the Code as determined by the Employer in accordance with Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Employer will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in payments or benefits ultimately paid or provided to the Executive) until the date that is at least six (6) months following the Executive’s termination of employment with the Employer (or the earliest date permitted under Section 409A of the Code). Thereafter, payments will resume in accordance with this Agreement.

Notwithstanding anything to the contrary in this Agreement, in-kind benefits and reimbursements provided under this Agreement during any calendar year shall not affect in-kind benefits or reimbursements to be provided in any other calendar year, other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code, and are not subject to liquidation or exchange for another benefit.  Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by the Executive and, if timely submitted, reimbursement payments shall be promptly made to the Executive following such submission, but in no event later than December 31st of the calendar year following the calendar year in which the expense was incurred.  In no event shall the Executive be entitled to any reimbursement payments after December 31st of the calendar year following the calendar year in which the expense was incurred.  This paragraph shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to the Executive.

Additionally, in the event that following the date hereof the Employer or the Executive reasonably determines that any compensation or benefits payable under this Agreement may be subject to Section 409A of the Code, the Employer and the Executive shall work together to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (x) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (y) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

35.           Headings.  The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

36.           Execution of Agreement.  This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

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37.           Recitals.  The recitals to this Agreement are incorporated herein as an integral part hereof and shall be considered as substantive and not precatory language.

38.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to its conflict of law provisions.  Furthermore, the Executive agrees and consents to submit to personal jurisdiction in the state of Texas in any state or federal court of competent subject matter jurisdiction situated in Collin County, Texas.  The Executive further agrees that the sole and exclusive venue for any suit arising out of, or seeking to enforce, this Agreement shall be in a state or federal court of competent subject matter jurisdiction situated in Collin County, Texas.  In addition, the Executive waives any right to challenge in another court any judgment entered by such Collin County court or to assert that any action instituted by the Employer in any such court is in the improper venue or should be transferred to a more convenient forum.  Further, the Executive waives any right he may otherwise have to a trial by jury in any action to enforce the terms of this Agreement.

IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.

[______________]
a Delaware corporation

By:
Mark Panko

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EXHIBIT D

Restricted Stock Grant and Stock Option Agreements
for Officers of the Reorganized Debtors1

1	The attached agreements are in substantially final form. The agreements will be finalized and executed in connection with the effectiveness of the Plan.

[______________]
RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is made effective the _____ day of ________, 2012 (the “Grant Date”), between [______________], a Delaware corporation (the “Company”), and Bruce Foster (the “Recipient”).

WHEREAS, in consideration of certain services to be provided to the Company by the Recipient, the Company desires to grant to the Recipient 50,000 shares of its common stock (the “Shares”) under the Company’s Equity Incentive Plan (the “Plan”), to be held subject to the terms and conditions of this Agreement.

WHEREAS, the Company and the Recipient understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Recipient being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

37.	GRANT OF RESTRICTED STOCK

The Company grants to the Recipient 50,000 Shares (the “Restricted Stock”), on the terms and conditions and subject to all of the limitations set forth herein and in the Plan, which is incorporated herein by reference.  The Recipient acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of the Restricted Stock and the rights hereunder shall be retained by the Company.

38.	PURCHASE PRICE

The purchase price of the Restricted Stock shall be zero dollars.  The Recipient shall be permitted to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize income at the date of the grant of the Restricted Stock.  THE FORM FOR MAKING THIS SECTION 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A AND THE RECIPIENT (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE RECIPIENT REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON RECIPIENT’S BEHALF.

39.	CERTIFICATES

The Company shall issue stock certificates representing the Shares that the Recipient has been granted.  The certificates representing the Restricted Stock shall be held by the Company pursuant to the terms of this Agreement, until such time as the vesting requirements of Paragraph 4 are fulfilled.

40.	RESTRICTIONS AND VESTING

a)
Until the passage of the time periods specified in Paragraph 4(b) below, the Recipient shall not be allowed at any time to sell, transfer, convey, exchange, give, assign, pledge, encumber, or otherwise dispose of (“Transfer”) all or a portion of any interest in the Restricted Stock.  Any attempted Transfer shall be void and shall not transfer ownership in, title to, or any rights respecting the Restricted Stock.

b)
Subject to this Agreement and the Plan, one-third (1/3rd)  of the Shares of Restricted Stock shall vest on each of the first, second and third anniversaries of the Grant Date (each such anniversary of the Grant Date, a “Vesting Date”) so long as the Recipient continues to be employed or engaged by the Company or its Affiliates from the Grant Date through each such Vesting Date.  Any Shares that have become vested pursuant to this Paragraph 4(b) shall be referred to herein as “Vested Shares”.  Any Shares that have not yet become vested or do not become vested pursuant to this Paragraph 4(b) shall be referred to herein as "Unvested Shares".  Upon a termination of the Recipient’s employment or engagement with the Company and its Affiliates, no further Shares shall become Vested Shares and all Unvested Shares shall automatically be forfeited.

c)
If the Recipient’s employment with the Company is terminated for cause (as defined in the Plan), any Shares, whether Vested Shares or Unvested Shares, shall be forfeited as of the date the Recipient’s employment terminates.

d)
The Recipient shall have the right to vote the Unvested Shares and to receive dividends and other distributions therein unless and until the Unvested Shares are forfeited pursuant to Paragraph 4(b) or 4(c) hereof; provided, however, that a dividend or other distribution with respect to Unvested Shares (including, without limitation, a stock dividend or stock split), other than a regular cash dividend, shall be delivered to the Company and the Recipient shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto, and shall be subject to the same restrictions as the Unvested Shares with respect to which such dividend or other distribution was made.

41.	REPRESENTATIONS AND COVENANTS OF THE RECIPIENT

In connection with the grant of the Shares of Restricted Stock hereunder, the Recipient represents and warrants to the Company that:

a)
The Recipient has the full right, power and authority to execute and deliver this Agreement and to perform his obligations hereunder.  This Agreement constitutes the valid and legally binding obligations of the Recipient and will be enforceable against him in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally, either currently in effect or in effect in the future, and subject to the application of equitable principles and the availability of equitable remedies.

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b)
The Recipient is not a party to, subject to or bound by any agreement or any judgment, order, injunction or decree of any court or other governmental body that would prevent the execution or delivery of this Agreement by him or the completion of the transactions contemplated hereby.

c)
The Recipient understands that the valuation of the Shares reflects the Company’s fair appraisal of their worth, but that it remains possible that the Internal Revenue Service (“IRS”) may successfully assert that the value of the Shares on the date hereof exceeds the Company’s appraisal and, in such event, any additional value ascribed to the Shares by such an IRS determination may constitute ordinary income to the Recipient and any additional taxes and interest due will be the sole responsibility of the Recipient.

d)
The Recipient understands that neither the grant of the Restricted Stock nor any provision contained herein shall entitle the Recipient to remain in the service of the Company or affect the Company’s right to terminate the Recipient’s employment or engagement at anytime for any or no reason.

42.	WITHHOLDING

The Company shall have the power and right to deduct or withhold, or require the Recipient to pay to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant made under or as a result of this Agreement.

43.	LEGEND

The Recipient shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to the grant hereunder.

“The shares represented by this certificate are subject to all of the terms, conditions, limitations, and restrictions set forth in the agreement pursuant to which the shares have been granted.  All terms, conditions, limitations, and restrictions of the foregoing agreement are fully binding upon the holder of this certificate, his successors, estate, heirs, assigns, personal representative, administrator, executor or guardian as the case may be, for all purposes until such time as all terms, conditions, limitations, and restrictions of the agreement are removed, waived, or otherwise vacated in a manner expressly authorized thereunder.”

44.	RELEASE OF RESTRICTIONS

When the Shares become Vested Shares, or as soon thereafter as may be practicable, the certificate or certificates shall be transferred by the Company to the Recipient.

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45.	NOTICES

Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) when sent by facsimile (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below:

To the Company:	[______________]
53 West 23rd Street
11th Floor
New York, NY 10010
Attention: President
Facsimile:

To the Employee:	Bruce Foster

Facsimile:

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

46.	FORFEITURE/CLAWBACK

If the Recipient breaches the terms of any noncompetition, nonsolicitation, confidentiality or similar covenants by which he is bound with respect to the Company and/or its Affiliates  (the “Protective Agreement”), any grant, payment, delivery or transfer made pursuant to this Agreement during the period of the breach, or during the two (2) year period prior to the breach, of the Protective Agreement shall be rescinded.  The Company shall notify the Recipient in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach.  Within ten (10) days after receiving such a notice from the Company, the Recipient shall pay to the Company the amount of any gain realized or payment received as a result of the grant, payment, delivery or transfer pursuant to this Agreement.  Such payment shall be made either in cash or by returning to the Company the number of Shares that the Recipient received in connection with the rescinded grant, payment, delivery or transfer.

Further and notwithstanding anything herein or in the Plan or in any other agreement to the contrary, if the Recipient is an executive officer of the Company, in the event of any accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws, any grant, payment, delivery or transfer made pursuant to this Agreement during the three year period preceding the date on which the Company is required to prepare an accounting restatement, or as may otherwise be mandated or modified under regulations promulgated pursuant to the Dodd-Frank Wall Street and Consumer Protection Act of 2010, shall be rescinded and subject to clawback.  Further, without limiting the foregoing, any grant, payment, delivery or transfer made pursuant to this Agreement which is subject to recovery under any other law, government regulation, stock exchange listing requirement or Company policy will be subject to such clawbacks or deductions as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy.

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47.	COUNTERPARTS

This Agreement may be executed in two or more substantially identical counterparts, each of which shall be deemed to be an original document as to the person or persons signing it, and all of which when taken together shall constitute one and the same binding agreement.

12.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

13.	SUCCESSORS AND ASSIGNS

This Agreement is intended to bind and inure to the benefit of and be enforceable by the Recipient and the Company, and their respective successors and assigns, but will not be delegable or assignable by the Recipient without written consent of the Company.

IN WITNESS WHEREOF, the Company and Recipient have caused this Agreement to be executed on its and his behalf on the day and year first above written.

[______________]	RECIPIENT

By:

Its:

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IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF BEING GRANTED THE SHARES.

YOU (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY OR ITS AGENTS HAVE PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See <www.irs.gov

EXHIBIT A

ELECTION TO INCLUDE VALUE
OF
RESTRICTED PROPERTY IN GROSS INCOME
IN YEAR OF TRANSFER UNDER CODE § 83(b)

The undersigned (the “Taxpayer”) hereby elects pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income as compensation for services, the fair market value of the shares described below.

25.           The name, address and taxpayer identification number of the Taxpayer are:

Bruce Foster

SSN:

26.           Description of property with respect to which the election is being made:

50,000 shares (the “Shares”) of Common Stock, par value $.01, of [______________], a Delaware corporation (the “Company”).

27.           The date on which property was transferred is ___________, 2012.

The taxable year to which this election relates is calendar year 2012.

28.           The nature of the restriction(s) to which the property is subject is:

A.           The Shares are not transferable except as permitted by a Restricted Stock Agreement. Transferees are generally subject to the same restrictions as are imposed on their transferors.  Certificates representing the Shares contain legends to give notice of restrictions on transfer.

B.           If the Taxpayer’s employment or engagement is terminated (for any reason or no reason, including death or disability) prior to certain specified time periods (the last day of each such period, a “Vesting Date”), a portion of the Shares will be forfeited.  On each specified Vesting Date, the applicable portion of the Shares subject to forfeiture restrictions will lapse (other than in the event of a termination for “Cause”).   On _____________, 2015, which is the last Vesting Date, all Shares then will be vested (other than in the event of a termination for “Cause”).

29.           Fair market value:

The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $____ per Share x _____ Shares = $________.

30.           Amount paid for property:

The amount paid by Taxpayer for said property is $0.00 per Share.

31.           Amount to include in gross income:

The amount to include in gross income is $______.  (The result of the amount reported in Item 5).

32.           Furnishing statement to employer:

A copy of this statement has been furnished to the Company.

The undersigned Taxpayer will file this election with the Internal Revenue Service office with which the Taxpayer files his annual Federal income tax returns not later than thirty (30) days after the date of transfer of the property.  This filing should be made by registered or certified mail, return receipt requested.  The Taxpayer must retain two copies of the completed form for filing with his Federal and State tax returns for the current tax year and an additional copy for his records.  The undersigned Taxpayer will include a copy of the election with his income tax return for the taxable year in which the property is transferred.  The undersigned Taxpayer is the person performing the services in connection with which the property was transferred.

Dated: _______________________, _____

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of Bruce Foster ("Executive") hereby acknowledges that I have read the foregoing Restricted Stock Agreement executed by Executive and dated as of the date hereof, and that I understand its content.  I am aware that the foregoing Restricted Stock Agreement provides for certain restrictions on such securities (including, without limitation, restrictions on transfer).  I agree that my spouse's interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by the Restricted Stock Agreement and further, that my community property interest, if any, shall be similarly bound by the Restricted Stock Agreement.

_________________________	Date	__________ ___, ____

Spouse's Name: ___________________________

_________________________	Date	__________ ___, ____

Witness' Name: ___________________________

[______________]
NONSTATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is made this ____ day of ________, 2012 (the “Grant Date”) between [______________], a Delaware corporation (the “Company”), and Bruce Foster (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of common stock (the “Shares”) under the Company's Equity Incentive Plan (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

10.	GRANT OF OPTION

The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of 100,000 Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference.  The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company.  The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

11.	PURCHASE PRICE

The purchase price of the Shares subject to the Option shall be $___  per Share, the Fair Market Value of the Shares as of the Grant Date.  The foregoing notwithstanding, the Optionee acknowledges that the Company cannot and has not guaranteed that the Internal Revenue Service (“IRS”) will agree that the per Share purchase price of the Option equals or exceeds the fair market value of a Share on the Grant Date in a later determination.  The Optionee agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the Grant Date, the Optionee shall be solely responsible for any costs or tax liabilities related to such a determination.

12.	EXERCISE OF OPTION

Subject to the Plan and this Agreement, the Option shall be exercisable as follows:

EXERCISE PERIOD
Number of Shares	Commencement Date	Expiration Date
33,333	1st Anniversary of Grant Date	Ten Years from Grant Date
33,333	2nd Anniversary of Grant Date	Ten Years from Grant Date
33,334	3rd Anniversary of Grant Date	Ten Years from Grant Date

7.	ISSUANCE OF STOCK

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company.  Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan.  On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares and shall deliver to the Optionee as soon as practicable thereafter an appropriate certificate or certificates for the Shares as to which the Option was exercised.

The Option price of any Shares shall be payable at the time of exercise as determined by the Company in its sole discretion either:

(a)	in cash, by certified check or bank check, or by wire transfer;

(k)
in whole shares of the Company's common stock, provided, however, that (i) if such shares were acquired pursuant to an incentive stock option plan (as defined in Code Section 422) of the Company or Affiliate, then the applicable holding period requirements of said Section 422 have been met with respect to such shares, (ii) if the Optionee is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and if such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder, and (iii) the transfer of such shares as payment hereunder does not result in any adverse accounting consequences to the Company;

(l)
through the delivery of cash  or the extension of credit by a broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option (a so-called “cashless” exercise); or

(m)	in any combination of (a), (b) or (c) above.

The Fair Market Value of the stock to be applied toward the purchase price shall be determined as of the date of exercise of the Option.  Any certificate for shares of outstanding stock of the Company used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.  The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder's name in the share register of the Company upon the due exercise of the Option.

8.	FORFEITURE/CLAWBACK

If the Optionee breaches the terms of any noncompetition, nonsolicitation, confidentiality or similar covenants by which he is bound with respect to the Company or its Affiliates  (the “Protective Agreement”), any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the period of the breach, or during the two (2) year period prior to the breach, of the Protective Agreement shall be rescinded.  The Company shall notify the Optionee in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach.  Within ten (10) days after receiving such a notice from the Company, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the grant, exercise, payment, delivery  or transfer pursuant to the Option.  Such payment shall be made either in cash or by returning to the Company the number of Shares that the Optionee received in connection with the rescinded grant, exercise, payment, delivery or transfer.

Further and notwithstanding anything herein or in the Plan or in any other agreement to the contrary, if the Optionee is an executive officer of the Company, in the event of any accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the three year period preceding the date on which the Company is required to prepare an accounting restatement, or as may otherwise be mandated or modified under regulations promulgated pursuant to the Dodd-Frank Wall Street and Consumer Protection Act of 2010, shall be rescinded and subject to clawback.  Further, without limiting the foregoing, any grant, exercise, payment,  delivery or transfer made pursuant to this Agreement which is subject to recovery under any other law, government regulation, stock exchange listing requirement or Company policy will be subject to such clawbacks or deductions as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy.

18.	NON-ASSIGNABILITY

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

19.	NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	[______________]
53 West 23rd Street
11th Floor
New York, NY 10010
Attention: President

To the Optionee:	Bruce Foster

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

20.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

21.	BINDING EFFECT

This Agreement shall (subject to the provisions of Paragraph 6 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

[______________]	OPTIONEE:

By:
Its:	Bruce Foster

[______________]
NONSTATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is made this ____ day of ________, 2012 (the “Grant Date”) between [______________], a Delaware corporation (the “Company”), and Mark Panko (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of common stock (the “Shares”) under the Company's Equity Incentive Plan (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

13.	GRANT OF OPTION

The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of 30,000 Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference.  The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company.  The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

14.	PURCHASE PRICE

The purchase price of the Shares subject to the Option shall be $                                                                                                            per Share, the Fair Market Value of the Shares as of the Grant Date.  The foregoing notwithstanding, the Optionee acknowledges that the Company cannot and has not guaranteed that the Internal Revenue Service (“IRS”) will agree that the per Share purchase price of the Option equals or exceeds the fair market value of a Share on the Grant Date in a later determination.  The Optionee agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the Grant Date, the Optionee shall be solely responsible for any costs or tax liabilities related to such a determination.

15.	EXERCISE OF OPTION

Subject to the Plan and this Agreement, the Option shall be exercisable as follows:

EXERCISE PERIOD
Number of Shares	Commencement Date	Expiration Date
10,000	1st Anniversary of Grant Date	Ten Years from Grant Date
10,000	2nd Anniversary of Grant Date	Ten Years from Grant Date
10,000	3rd Anniversary of Grant Date	Ten Years from Grant Date

8.	ISSUANCE OF STOCK

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company.  Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan.  On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares and shall deliver to the Optionee as soon as practicable thereafter an appropriate certificate or certificates for the Shares as to which the Option was exercised.

The Option price of any Shares shall be payable at the time of exercise as determined by the Company in its sole discretion either:

(a)	in cash, by certified check or bank check, or by wire transfer;

(n)
in whole shares of the Company's common stock, provided, however, that (i) if such shares were acquired pursuant to an incentive stock option plan (as defined in Code Section 422) of the Company or Affiliate, then the applicable holding period requirements of said Section 422 have been met with respect to such shares, (ii) if the Optionee is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and if such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder, and (iii) the transfer of such shares as payment hereunder does not result in any adverse accounting consequences to the Company;

(o)
through the delivery of cash  or the extension of credit by a broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option (a so-called “cashless” exercise); or

(p)	in any combination of (a), (b) or (c) above.

The Fair Market Value of the stock to be applied toward the purchase price shall be determined as of the date of exercise of the Option.  Any certificate for shares of outstanding stock of the Company used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.  The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder's name in the share register of the Company upon the due exercise of the Option.

9.	FORFEITURE/CLAWBACK

If the Optionee breaches the terms of any noncompetition, nonsolicitation, confidentiality or similar covenants by which he is bound with respect to the Company or its Affiliates (the “Protective Agreement”), any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the period of the breach, or during the two (2) year period prior to the breach, of the Protective Agreement shall be rescinded.  The Company shall notify the Optionee in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach.  Within ten (10) days after receiving such a notice from the Company, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the grant, exercise, payment, delivery or transfer pursuant to the Option.  Such payment shall be made either in cash or by returning to the Company the number of Shares that the Optionee received in connection with the rescinded grant, exercise, payment, delivery or transfer.

Further and notwithstanding anything herein or in the Plan or in any other agreement to the contrary, if the Optionee is an executive officer of the Company, in the event of any accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the three year period preceding the date on which the Company is required to prepare an accounting restatement, or as may otherwise be mandated or modified under regulations promulgated pursuant to the Dodd-Frank Wall Street and Consumer Protection Act of 2010, shall be rescinded and subject to clawback.  Further, without limiting the foregoing, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement which is subject to recovery under any other law, government regulation, stock exchange listing requirement or Company policy will be subject to such clawbacks or deductions as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy.

22.	NON-ASSIGNABILITY

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

23.	NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	[______________]
53 West 23rd Street
11th Floor
New York, NY 10010
Attention: President

To the Optionee:	Mark Panko

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

24.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

25.	BINDING EFFECT

This Agreement shall (subject to the provisions of Paragraph 6 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

[______________]	OPTIONEE:

By:
Its:	Mark Panko

[______________]
NONSTATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is made this ____ day of ________, 2012 (the “Grant Date”) between [______________], a Delaware corporation (the “Company”), and Stacey Weiland (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of common stock (the “Shares”) under the Company's Equity Incentive Plan (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

16.	GRANT OF OPTION

The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of 20,000 Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference.  The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company.  The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

17.	PURCHASE PRICE

The purchase price of the Shares subject to the Option shall be $                                                                                                            per Share, the Fair Market Value of the Shares as of the Grant Date.  The foregoing notwithstanding, the Optionee acknowledges that the Company cannot and has not guaranteed that the Internal Revenue Service (“IRS”) will agree that the per Share purchase price of the Option equals or exceeds the fair market value of a Share on the Grant Date in a later determination.  The Optionee agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the Grant Date, the Optionee shall be solely responsible for any costs or tax liabilities related to such a determination.

18.	EXERCISE OF OPTION

Subject to the Plan and this Agreement, the Option shall be exercisable as follows:

EXERCISE PERIOD
Number of Shares	Commencement Date	Expiration Date
6,666	1st Anniversary of Grant Date	Ten Years from Grant Date
6,667	2nd Anniversary of Grant Date	Ten Years from Grant Date
6,667	3rd Anniversary of Grant Date	Ten Years from Grant Date

9.	ISSUANCE OF STOCK

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company.  Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan.  On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares and shall deliver to the Optionee as soon as practicable thereafter an appropriate certificate or certificates for the Shares as to which the Option was exercised.

The Option price of any Shares shall be payable at the time of exercise as determined by the Company in its sole discretion either:

(a)	in cash, by certified check or bank check, or by wire transfer;

(q)
in whole shares of the Company's common stock, provided, however, that (i) if such shares were acquired pursuant to an incentive stock option plan (as defined in Code Section 422) of the Company or Affiliate, then the applicable holding period requirements of said Section 422 have been met with respect to such shares, (ii) if the Optionee is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and if such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder, and (iii) the transfer of such shares as payment hereunder does not result in any adverse accounting consequences to the Company;

(r)
through the delivery of cash  or the extension of credit by a broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option (a so-called “cashless” exercise); or

(s)	in any combination of (a), (b) or (c) above.

The Fair Market Value of the stock to be applied toward the purchase price shall be determined as of the date of exercise of the Option.  Any certificate for shares of outstanding stock of the Company used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.  The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder's name in the share register of the Company upon the due exercise of the Option.

10.	FORFEITURE/CLAWBACK

If the Optionee breaches the terms of any noncompetition, nonsolicitation, confidentiality or similar covenants by which he is bound with respect to the Company or its Affiliates (the “Protective Agreement”), any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the period of the breach, or during the two (2) year period prior to the breach, of the Protective Agreement shall be rescinded.  The Company shall notify the Optionee in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach.  Within ten (10) days after receiving such a notice from the Company, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the grant, exercise, payment, delivery or transfer pursuant to the Option.  Such payment shall be made either in cash or by returning to the Company the number of Shares that the Optionee received in connection with the rescinded grant, exercise, payment, delivery or transfer.

Further and notwithstanding anything herein or in the Plan or in any other agreement to the contrary, if the Optionee is an executive officer of the Company, in the event of any accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the three year period preceding the date on which the Company is required to prepare an accounting restatement, or as may otherwise be mandated or modified under regulations promulgated pursuant to the Dodd-Frank Wall Street and Consumer Protection Act of 2010, shall be rescinded and subject to clawback.  Further, without limiting the foregoing, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement which is subject to recovery under any other law, government regulation, stock exchange listing requirement or Company policy will be subject to such clawbacks or deductions as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy.

26.	NON-ASSIGNABILITY

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

27.	NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	[______________]
53 West 23rd Street
11th Floor
New York, NY 10010
Attention: President

To the Optionee:	Stacey Weiland

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

28.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

29.	BINDING EFFECT

This Agreement shall (subject to the provisions of Paragraph 6 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

[______________]	OPTIONEE:

By:
Its:	Stacey Weiland

EXHIBIT E

Equity Incentive Plan1

1	The attached agreement is in substantially final form. The agreement will be finalized and executed in connection with the effectiveness of the Plan.

[______________]
EQUITY INCENTIVE PLAN

I.              PURPOSE AND DEFINITIONS

A.           PURPOSE OF THE PLAN

The Plan is intended to encourage ownership of Shares by Eligible Employees and Key Non-Employees in order to attract and retain such Eligible Employees in the employ of the Company or an Affiliate, or to attract such Key Non-Employees to provide services to the Company or an Affiliate, and to provide additional incentive for such persons to promote the success of the Company or an Affiliate.

B.           DEFINITIONS

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings:

1.	Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

2.	Award

3.
means the grant to any Eligible Employee or Key Non-Employee of any form of Option or Restricted Stock, whether granted singly or in combination, and pursuant to such terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

4.	Award Agreement means an Option Agreement or Restricted Stock Agreement.

5.	Board means the Board of Directors of the Company.

6.	Code means the Internal Revenue Code of 1986, as amended.

7.
Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected.  If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist of not less than two (2) members of the Board, each member of which must be a “non-employee director,” within the meaning of the applicable rules promulgated pursuant to the Exchange Act.  If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee unless the Board determines that the grant of such an Award satisfies the then current Rule 16b-3 requirements under the Exchange Act.  Notwithstanding anything herein to the contrary, if the Company is a “publicly held company”, as such term is defined under Section 162(m) of the Code and the Board determines that it is desirable in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an “outside director” (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

8.	Common Stock means the common stock, $.01 par value, of the Company.

9.
Company means [______________], a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

10.	Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

11.
Eligible Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who also is serving as an officer or director of the Company or of an Affiliate), designated by the Board or the Committee as being eligible to be granted one or more Awards under the Plan.

12.	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

13.
Fair Market Value means, if the Shares are listed on any national securities exchange, the closing sales price, if any, on the largest such exchange on the valuation date, or, if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date.  If the Shares are not then listed on any such exchange, the fair market value of such Shares shall be the closing sales price if such is reported, or otherwise the mean between the closing “Bid” and the closing “Ask” prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) for the valuation date, or if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date.  If the Shares are not then either listed on any such exchange or quoted in NASDAQ, or there has been no trade date within such thirty (30) day period, the fair market value shall be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported by the Electronic Quotation Service or Pink Sheets OTC Markets, Inc. (or such equivalent reporting service) for the valuation date, or, if none, for the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date.  If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

14.	Incentive Option means an Option which, when granted, is intended to be an “incentive stock option,” as defined in Section 422 of the Code.

15.
Key Non-Employee means a non-employee director, consultant, or independent contractor of the Company or of an Affiliate who is designated by the Board or the Committee as being eligible to be granted one or more Awards under the Plan.  For purposes of this Plan, a non-employee director shall be deemed to include the employer or other designee of such non-employee director, if the non-employee director is required, as a condition of his or her employment, to provide that any Award granted hereunder be made to the employer or other designee.

16.
Nonstatutory Option means an Option which, when granted, is not intended to be an “incentive stock option,” as defined in Section 422 of the Code, or that subsequently fails to comply with the requirements of Section 422 of the Code.

17.	Option means a right or option granted under the Plan.

18.
Option Agreement means a written agreement between the Company and a Participant under which an Option is granted and which sets forth the terms, conditions and limitations applicable to the Option Award.

19.	Participant means an Eligible Employee or Key Non-Employee to whom one or more Awards are granted under the Plan.

20.	Performance Award means an Award subject to the requirements of Article VII, and such performance conditions as the Committee deems appropriate or desirable.

21.	Plan means this Equity Incentive Plan, as amended from time to time.

22.
Restricted Stock means an Award made in Common Stock or denominated in Common Stock and delivered under the Plan, subject to the requirements of Article VI, such other restrictions as the Committee deems appropriate or desirable, and as awarded in accordance with the terms of the Plan.

22.
Restricted Stock Agreement means a written agreement entered into between the Company and Participant under which a Restricted Stock Award is granted and which sets forth the terms, conditions and limitations applicable to the Restricted Stock Award.

24.
Shares means the following shares of the capital stock of the Company as to which Awards have been or may be granted under the Plan: treasury shares or authorized but unissued Common Stock, $.01 par value, or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article VIII of the Plan.

II.             SHARES SUBJECT TO THE PLAN

The aggregate number of Shares as to which Awards may be granted from time to time shall be ____________________ ________________________ (__________) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article VIII hereof); provided, however, that if the Company is or becomes a publicly held corporation, as such term is defined under Section 162(m) of the Code, the aggregate number of Shares as to which Awards may be granted in any calendar year to any one Eligible Employee shall not exceed ______________ (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article VIII hereof).  The aggregate number of Shares as to which Incentive Options may be granted from time to time shall be            (       ) Shares (subject to adjustment for stock splits, stock dividends and other adjustments described in Article VIII hereof).

Shares subject to Awards that are forfeited, terminated, expire unexercised, canceled by agreement of the Company and the Participant (whether for the purpose of repricing Awards or otherwise), settled in cash in lieu of Common Stock or in such manner that all or some of the Shares covered by such Awards are not issued to a Participant (or, if issued to the Participant, are returned to the Company by the Participant pursuant to a right of repurchase or right of first refusal exercised by the Company), shall immediately become available for Awards.  In addition, if the exercise price of any Option is satisfied by tendering Shares to the Company (by actual delivery or attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for Awards.

Subject to the provisions of Article VIII, the aggregate number of Shares as to which Incentive Options may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the stockholders of the Company within one year before or after the date of the adoption of any such amendment.

III.           ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee.  A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan.  The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee.  A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan.  The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member.  Any member of the Committee may resign upon notice to the Board.  If permitted by applicable law, and in accordance with any such law, the Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Subject to the provisions of the Plan, the Committee is authorized to:

A.	interpret the provisions of the Plan or of any Award or Award Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

B.	determine which employees of the Company or of an Affiliate shall be designated as Eligible Employees and which of the Eligible Employees shall be granted Awards;

C.	determine the Key Non-Employees to whom Awards shall be granted;

D.	determine whether an Option to be granted shall be an Incentive Option or Nonstatutory Option;

E.	determine the number of Shares for which an Award shall be granted;

F.	provide for the acceleration of the vesting or right to exercise an Award (or portion thereof); and

G.	specify the terms and conditions upon which Awards may be granted;

provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as “incentive stock options” within the meaning of Section 422 of the Code.

The Committee may delegate to the chief executive officer and to other senior officers of the Company or its Affiliates its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Awards to, Participants who are subject to Section 16 of the Exchange Act.  All determinations of the Committee shall be made by a majority of its members.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

IV.           ELIGIBILITY FOR PARTICIPATION

The Committee may, at any time and from time to time, grant one or more Awards to one or more Eligible Employees or Key Non-Employees and may designate the number of Shares to be subject to each Award so granted, provided, however, that (i) each Participant receiving an Incentive Option must be an Eligible Employee of the Company or of an Affiliate at the time an Incentive Option is granted; (ii) no Incentive Options shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Company or the approval of the Plan by the stockholders of the Company; and (iii) the fair market value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any Eligible Employee during any single calendar year (under the Plan and under any other incentive option plan of the Company or an Affiliate) shall not exceed $100,000.

Notwithstanding the foregoing, if the Company is or becomes subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Award, unless the Board determines that the grant of the Award satisfies the then current Rule 16b-3 requirements under the Exchange Act.  If the Company is not subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Award under the Plan unless the granting of such Award shall be approved by the Committee, with all of the members voting thereon being disinterested members.  For the purpose of this Article IV, a “disinterested member” shall be any member who shall not then be, or at any time within the year prior thereto have been, granted an Award under the Plan or any other plan of the Company or an Affiliate, other than an Award granted under a formula plan established by the Company or an Affiliate.

Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Award to a person not then in the employ of or serving as a director, consultant, or independent contractor of the Company or of an Affiliate, conditioned upon such person becoming eligible to become a Participant at or prior to the execution of the Award Agreement evidencing the actual grant of such Award.

V.            TERMS AND CONDITIONS OF OPTIONS

Each Option shall be set forth in an Option Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted.  Except for the setting of the Option price under Paragraph A, no Option shall be granted and no purported grant of any Option shall be effective until such Option Agreement shall have been duly executed on behalf of the Company and by the Participant.  Each such Option Agreement shall be subject to at least the following terms and conditions:

A.            OPTION PRICE

In the case of a Nonstatutory Option and in the case of an Incentive Option, and if, for such Incentive Option, the Participant owns directly or by reason of the applicable attribution rules ten percent (10%) or less of the total combined voting power of all classes of stock of the Company, the Option price per share of the Shares covered by each such Nonstatutory Option or Incentive Option shall be not less than the Fair Market Value of the Shares on the date of the grant of the Option.  In all other cases of Incentive Options, the Option price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

B.            NUMBER OF SHARES

Each Option shall state the number of Shares to which it pertains.

C.            TERM OF OPTION

Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Option Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Paragraph A of this Article V to be at least one hundred ten percent (110%) of Fair Market Value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided.

D.            DATE OF EXERCISE

Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article V, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, and/or upon the attainment of stated goals.  Unless the Committee otherwise provides in writing, or unless otherwise required by law (including, if applicable, the Uniformed Services Employment and Reemployment Rights Act), the date or dates on which the Option becomes exercisable shall be tolled during any unpaid leave of absence.  It is expressly understood that Options hereunder shall, unless otherwise provided for in writing by the Committee, be granted in contemplation of, and earned by the Participant through the completion of, future employment or service with the Company.

E.            MEDIUM OF PAYMENT

The Option price shall be paid on the date of purchase specified in the notice of exercise, as set forth in Paragraph I.  It shall be paid in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article III of the Plan, or in the particular Option Agreement, provide.

F.            TERMINATION OF EMPLOYMENT/SERVICE

1.
A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination for cause, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable by the date of such termination, but only within three (3) months (or such other period of time as the Committee may determine, with such determination in the case of an Incentive Option being made at the time of the grant of the Option and not exceeding three (3) months) after such date, or, if earlier, within the originally prescribed term of the Option, and subject to the conditions that (i) no Option shall be exercisable after the expiration of the term of the Option and (ii) unless the Committee otherwise provides, no Option that has not become exercisable by the date of such termination shall at any time thereafter be or become exercisable.  A Participant's employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliate.

2.
A Participant who ceases to be an employee or Key Non-Employee for cause shall, upon such termination, cease to have any right to exercise any Option.  For purposes of this Plan, cause shall be as defined in any employment or other agreement between the Participant and the Company (or an Affiliate) or, if there is no such agreement or definition therein, cause shall be defined to include (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or of an Affiliate, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or an Affiliate or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company or an Affiliate; (ii) any act or acts by a Participant of disloyalty, dishonesty, misconduct, moral turpitude, or any other act or acts by a Participant injurious to the interest, property, operations, business or reputation of the Company or an Affiliate; (iii) a Participant’s commission of a felony or any other crime the commission of which results in injury to the Company or an Affiliate; (iv) any violation of any restriction on the disclosure or use of confidential information of the Company or an Affiliate, client, customer, prospect, or merger or acquisition target, or on competition with the Company or an Affiliate or any of its businesses as then conducted; or (v) any other action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute substantial cause for termination.  The determination of the Board or the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

3.
Except as the Committee may otherwise expressly provide or determine (consistent with Section 422 of the Code, if applicable), a Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined at Paragraph B of Article I hereof), or who is on leave of absence for any purpose permitted by the Company or by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company or with an Affiliate.  For purposes of Incentive Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract (or the Committee approves such longer leave of absence, in which event the Incentive Option held by the Participant shall be treated for tax purposes as a Nonstatutory Option on the date that is six (6) months following the first day of such leave).

4.
Paragraph F(1) shall control and fix the rights of a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination for cause, and who subsequently becomes Disabled or dies.  Nothing in Paragraphs G and H of this Article V shall be applicable in any such case except that, in the event of such a subsequent Disability or death within the three (3) month period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant's estate or personal representative may exercise the Option permitted by this Paragraph F, in the event of Disability, within twelve (12) months after the date that the Participant ceased to be an employee or Key Non-Employee of the Company or of an Affiliate or, in the event of death, within twelve (12) months after the date of death of such Participant.

G.            TOTAL AND PERMANENT DISABILITY

A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled as determined by the Committee.

A Disabled Participant, or his estate or personal representative, shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.

H.            DEATH

In the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of such Participant's death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant's estate or personal representative within twelve (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliate.

I.              EXERCISE OF OPTION AND ISSUE OF STOCK

Options shall be exercised by giving written notice to the Company.  Such written notice shall: (l) be signed by the person exercising the Option, (2) state the number of Shares with respect to which the Option is being exercised, (3) contain the warranty required by paragraph M of this Article V, and (4) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased.  Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option.  On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Option Shares prior to the issuance thereof, whether pursuant to the provisions of Article VIII or otherwise), the Company shall accept payment for the Option Shares, and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid non-assessable Shares.  In the event of any failure to pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.  If the Committee so requires, a Participant shall, as a condition to exercising an Option, execute and become a party to any shareholders’ (or similar) agreement of the Company as may then be in effect and any Shares issued upon the exercise of an Option awarded hereunder shall be subject to the terms of such agreement.

J.             RIGHTS AS A STOCKHOLDER

No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been issued to or registered in the Company's share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

K.            ASSIGNABILITY AND TRANSFERABILITY OF OPTION

Unless otherwise permitted by the Code, by Rule 16b-3 of the Exchange Act and by the exemption set forth under Section 12(g) of the Exchange Act (Release No. 34-56887), if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant's lifetime, only by such Participant or, in the event of the Participant’s incapacity, his guardian or legal representative.  Except as otherwise permitted herein, such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

L.            OTHER PROVISIONS

The Option Agreement for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.  Further, the Option Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Options, are not inconsistent with the requirements of Section 422 of the Code.

M.           PURCHASE FOR INVESTMENT

Unless the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled.  In accordance with the direction of the Committee, the persons who exercise such Option shall warrant to the Company that, at the time of such exercise, such persons are acquiring their Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgments and/or affirmations, if any, as the Committee may require.  In such event, the persons acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing their Option Shares issued pursuant to such exercise.

“The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available.”

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

VI.           TERMS AND CONDITIONS OF RESTRICTED STOCK

A.
The Committee may from time to time grant an Award in Shares of Common Stock or grant an Award denominated in units of Common Stock, for such consideration as the Committee deems appropriate (which amount may be less than the Fair Market Value of the Common Stock on the date of the Award), and subject to such restrictions and conditions and other terms as the Committee may determine at the time of the Award (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company or Affiliate performance as described in Article VII hereof), and subject further to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

B.
If Shares of Restricted Stock are awarded, such Shares cannot be assigned, sold, transferred, pledged, or hypothecated prior to the lapse of the restrictions applicable thereto, and, in no event, absent Committee approval, prior to six (6) months from the date of the Award.  The Company shall issue, in the name of the Participant, stock certificates representing the total number of Shares of Restricted Stock awarded to the Participant, as soon as may be reasonably practicable after the grant of the Award, which certificates shall be held by the Secretary of the Company as provided in Paragraph G of this Article VI.

C.
Restricted Stock issued to a Participant under the Plan shall be governed by an Award Agreement that shall specify whether Shares of Common Stock are awarded to the Participant, or whether the Award shall be one not of Shares of Common Stock but one denominated in units of Common Stock, any consideration required thereto, and such other provisions as the Committee shall determine.

D.
Subject to the provisions of Paragraphs B and E hereof and the restrictions set forth in the related Award Agreement, the Participant receiving an Award of Shares of Restricted Stock shall thereupon be a stockholder with respect to all of the Shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions made with respect to such Shares.  All Common Stock received by a Participant as the result of any dividend on the Shares of Restricted Stock, or as the result of any stock split, stock distribution, or combination of the Shares affecting Restricted Stock, shall be subject to the restrictions set forth in the related Award Agreement.

E.
Restricted Stock or units of Restricted Stock awarded to a Participant pursuant to the Plan will be forfeited, and any Shares of Restricted Stock or units of Restricted Stock sold to a Participant pursuant to the Plan may, at the Company’s option, be resold to the Company for an amount equal to the price paid therefor, and in either case, such Restricted Stock or units of Restricted Stock shall revert to the Company, if the Company so determines in accordance with any condition set forth in an Award Agreement, or, alternatively, if the Participant’s employment with the Company or its Affiliates terminates, other than for reasons as may be set forth in an Award Agreement, prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement.

F.
The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in the Award Agreement shall lapse with respect to any or all Restricted Stock awarded under the Plan.

G.
The Secretary of the Company shall hold the certificate or certificates representing Shares of Restricted Stock issued under the Plan, properly endorsed for transfer, on behalf of each Participant who holds such Shares, until such time as the Shares of Restricted Stock are forfeited, resold to the Company, or the restrictions lapse.  Any Restricted Stock denominated in units of Common Stock, if not previously forfeited, shall be payable in accordance with Paragraph I of this Article VI at the time set forth in the Award Agreement.

H.
The Committee may prescribe such other restrictions, conditions, and terms applicable to Restricted Stock issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Article or any Award Agreement in installments and requiring the Participant to execute and become a party to any shareholders’ (or similar) agreement of the Company as may then be in effect such that any Shares issued pursuant to a Restricted Stock Award hereunder shall be subject to the terms of such agreement.

I.
Payment of Restricted Stock may be made, as the Committee shall specify, in the form of cash, Shares of Common Stock, or combinations thereof; provided, however, that a fractional Share of Common Stock shall be paid in cash equal to the Fair Market Value of the fractional Share of Common Stock at the time of payment.

VII.         TERMS AND CONDITIONS OF PERFORMANCE AWARDS

A.
A Participant may be granted an Award that is subject to performance conditions specified by the Committee.  The Committee may use business criteria and/or other measures of performance as it deems appropriate in establishing any performance conditions (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company or Affiliate performance), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as otherwise limited under Paragraphs C and D, below, in the case of a Performance Award intended to qualify under Code Section 162(m).

B.
Any Performance Award will be forfeited if the Company so determines in accordance with Article XVI or any other condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment with the Company or its Affiliates terminates prior to the expiration of the time period over which the performance conditions are to be measured.

C.
If the Committee determines that a Performance Award to be granted to an Eligible Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Paragraph C.

1.           Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Paragraph C.  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the performance goals being “substantially uncertain.”  The Committee may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

2.           Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Affiliates or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (a) total stockholder return; (b) such total stockholder return as compared to the total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 or the Nasdaq-U.S. Index; (c) stock price; (d) net income or net operating income; (e) pre-tax earnings or profits; (f) EBIT or EBITDA; (g) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (h) operating margin; (i) earnings per share or growth in earnings per share; (j) return on equity; (k) return on assets or capital; (l) return on investment; (m) operating income, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (n) earnings per share, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (o) working capital; (p) sales; (q) gross or net revenues or changes in gross or net revenues; (r) market share or market penetration with respect to designated products and/or geographic areas; (s) reduction of losses, loss ratios or expense ratios; (t) cost of capital; (u) debt reduction; (v) satisfaction of business expansion goals or goals relating to acquisitions or divestitures; and/or (w) employee turnover.

3.           Compensation Limitation.  No Eligible Employee may receive a Performance Award in excess of $3,000,000 during any three (3) year period.

D.
Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Committee.  Performance goals shall be established on or before the dates that are required or permitted for “performance-based compensation” under Code Section 162(m).

E.
Settlement of Performance Awards may be in Shares or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award that is subject to Code Section 162(m).

VIII.        ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; SALE OF COMPANY

If the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, or consolidation, or if a change is made to the Common Stock of the Company by reason of any recapitalization, reclassification, change in par value, stock split, reverse stock split, combination of shares or dividend payable in capital stock, or the like, the Company shall make adjustments to such Awards (including, by way of example and not by way of limitation, the grant of substitute Awards under the Plan or under the plan of such other corporation) as it may determine to be appropriate under the circumstances, and, in addition, appropriate adjustments shall be made in the number and kind of shares and in the option price per share subject to outstanding options under the Plan or under the plan of such successor corporation.  No such adjustment shall be made which shall, within the meaning of Sections 424 and 409A of the Code, as applicable, constitute such a modification, extension, or renewal of an option as to cause the adjustment to be considered as the grant of a new option.

Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise or vesting provisions of any Award in the event of (i) the adoption of a plan of merger or consolidation under which a majority of the Shares of the Company would be eliminated, or (ii) a sale of all or any portion of the Company’s assets or capital stock.  Alternatively, the Company may, in its sole discretion and without the consent of the Participants, provide for one or more of the following: (i) the assumption of the Plan and outstanding Awards by the surviving corporation or its parent; (ii) the substitution by the surviving corporation or its parent of Awards with substantially the same terms for such outstanding Awards; (iii) immediate vesting and exercisability of such outstanding Awards followed by cancellation of such Awards; and (iv) settlement of the intrinsic value of the outstanding vested Options in cash or cash equivalents or equity followed by the cancellation of all Awards (whether or not then vested or exercisable).

Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants or advisors to, the Company or its Affiliates.  The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effectuated.  Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be.  Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be canceled immediately.

IX.           DISSOLUTION OR LIQUIDATION OF THE COMPANY

Upon the dissolution or liquidation of the Company other than in connection with a transaction to which Article VIII is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Award have not otherwise terminated and expired, the Participant shall have the right immediately prior to such dissolution or liquidation to exercise any Award granted hereunder to the extent that the right to purchase shares thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

X.            TERMINATION OF THE PLAN

The Plan shall terminate (10) years from the earlier of the date of its adoption or the date of its approval by the stockholders.  The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Awards granted or Award Agreement executed prior to the effective date of such termination.  Except as may otherwise be provided for under Articles VIII and IX, and notwithstanding the termination of the Plan, any Options granted prior to the effective date of the Plan's termination may be exercised until the earlier of (i) the date set forth in the Option Agreement, or (ii) in the case of Incentive Options, ten (10) years from the date the Option is granted, and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

XI.           AMENDMENT OF THE PLAN AND AWARDS

The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment shall be subject to the approval of the stockholders of the Company at or before the next annual meeting of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, determines to submit such changes to the Plan to its stockholders for approval.  Furthermore, no amendment to the Plan which reduces the Option exercise price below that provided for in Article V of the Plan shall be effective unless it is approved by the stockholders of the Company.

XII.          EMPLOYMENT/SERVICE RELATIONSHIP

Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment or engagement of a Participant, nor to prevent a Participant from terminating the Participant's employment or engagement with the Company or an Affiliate, unless otherwise limited by an agreement between the Company (or an Affiliate) and the Participant.

XIII.         INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties.  To receive such indemnification, a Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XIV.        MITIGATION OF EXCISE TAX

Unless otherwise provided for in an Award Agreement or in any other agreement between the Company (or an Affiliate) and the Participant, if any payment or right accruing to a Participant under this Plan (without the application of this Article XIV), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code.  The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Company.  The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XV.         SAVINGS CLAUSE

This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, (ii) Section 402 of the Sarbanes-Oxley Act, (iii) Code Section 409A, and (iv) with respect to executive officers, Code Section 162(m).  In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code Section 162(m) and Code Section 409A), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code Section 162(m) and Code Section 409A) so as to foster the intent of this Plan.  Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, no grant of an Award to purchase Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of the grant of such Award, unless the Board determines that the grant of such Award otherwise satisfies the then current Rule 16b-3 requirements.

XVI.        CANCELLATION AND RESCISSION OF AWARDS

Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, unexercised, or deferred Awards at any time if the Participant is not in compliance with the applicable provisions of the Award Agreement, the Plan, or with the following conditions:

A.
A Participant shall not breach any restrictive covenant, employment, consulting or other agreement entered into between him or her and the Company or any Affiliates, or render services for any organization or engage directly or indirectly in any business which, in the judgment of the Committee or a senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company.  For a Participant whose employment or engagement has terminated, the judgment of the Committee shall be based on the terms of the restrictive covenant agreement, if applicable, or on the Participant’s position and responsibilities while employed or engaged by the Company or its Affiliates, the Participant’s post-employment/engagement responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Company and the other organization or business, the effect of the Participant’s assuming the post-employment/engagement position on the Company’s or its Affiliate’s customers, suppliers, investors, and competitors, and such other considerations as are deemed relevant given the applicable facts and circumstances.  A Participant may, however, purchase as an investment or otherwise, stock or other securities of any organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.

B.
A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or its Affiliates, or use in other than the Company’s or Affiliate’s business, any confidential information or materials relating to the business of the Company or its Affiliates, acquired by the Participant either during or after his or her employment or engagement with the Company or its Affiliates.

C.
A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment or engagement with the Company or an Affiliate, relating in any manner to the actual or anticipated business, research, or development work of the Company or its Affiliates, and shall do anything reasonably necessary to enable the Company or its Affiliates to secure a patent, trademark, copyright, or other protectable interest where appropriate in the United States and in foreign countries.

Upon exercise, payment, or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan, including the provisions of Paragraphs A, B and C of this Article XVI.  Failure to comply with the provisions of Paragraphs A, B and C of this Article XVI at any time prior to, or during the one (1) year period after, the date Participant’s employment or engagement with the Company or any Affiliate terminates shall cause any exercise, payment, or delivery which occurred during the two (2) year period prior to the breach of Paragraph A, B or C of this Article XVI to be rescinded.  The Company shall notify the Participant in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach.  Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment, or delivery pursuant to the Award.  Such payment shall be made either in cash or by returning to the Company the number of Shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery.

XVII.      WITHHOLDING

Except as otherwise provided by the Committee,

A.
the Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

B.
in the case of any taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction.  All elections shall be made in writing and signed by the Participant.

XVIII.     EFFECTIVE DATE

This Plan shall become effective upon adoption by the Board, or, if later, upon the effective date of the Company’s and its Affiliates’ Chapter 11 Plan in Bankruptcy Case No. 11-11607 (SCC), pending in the United States Bankruptcy Court for the Southern District of New York, provided that the adoption of the Plan shall be subject to the approval of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulations, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, desires to submit the Plan to its stockholders for approval.

XIX.        REQUIRED FINANCIAL AND OTHER INFORMATION

To the extent the Committee determines that there are five hundred (500) or more Participants in this Plan and all similar plans, and that it desires to comply with the exemption set forth under Section 12(g) of the Exchange Act (Release No. 34-56887), the Committee shall provide each Participant every six (6) months with the risk and financial information so required thereunder, and in the manner so required, in order to comply with such exemption.

XX.         FOREIGN JURISDICTIONS

To the extent the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States of America, the Committee in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States of America.

XXI.        GOVERNING LAW

This Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

Adopted this _____ day of ____________, 2012.

EXHIBIT F

Newborn Settlement Agreement

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (this “Agreement”) is made and entered into on October __, 2012 by and between Samuel R. Newborn (“Employee”) and 4Kids Entertainment Licensing, Inc. (the “Employer”) and 4Kids Entertainment, Inc. (the “Company”), in their capacities as debtors and debtors in possession in the chapter 11 cases set forth below.  (Employee, Employer and the Company are sometimes collectively referred to as “the Parties”).

RECITALS

WHEREAS, the Company, Employer and certain affiliates are debtors and debtors in possession (collectively, the “Debtors”) in jointly administered chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) sub nom. In re: 4Kids  Entertainment, Inc., et al., 11-11607 (SCC) (collectively, the “Chapter 11 Case”);

WHEREAS, the Company, Employer and Employee are parties to that certain 4Kids Entertainment, Inc. Severance Agreement dated October 14, 2009 (as amended, the “Severance Agreement”), under the terms of which Employee asserts that he is currently entitled to receive certain benefits, including without limitation a payment in the sum of $1,000,000;

WHEREAS, the Parties have agreed that the Company and Employer shall terminate Employee’s employment without cause as of October 31, 2012, and that Employee shall render certain post-termination services to the Company and Employer on the terms and conditions below;

WHEREAS, the Debtors are the proponents of a proposed plan of reorganization and a proposed disclosure statement filed in the Chapter 11 Case on October 5, 2012 (as may be amended, modified or supplemented from time to time, the “Plan” and the “Disclosure Statement”); and

WHEREAS, the Parties wish to enter into this Agreement to resolve certain claims related to Employee’s termination and provide for certain post-termination services set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the Parties, the Parties hereby agree as follows:

1.             Employment Status.

(a)           The Company hereby notifies Employee that Employee’s employment by the Employer is being terminated without cause.  Employee’s last day of employment with the Employer is October 31, 2012 (the “Termination Date”). On the Termination Date, Employer shall pay Employee the Employee’s salary through the Termination Date, together with six (6) days accrued vacation pay.  Employee agrees that as of the Termination Date, he shall resign from all positions he holds as an employee, officer or director of the Company and any of its affiliates.

(b)           The Company shall continue to provide Employee with health insurance coverage for Employee (including health insurance coverage for such Employee’s spouse and dependents if such spouse and dependents were covered by the Company's health insurance coverage as of the date of hereof) for the Medical Coverage Period (as defined below), with Employee being deemed to be a continuing employee of Company during such Medical Coverage Period for purposes of qualification for coverage under the Company’s health insurance coverage. Upon expiration of said Medical Coverage Period, Employee shall be eligible to continue Employee's health insurance coverage pursuant to COBRA. For purposes of this Agreement, the Medical Coverage Period shall be defined as eighteen (18) months.  In the event that the Company cannot continue to provide Employee with health insurance coverage due to the terms of the Company’s health insurance plan, the Company shall reimburse Employee for the cost of health insurance coverage (whether such coverage is provided pursuant to COBRA or otherwise) for the Medical Coverage Period. The Company shall pay the same percentage of the premiums for such health insurance coverage for Employee (including health insurance coverage for Employee’s spouse and dependents if such spouse and dependents were covered by the Company' s health insurance coverage as of the date of the Triggering Event (as defined in the Severance Agreement)) as the Company is paying for its other employees during the applicable policy period during which health insurance coverage is continuing to be provided to Employee (and spouse and dependents, if applicable).

2.             Separation Claim.

  (a)            Separation Claim. The Company agrees that, upon the occurrence of the Effective Date (as defined in the Plan) (the “Plan Effective Date”), subject to approval of the Bankruptcy Court as set forth in paragraph 2(b) below, Employee shall have an Allowed Class 3 - General Unsecured Claim in the amount of Nine Hundred Twenty-Five Thousand Dollars ($925,000) (the “Separation Claim”). The Separation Claim shall be payable by the Reorganized Debtors (as defined in the Plan), as follows:  (i) $600,000 (the “Initial Payment”), shall be payable on the Plan Effective Date, and (ii) $325,000 (the “Additional Payment” and, together with the Initial Payment, the “Separation Payments”) shall be payable upon the earlier of completion of the Ongoing Projects (defined below) and March 1, 2013.

(b)           Court Approval.  The Parties acknowledge and agree that allowance and payment of the Separation Claim is subject to approval of the Bankruptcy Court as follows, and that the Company shall use reasonable best efforts to seek such approval.  The Company shall revise the Plan to add a provision seeking approval of this Agreement pursuant to Fed.R.Bankr.P. 9019 and section 1123(b)(3) of the Bankruptcy Code, and to make such conforming changes as may be required to the Disclosure Statement.

(c)           The Company and Employee acknowledge and agree that the payments made under paragraph 2(a) above are “wages” for purposes of FICA, FUTA and income tax withholding and such taxes shall be withheld from the Separation Payments made hereunder.  After the Termination Date, Employee will not be entitled to any further compensation, monies or benefits of any kind from the Employer, the Company or any of their respective affiliates except with regard to customary expense reimbursements or as otherwise specifically set forth in this Agreement.

(d)           Notwithstanding anything in this Agreement to the contrary, any payment to be  made by Company to Employee pursuant to this Agreement that is subject to the requirements of Section 409A of the Code, as amended (“Section 409A”), may only be made in a manner permitted by Section 409A of the Code.  To the extent that any payment to Employee under this Agreement is deemed to be subject to the requirements of Section 409A, this Agreement will be administered in compliance with the applicable requirements of Section 409A.  Notwithstanding anything herein to the contrary, if Employee is a “specified employee” within the meaning of Section 409A, then during the first six (6) months after Employee incurs a "separation from service", within the meaning of Section 409A, Employee shall be paid only the portion, if any, of the amounts otherwise due hereunder as will not subject Employee to additional taxes under Section 409A, and the amount not paid will accrue and be paid in a lump sum payment on the day that is six (6) months and one (1) day after such separation from service.  The parties intend that Employee will incur a separation from service no later than December 1, 2012.  Accordingly, notwithstanding anything in this Agreement to the contrary, in no event shall the Employee be required to render services after such date to an extent that would cause the Employee to be treated as if a separation from service had not occurred.

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3.             Post Termination Services.

(a)           During the period from November 1, 2012 through February 28, 2013 ("Post-Termination Period"), Employee agrees to render services (“Post-Termination Services”) to the Debtors and Reorganized Debtors in connection with the following matters (the “Ongoing Projects”):

(i)           Employee agrees to assist the Debtors and Reorganized Debtors, and their respective financial and legal advisors, with (1) achieving approval of the Disclosure Statement; (2) achieving confirmation of the Plan; (3) completion of any ancillary task or documents necessary to achieve the tasks set forth in clauses (1) and (2) of this paragraph; (4) resolving any disputed claims, whether filed prior to or after the date of this Agreement, and any litigation that may be pending or commenced in the future with respect to any claims in the Chapter 11 Case; and (5) prosecution of an objection to and resolution of the final fee claim asserted by BDO Capital Advisors, LLC.

(ii)           Employee also agrees to render services in connection with the tasks and projects as outlined on Exhibit A, which is attached hereto and deemed to be part of this Agreement.

(b)           Employee shall render the Post-Termination Services in a diligent and workmanlike manner.

(c)           As consideration for the Post-Termination Services, the Debtors or Reorganized Debtors, as applicable, shall pay Employee as follows: $25,000 shall be payable on the Agreement Effective Date; $25,000 shall be payable December 1, 2012; $25,000 shall be payable on January 1, 2013; and $25,000 shall be payable on February 1, 2013.

4.              New Business.  In addition to the Ongoing Projects, Employee shall continue to perform such additional legal services as may be agreed to from time to time with the Company or the Reorganized Debtors with respect to the ongoing operation of their business (the “New Business”).  For the avoidance of doubt, the New Business shall not include services related to the Ongoing Projects.  In consideration for Employee’s legal services related to the New Business, the Debtors or Reorganized Debtors shall provide Employee with a retainer in the amount of Ten Thousand Dollars ($10,000), payable beginning on January 1, 2013 for services to be rendered during the calendar year ending December 31, 2013.  Employee agrees to provide the Debtors or Reorganized Debtors with monthly invoices detailing his legal services performed in connection with the New Business hereunder.  Employee shall be compensated on an hourly rate for such additional services and such rate shall be fixed at $500 per hour, with such hourly fees to be charged against the retainer until such time as the retainer has been depleted.  Thereafter, he shall be paid for such services within thirty (30) days of the receipt of the applicable invoice.

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5.              Release.

(a)           As a material inducement for the Employer and the Company to enter into this Agreement, Employee, for Employee, Employee’s heirs, executors, administrators, trustees, legal representatives, successors and assigns hereby forever fully releases and discharges the Employer, the Company, the Debtors, the Reorganized Debtors and all of their respective estates, shareholders, officers, directors, employees, agents, representatives, attorneys, professionals, parents, affiliates, divisions and subsidiaries (hereinafter collectively referred to as the “Releasees”), from any and all claims, charges, demands, sums of money, actions, rights, causes of action, obligations and liabilities of any kind or nature whatsoever, at law or in equity, which Employee may have had, or now has, which are based upon any facts, acts, conduct, representations, contracts, claims, or matters of any kind or character existing at any time on or before the Agreement Effective Date (as hereinafter defined) and arising under or relating to Employee’s employment and the Chapter 11 Case, including, but not limited to:  (i) any claims or actions under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Employee Retirement Income Security Act, as amended, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Family and Medical Leave Act; (ii) any other claims of discrimination or retaliation in employment based on any federal, state or local law, including and without limitation the New York Human Rights Law and the New York City Administrative Code; (iii) any claim arising out of the terms and conditions of Employee’s employment with the Employer and/or the Company or the termination of such employment; (iv) any proofs of claim or scheduled claims filed or asserted on behalf of the Employee in the Chapter 11 Case; and (v) any other statutory claim, tort claim, employment or other contract or implied contract claim, including, without limitation, any claims under the Severance Agreement and claims under that certain Employment Agreement dated January 1, 2002 between Employee and the Employer, including any amendments thereto (the “Employment Agreement”); provided, however, that the foregoing shall not release (i) any claim that may arise for indemnification and/or contribution for Employee’s service as a director, officer or employee of the Debtors, whether under Employee’s Indemnification Agreement dated as of November 9, 2005 (as amended) or similar agreement or otherwise available under the Debtors’ corporate documents or applicable law, (ii) any claim against the Debtors’ D&O insurance policies (including any “Side A” or runoff coverage), or (iii) any obligations of the Debtors or Reorganized Debtors under the terms of this Agreement, including without limitation the payments contemplated by paragraph 2(a) above. For the avoidance of doubt, in the event that the Bankruptcy Court does not approve this Agreement as contemplated in paragraph 2(b) above or the Plan Effective Date does not occur, Employee shall be entitled to file and pursue a proof of claim against the Debtors’ estates, including for the full amount alleged due under the Severance Agreement, and the Debtors reserve all rights to contest any such proof of claim.

(c)           Employee specifically waives any right to become and/or remain and promises not to become and/or remain, a member of any class in a case in which any claim or claims are asserted against any of the Releasees involving any events occurring as of or prior to the Agreement Effective Date and arising under or relating to Employee’s employment or the Chapter 11 Case.  Further, Employee agrees, to the fullest extent permitted by law, not to participate in any investigation, proceeding, charge, complaint or claim (on Employee’s own behalf and/or on behalf of any other person or entity and/or on behalf of or as a member of any alleged class of persons) against the Releasees, based in whole or in part upon, or in any way connected with any action, omission, transaction or occurrence prior to and including the Agreement Effective Date.

(d)  Notwithstanding anything herein to the contrary, the Employee releases set forth in this paragraph 5 shall be effective upon the occurrence of the Plan Effective Date and subject to obtaining the approval of the Bankruptcy Court as set forth in paragraph 2(b) above.

6.             No Suit.  Employee represents that Employee has not filed or permitted to be filed against the Employer, the Company, or any of the Releasees, individually or collectively, any lawsuits, and Employee covenants and agrees that Employee will not do so at any time hereafter.  Employee will not voluntarily participate in any judicial proceeding of any nature or description against the Employer, the Company, or any of the Releasees, that in any way involves the allegations and facts that Employee could have raised against the Employer, the Company, or any of the Releasees, in any forum as of the date hereof.

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7.             Other Agreements.

(a)           Employee agrees to maintain confidentiality with respect to proprietary, confidential or secret information that Employee received or developed in the course of Employee’s employment with the Employer and/or the Company. The foregoing shall not prohibit disclosure (i) as may be ordered by any regulatory agency or court or as required by other lawful process, or (ii) as may be necessary for the prosecution of claims relating to the performance or enforcement of this Agreement. In the event Employee is requested to provide any of the information identified in this paragraph or otherwise relating to the Employer, the Company or Releasees to any court or government agency or to comply with a subpoena, court order, legal process or request for information, Employee shall promptly after Employee’s actual receipt of such court order or legal process, transmit a copy thereof to the Company, attention Chief Executive Officer, 4Kids Entertainment, Inc., 53 West 23rd Street, 11th Floor, New York, NY 10010, in order to provide the Company with the timely opportunity to assert its rights, if any, to non-disclosure prior to any response to the court order or legal process

(b)           Employee agrees that Employee will not make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written) that denigrates, disparages, damages, defames or otherwise adversely affects the reputation or business of the Employer, the Company, or any of the Releasees.

(c)           Employee agrees that Employee will not disclose to anyone any confidential information or trade secret of the Employer or the Company, or any client of the Employer or the Company.

(d)           Employee will cooperate with the Debtors and Reorganized Debtors and their counsel in connection with any investigation, administrative proceeding or litigation relating to any matter in which Employee was involved or of which Employee has knowledge as a result of Employee’s employment with the Employer and/or the Company, including, without limitation, any matters related to the Ongoing Projects; provided, however that after February 28, 2013, Employee shall be entitled to charge the Debtors or Reorganized Debtors for his time and his expenses in connection with such activities at the rate set forth in paragraph 4 above.

8.              Remedies.  If Employee breaches any of the provisions of this Agreement (and in addition to any other legal or equitable remedy it may have) and fails to cure such breach within ten (10) days after receipt by the Employee of a written notice of breach from the Debtors or Reorganized Debtors , the Debtors or Reorganized Debtors shall be entitled to cease making any payments under paragraphs 2(a)(ii) or 3(c) of this Agreement. Nothing herein shall affect any of Employee’s obligations under this Agreement, including, without limitation, Employee’s release of claims under paragraph 3.

9.              Acknowledgments.  Employee warrants and acknowledges that: (a) Employee is not releasing any claims that may arise after the Agreement Effective Date; (b) Employee has had the opportunity to consider the terms and provisions of this Agreement; (c) Employee has been advised to consult with an attorney of Employee’s own choosing prior to executing this Agreement; (d) Employee has carefully read this Agreement in its entirety and fully understands the significance of all of its terms and provisions; (e) Employee is signing this Agreement voluntarily and of Employee’s own free will and assents to all the terms and conditions contained herein; (f) Employee has not relied upon any representations, promises or agreements of any kind made to Employee in connection with Employee’s decision to accept this Agreement, except for those set forth in this Agreement; and (g) Employee has up to twenty-one (21) days from the date when Employee receives this Agreement to consider it, and Employee is electing to sign this Agreement on the date set forth above after what Employee considers to be a sufficient time to consider Employee’s options.

10.           Intellectual Property.  Employee agrees that all intellectual property rights (including copyright, trademark and patent rights) to any materials created by Employee in the course of Employee’s employment by the Employer and/or the Company and any ideas, proposals and plans invented or developed by Employee during the term of Employee’s  employment which relate directly or indirectly to the business of the Employer or the Company or any of its clients (collectively “Materials”) and the results and proceeds of Employee’s services for the Employer and the Company are considered  “works made for hire” as defined by the U.S. Copyright Law and as such, the Employer and the Company owns irrevocably throughout the universe in perpetuity all right, title and interest (including without limitation, all copyrights and other rights therein) in and to such Materials and to all of the results and proceeds of Employee’s services. To the extent that any of the Materials and/or the results and proceeds of Employee’s services are not deemed to be a “work made for hire” as defined by the U.S. Copyright Law, Employee hereby assigns to the Company all of Employee’s right, title and interest (including all copyrights) to such Materials and to the results and proceeds of Employee’s services.

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11.           No Admission.  Nothing herein shall be deemed to constitute an admission of wrongdoing by the Employer or the Company.  Neither this Agreement nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement.

12.           Return of Property.  Employee agrees to return to the Company, on or prior to the Termination Date, all of the Employer’s and the Company’s property, including without limitation, mailing lists, reports, files, memoranda, records, computer hardware, software, credit cards, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which Employee received or prepared or helped prepare in connection with Employee’s employment with the Employer and the Company.

13.           Successors and Assigns

  (a)             Company shall cause any successor to Company to expressly assume the obligations of Company under this Agreement and to perform the obligations under this Agreement in the same manner and to the same extent that Company would be required to perform such obligations if no such succession had taken place.

  (b)             This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties, including Employee. If Employee shall die after the date hereof, the Separation Payments payable in accordance with the terms of this Agreement shall be paid to the executor, personal representative or administrators of the Employee’s estate.

14.           Legal Expenses.

(a)           The Company agrees that Employee shall have an allowed administrative claim for purposes of section 503 of the Bankruptcy Code in the amount of the legal fees incurred by Employee in connection with the negotiation of this Agreement up to a maximum of $10,000, subject to receipt by the Debtors or Reorganized Debtors of a reasonably-detailed invoice.

(b)           In the event that any dispute arises under this Agreement with respect to the Separation Payments, Company will pay or reimburse Employee all legal fees and expenses incurred by Employee in seeking to obtain or enforce said Severance Payments.  Company shall be required to pay or provide such reimbursement to Employee pursuant to this paragraph 14 within thirty (30) days following the submission by Employee of invoices for such legal fees and expenses.

15.           Notices.  Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person, sent by overnight courier (e.g. Federal Express), telefaxed or emailed with a follow up copy by regular mail or sent by registered or certified mail, return receipt requested, in which case the notice shall be deemed effective on the date of deposit in the mails, postage prepaid, addressed to Employee at Employee's then current home address and, in the case of Company, addressed to Company at its offices located at the address set forth above.  Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms hereof.

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16.           Revocation.  This Agreement may be revoked by Employee within the period of seven (7) days after its execution, and this Agreement will not become effective or enforceable until such seven day period has expired without it having been revoked (such date to be referred to herein as the “Agreement Effective Date”).

17.           Miscellaneous.

(a)           This Agreement sets forth the entire agreement between the Parties and fully supersedes any and all prior negotiations, discussions, agreements or understandings between the Parties, including, without limitation, the Severance Agreement and the Employment Agreement.

(b)           This Agreement may not be changed, amended or modified, except by a writing signed by the party affected by such change, amendment or modification.

(c)           The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(d)           This Agreement will be governed by and construed in accordance with the laws of the State of New York without application of conflict of law provisions.

(e)           The Parties agree the Bankruptcy Court shall retain exclusive jurisdiction to consider any disputes that may arise concerning the interpretation or enforcement of this Agreement and the Parties submit to the core jurisdiction of the Bankruptcy Court for such purposes.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

4Kids Entertainment, Inc.		4Kids Entertainment Licensing, Inc
Debtor in Possession		Debtor in Possession

By:	/s/ Bruce Foster	By:	/s/ Bruce Foster
Its:	EVP/CFO	Its:	EVP/CFO

Accepted and Agreed:

By:	/s/ Samuel R. Newborn
Samuel R. Newborn

                                                                                     .
EXHIBIT A

ONGOING PROJECTS

Document production request in Upper Deck lawsuit served 10/18/12

Trademark items - Expiring 10/31/12:

European Community TM & SM Registration No. 002898245; ARTLIST COLLECTION: THE DOG; Artlist International, Inc.; Our Ref: LEIS1390EC

European Community TM & SM Registration No. 002898252; ARTLIST COLLECTION: THE CAT; Artlist International, Inc.; Our Ref: LEIS1400EC

Clients:

❖	Artlist:

o
Dog/Detexpol (bedding, towels, housewares licensee in Poland) – original amendments dated 3/15 were not signed by Artlist.  They were for renewals.  I have since spoken with Detexpol and Artlist.  Detexpol will increase their guarantee by 5K Euro for The Dog.  The Cat stays as is.  Artlist has approved to move forward by email today and will bring in signed paperwork.

o	Dog/ TCC (deal) – amendment pending with UK as of 4/24/12, as we had some questions TCC has not gotten back to us yet. Amendment is revising products, adding premiums, add additional MG ($5,000)

o	Max Licensing (subagent) – need an amendment as they want to add the bedding category to their current agreement – rec’d 5/30/12

o	Gifi (France retailer) – this is a direct deal to manufacture. As of Oct 2012 they would like to add Pet products to their contract. Need an amendment adding on12 new categories.

o	Sega (amusement plush) – Sega needed a longer lead time to sell in their plush – as of Oct 2012 they would like a 1year extension on their contract. Need an amendment to add on 1 year.

o	DeckDaq (online Facebook game) – DeckDaq is a new company working on collectible online Facebook games. Artlist would like to move forward with this agreement to promote The Dog online.

o
RPM Asia (manufacturing company based in HONG KONG) – This was discussed but needed to be processed from UK team.  RPM Asia proposes to manufacture a few select items for/with Artlist with business model of selling to licensee’s around the world.

❖	Dinosaur King

Canal J and Gulli TV) broadcast agreement (France, Andorra, Monaco, DOM-Tom, Belgium, Switzerland, Luxembourg, Mauritius) - term runs from October 2009- Sept 30, 2013.  Fee of 195K Euro collected.  Sega needs a deal memo and long form agreement.

Zen Media – broadcast agreement for Hungary.  Term runs May 2012-July 31, 2015.  Fee of $5,850 collected.  Long form agreement needed.

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EXHIBIT G

New Organizational Documents1

1
The attached agreements are in substantially final form.  The agreements will be finalized and executed in connection with the effectiveness of the Plan.  Redline versions of the agreements are included, where applicable, to show changes against the New Organizational Documents filed by the Debtors on October 19, 2012 [Docket No. 924].

EXHIBIT G-1

Proposed Certificate of Ownership and Merger (Clean)

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

4KIDS ENTERTAINMENT, INC., a New York corporation

WITH AND INTO

[______________________], a Delaware corporation

Pursuant to Section 253 of the
General Corporation Law of the State of Delaware

4Kids Entertainment, Inc., a New York corporation (“Parent”), does hereby certify to the following facts relating to the merger of Parent with and into [________________], a Delaware corporation (“Subsidiary”), with the Subsidiary remaining as the surviving corporation (the “Merger”):

FIRST: Parent was incorporated pursuant to the Business Corporation Law of the State of New York on April 28, 1970. Subsidiary was incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on December [__], 2012.

SECOND: Parent owns 100% of the outstanding shares of the capital stock of Subsidiary that, absent Section 253 of the DGCL, would be entitled to vote on the Merger.

THIRD: The board of directors of Parent (the “Board of Directors”), by the following resolutions, as a plan of merger, duly adopted on December [__], 2012, determined to merge Parent with and into Subsidiary pursuant to Section 253 of the DGCL:

WHEREAS, 4Kids Entertainment, Inc., a New York corporation (“Parent”), owns 100% of the outstanding shares of capital stock of [________________], a Delaware corporation (“Subsidiary”), that, absent Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), would be entitled to vote on the Merger (as defined below); and

WHEREAS, the board of directors of Parent (the “Board of Directors”) has deemed it advisable that Parent be merged with and into Subsidiary (the “Merger”) pursuant to Section 253 of the DGCL.

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, that Parent be merged with and into Subsidiary pursuant to Section 253 of the DGCL, with Subsidiary as the surviving corporation and upon consummation of which surviving corporation shall assume all of the obligations of Parent after giving effect to the Debtors’ Amended Joint Plan of Reorganization filed with the United States Bankruptcy Court for the Southern District of New York;

RESOLVED, that, by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock of Parent shall be converted into and shall automatically become one share of Common Stock of Subsidiary, as the surviving corporation, held by the person who was the holder of such share of Common Stock of Parent immediately prior to the Merger; provided, that, each holder of a stock certificate formerly representing shares of Common Stock of Parent shall not be entitled to any rights associated with the shares of stock represented thereby unless and until such holder surrenders such certificate to Subsidiary (or its transfer agent) for exchange for a certificate representing the shares of Subsidiary into which such shares were converted.  Until so surrendered, each stock certificate formerly representing shares of Parent shall be deemed at any time after the effective time of the Merger to represent only the right to receive, upon surrender, the number of shares of Common Stock of Subsidiary into which the shares formerly represented by such certificate were converted;

RESOLVED, that, by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of Subsidiary shall be canceled and no consideration shall be issued in respect thereof;

RESOLVED, that the name of surviving corporation be “[________________]”

RESOLVED, that the Certificate of Incorporation of Subsidiary as in effect immediately prior to the effective time of the Merger shall be the Certificate of Incorporation of the surviving corporation;

RESOLVED, that the proper officers of Parent be and they hereby are authorized, empowered and directed to make, execute and acknowledge, in the name and on behalf of Parent, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger; including, without limitation, making any filings in the State of New York; and

IT IS FURTHER RESOLVED, that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be 5:00 p.m. Eastern Time on December [__], 2012, and that, insofar as the DGCL shall govern the same, said time shall be the effective time of the Merger.

FOURTH: Subsidiary shall be the surviving corporation of the Merger and the name of surviving corporation shall be “[________________]”

FIFTH: The Certificate of Incorporation of Subsidiary as in effect immediately prior to the effective time of the Merger shall be the Certificate of Incorporation of the surviving corporation.

SIXTH: The proposed merger has been adopted, approved, certified, executed and acknowledged by Parent in accordance with the laws of the State of New York, under which such corporation was organized.

SEVENTH: Anything herein or elsewhere to the contrary notwithstanding, this Merger may be amended or terminated and abandoned by the Board of Directors of Parent at any time prior to the time that the Merger becomes effective.

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EIGHTH: This Certificate of Ownership and Merger is made and executed pursuant to Section 253 and 303 of the DGCL.  Provisions for making and filing this Certificate of Ownership and Merger are contained in the order entered on December [__], 2012 by the United States Bankruptcy Court for the Southern District of New York, confirming the Debtors’ Amended Joint Plan of Reorganization pursuant to chapter 11 of title 11 of the United States Code.

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Ownership and Merger to be duly executed as of this [__] day of December, 2012.

4KIDS ENTERTAINMENT, INC.

By:
Name:
Title:

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Proposed Certificate of Ownership and Merger (Redline)

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

4KIDS ENTERTAINMENT, INC., a New York corporation

WITH AND INTO

[______________________], a Delaware corporation

Pursuant to Section 253 of the
General Corporation Law of the State of Delaware

4Kids Entertainment, Inc., a New York corporation (“Parent”), does hereby certify to the following facts relating to the merger of Parent with and into [________________], a Delaware corporation (“Subsidiary”), with the Subsidiary remaining as the surviving corporation (the “Merger”):

FIRST: Parent was incorporated pursuant to the Business Corporation Law of the State of New York on April 28, 1970. Subsidiary was incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on December [__], 2012.

SECOND: Parent owns 100% of the outstanding shares of the capital stock of Subsidiary that, absent Section 253 of the DGCL, would be entitled to vote on the Merger.

THIRD: The board of directors of Parent (the “Board of Directors”), by the following resolutions, as a plan of merger, duly adopted on December [__], 2012, determined to merge Parent with and into Subsidiary pursuant to Section 253 of the DGCL:

WHEREAS, 4Kids Entertainment, Inc., a New York corporation (“Parent”), owns 100% of the outstanding shares of capital stock of [________________], a Delaware corporation (“Subsidiary”), that, absent Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), would be entitled to vote on the Merger (as defined below); and

WHEREAS, the board of directors of Parent (the “Board of Directors”) has deemed it advisable that Parent be merged with and into Subsidiary (the “Merger”) pursuant to Section 253 of the DGCL.

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, that Parent be merged with and into Subsidiary pursuant to Section 253 of the DGCL, with Subsidiary as the surviving corporation and upon consummation of which surviving corporation shall assume all of the obligations of Parent after giving effect to the Debtors’ Amended Joint Plan of Reorganization filed with the United States Bankruptcy Court for the Southern District of New York;

RESOLVED, that, by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock of Parent shall be converted into and shall automatically become one share of Common Stock of Subsidiary, as the surviving corporation, held by the person who was the holder of such share of Common Stock of Parent immediately prior to the Merger; provided, that, each holder of a stock certificate formerly representing shares of Common Stock of Parent shall not be entitled to any rights associated with the shares of stock represented thereby unless and until such holder surrenders such certificate to Subsidiary (or its transfer agent) for exchange for a certificate representing the shares of Subsidiary into which such shares were converted.  Until so surrendered, each stock certificate formerly representing shares of Parent shall be deemed at any time after the effective time of the Merger to represent only the right to receive, upon surrender, the number of shares of Common Stock of Subsidiary into which the shares formerly represented by such certificate were converted;

RESOLVED, that, by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of Subsidiary shall be canceled and no consideration shall be issued in respect thereof;

RESOLVED, that the name of surviving corporation be “[________________]”

RESOLVED, that the Certificate of Incorporation of Subsidiary as in effect immediately prior to the effective time of the Merger shall be the Certificate of Incorporation of the surviving corporation;

RESOLVED, that the proper officers of Parent be and they hereby are authorized, empowered and directed to make, execute and acknowledge, in the name and on behalf of Parent, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger; including, without limitation, making any filings in the State of New York; and

IT IS FURTHER RESOLVED, that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be ~~[~~5:00 p.m. Eastern Time on December [ ], 2012, and that, insofar as the DGCL shall govern the same, said time shall be the effective time of the Merger.

FOURTH: Subsidiary shall be the surviving corporation of the Merger and the name of surviving corporation shall be “[________________]”

FIFTH: The Certificate of Incorporation of Subsidiary as in effect immediately prior to the effective time of the Merger shall be the Certificate of Incorporation of the surviving corporation.

SIXTH: The proposed merger has been adopted, approved, certified, executed and acknowledged by Parent in accordance with the laws of the State of New York, under which such corporation was organized.

SEVENTH: Anything herein or elsewhere to the contrary notwithstanding, this Merger may be amended or terminated and abandoned by the Board of Directors of Parent at any time prior to the time that the Merger becomes effective.

EIGHTH: This Certificate of Ownership and Merger is made and executed pursuant to Section 253 and 303 of the DGCL.  Provisions for making and filing this Certificate of Ownership and Merger are contained in the order entered on December [__], 2012 by the United States Bankruptcy Court for the Southern District of New York, confirming the Debtors’ Amended Joint Plan of Reorganization pursuant to chapter 11 of title 11 of the United States Code.

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Ownership and Merger to be duly executed as of this [__] day of December, 2012.

4KIDS ENTERTAINMENT, INC.

By:
Name:
Title:

EXHIBIT G-2

Proposed Certificate of Merger (Clean)

CERTIFICATE OF MERGER

OF

4KIDS ENTERTAINMENT, INC.

INTO

[_____________________]

UNDER SECTION 907 OF THE BUSINESS CORPORATION LAW

It is hereby certified, upon behalf of each of the constituent corporation herein named, as follows:

FIRST: 4Kids Entertainment, Inc. (“4Kids NY”) (formed under the name of American Leisure Industries, Inc.), a corporation organized and existing under the laws of the State of New York, shall be merged into [_____________] (“Subsidiary”), a corporation organized and existing under the laws of the State of Delaware, which shall, upon the merger, be the surviving corporation.

SECOND: The name of the surviving corporation shall be [_____________], a Delaware corporation.

THIRD: As to 4Kids NY, the designation and number of outstanding shares of each class and series are [_________] shares of Common Stock, $.01 par value per share, and no shares of Preferred Stock, $.01 par value per share. As to Subsidiary, the designation and number of outstanding shares of each class and series are 100 share of Common Stock, $.01 par value per share, and no shares of Preferred Stock, $.01 par value per share. Immediately prior to the merger, 4Kids NY owned 100% of the outstanding shares of the capital stock of Subsidiary and Subsidiary did not own any share of 4Kids NY.

FOURTH: Upon surrender of the certificates for 4Kids NY, each then outstanding share of Common Stock of 4Kids NY shall be converted into and shall automatically become one share of Common Stock of the surviving corporation, held by the person who was the holder of such share of Common Stock of 4Kids NY immediately prior to the merger; provided, that, each holder of a stock certificate formerly representing shares of Common Stock of 4Kids NY shall not be entitled to any rights associated with the shares of stock represented thereby unless and until such holder surrenders such certificate to Subsidiary (or its transfer agent) for exchange for a certificate representing the shares of Subsidiary into which such shares were converted.  Until so surrendered, each stock certificate formerly representing shares of 4Kids NY shall be deemed at any time after the effective time of the Merger to represent only the right to receive, upon surrender, the applicable number of shares of Common Stock of Subsidiary into which the shares formerly represented by such certificate were converted.  By virtue of the merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of Subsidiary owned by 4Kids NY shall be canceled and no consideration shall be issued in respect thereof.

FIFTH: The Certificate of Incorporation of Subsidiary as in effect immediately prior to the effective time of the Merger shall be the Certificate of Incorporation of the surviving corporation.

SIXTH:  The merger complies with the applicable provisions of the laws of the State of Delaware under which Subsidiary was incorporated, and this merger is permitted by such laws.

SEVENTH: The board of directors of 4Kids NY has duly adopted a plan of merger setting forth the terms and conditions of the merger.

EITHTH: The proposed merger has been confirmed by the order entered on December [__], 2012 by the United States Bankruptcy Court for the Southern District of New York (the “Order”) in the voluntary petitions for relief filed by 4Kids NY and its U.S. wholly owned subsidiaries under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), confirming the Debors’ Amended Joint Plan of Reorganization pursuant to the Bankruptcy Code (the “Plan”).  Provision for this Certificate of Merger is contained in the Plan confirmed by the Order.

NINTH: The jurisdiction of incorporation of Subsidiary is the State of Delaware and date of incorporation of Subsidiary was December [__], 2012. The surviving corporation has not filed an application for authority to do business in the State of New York by the Department of State and acknowledges that it is not to do business in the State of New York until an application for such authority shall have been filed by the Department of State.

TENTH: The Certificate of Incorporation of 4Kids NY was filed by the Department of State on April 28, 1970.

ELEVENTH: The surviving corporation agrees that, after giving effect to the Plan, it may be served with process in the State of New York in any action or proceeding for the enforcement of any liability or obligation of any constituent corporation previously amenable to suit in New York, and for the enforcement, as provided in the Business Corporation Law, of the right of stockholders of 4Kids NY to receive payment for their shares against the surviving corporation.

TWELFTH: The surviving corporation agrees that, subject to the provisions of Section 623 of the Business Corporation Law, it will promptly pay to the stockholders of 4Kids NY the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law relating to the right of stockholders to receive payment for their shares.

THIRTEENTH: The surviving corporation hereby designates the Secretary of State of New York as its agent upon whom process against it may be served in the manner set forth in paragraph (b) of Section 306 of the Business Corporation Law, in any action or special proceeding and the Secretary of State may mail a copy of any process against it served upon him to 4Kids Entertainment, Inc., 53 West 23rd Street, New York, New York 10010.

FOURTEENTH: Each of the constituent corporations hereby certifies that all fees and taxes (including penalties and interest) administered by the Department of Taxation and Finance which are then due and payable by 4Kids NY have been paid and that a cessation franchise tax report through the anticipated date of the merger has been filed by 4Kids NY.

FIFTEENTH: The surviving corporation hereby agrees that within thirty days after the filing of the Certificate of Merger the surviving corporation will file the cessation franchise tax report, if an estimated report was previously filed, and promptly pay to the Department of Taxation and Finance all fees and taxes (including penalties and interest), if any, due to the Department of Taxation and Finance by 4Kids NY.

IN WITNESS WHEREOF, the undersigned constituent corporations have caused this Certificate of Merger to be duly executed as of this [__] day of December, 2012.

4KIDS ENTERTAINMENT, INC., a New York corporation

By:
Name:
Title:

[________________________], a Delaware corporation

By:
Name:
Title:

Proposed Certificate of Merger (Redline)

CERTIFICATE OF MERGER

OF

4KIDS ENTERTAINMENT, INC.

INTO

[_____________________]

UNDER SECTION 907 OF THE BUSINESS CORPORATION LAW

It is hereby certified, upon behalf of each of the constituent corporation herein named, as follows:

FIRST: 4Kids Entertainment, Inc. (“4Kids NY”) (formed under the name of American Leisure Industries, Inc.), a corporation organized and existing under the laws of the State of New York, shall be merged into [_____________] (“Subsidiary”), a corporation organized and existing under the laws of the State of Delaware, which shall, upon the merger, be the surviving corporation.

SECOND: The name of the surviving corporation shall be [_____________], a Delaware corporation.

THIRD: As to 4Kids NY, the designation and number of outstanding shares of each class and series are [_________] shares of Common Stock, $.01 par value per share, and no shares of Preferred Stock, $.01 par value per share. As to Subsidiary, the designation and number of outstanding shares of each class and series are 100 share of Common Stock, $.01 par value per share, and no shares of Preferred Stock, $.01 par value per share. Immediately prior to the merger, 4Kids NY owned 100% of the outstanding shares of the capital stock of Subsidiary and Subsidiary did not own any share of 4Kids NY.

FOURTH: Upon surrender of the certificates for 4Kids NY, each then outstanding share of Common Stock of 4Kids NY shall be converted into and shall automatically become one share of Common Stock of the surviving corporation, held by the person who was the holder of such share of Common Stock of 4Kids NY immediately prior to the merger; provided, that, each holder of a stock certificate formerly representing shares of Common Stock of 4Kids NY shall not be entitled to any rights associated with the shares of stock represented thereby unless and until such holder surrenders such certificate to Subsidiary (or its transfer agent) for exchange for a certificate representing the shares of Subsidiary into which such shares were converted.  Until so surrendered, each stock certificate formerly representing shares of 4Kids NY shall be deemed at any time after the effective time of the Merger to represent only the right to receive, upon surrender, the applicable number of shares of Common Stock of Subsidiary into which the shares formerly represented by such certificate were converted.  By virtue of the merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of Subsidiary owned by 4Kids NY shall be canceled and no consideration shall be issued in respect thereof.

FIFTH: The Certificate of Incorporation of Subsidiary as in effect immediately prior to the effective time of the Merger shall be the Certificate of Incorporation of the surviving corporation.

SIXTH:  The merger complies with the applicable provisions of the laws of the State of Delaware under which Subsidiary was incorporated, and this merger is permitted by such laws.

SEVENTH: The board of directors of 4Kids NY has duly adopted a plan of merger setting forth the terms and conditions of the merger.

EITHTH: The proposed merger has been confirmed by the order entered on December [__], 2012 by the United States Bankruptcy Court for the Southern District of New York (the “Order”) in the voluntary petitions for relief filed by 4Kids NY and its U.S. wholly owned subsidiaries under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), confirming the Debors’ Amended Joint Plan of Reorganization pursuant to the Bankruptcy Code (the “Plan”).  Provision for this Certificate of Merger is contained in the Plan confirmed by the Order.

NINTH: The jurisdiction of incorporation of Subsidiary is the State of Delaware and date of incorporation of Subsidiary was December [__], 2012. The surviving corporation has not filed an application for authority to do business in the State of New York by the Department of State and acknowledges that it is not to do business in the State of New York until an application for such authority shall have been filed by the Department of State.

TENTH: The Certificate of Incorporation of 4Kids NY was filed by the Department of State on April 28, 1970.

ELEVENTH: The surviving corporation agrees that, after giving effect to the Plan, it may be served with process in the State of New York in any action or proceeding for the enforcement of any liability or obligation of any constituent corporation previously amenable to suit in New York, and for the enforcement, as provided in the Business Corporation Law, of the right of stockholders of 4Kids NY to receive payment for their shares against the surviving corporation.

TWELFTH: The surviving corporation agrees that, subject to the provisions of Section 623 of the Business Corporation Law, it will promptly pay to the stockholders of 4Kids NY the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law relating to the right of stockholders to receive payment for their shares.

THIRTEENTH: The surviving corporation hereby designates the Secretary of State of New York as its agent upon whom process against it may be served in the manner set forth in paragraph (b) of Section 306 of the Business Corporation Law, in any action or special proceeding and the Secretary of State may mail a copy of any process against it served upon him to 4Kids Entertainment, Inc., 53 West 23rd Street, New York, New York 10010.

FOURTEENTH: Each of the constituent corporations hereby certifies that all fees and taxes (including penalties and interest) administered by the Department of Taxation and Finance which are then due and payable by 4Kids NY have been paid and that a cessation franchise tax report through the anticipated date of the merger has been filed by 4Kids NY.

FIFTEENTH: The surviving corporation hereby agrees that within thirty days after the filing of the Certificate of Merger the surviving corporation will file the cessation franchise tax report, if an estimated report was previously filed, and promptly pay to the Department of Taxation and Finance all fees and taxes (including penalties and interest), if any, due to the Department of Taxation and Finance by 4Kids NY.

IN WITNESS WHEREOF, the undersigned constituent corporations have caused this Certificate of Merger to be duly executed as of this [__] day of December, 2012.

4KIDS ENTERTAINMENT, INC., a New York corporation

By:
Name:
Title:

[________________________], a Delaware corporation
Name:
Title:

EXHIBIT G-3

Proposed Certificate of Incorporation (Clean)

CERTIFICATE OF INCORPORATION

OF

[________________]

FIRST: The name of the corporation (the "Corporation") is [________________].

SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

FOURTH: The total number of shares which the Corporation shall have authority to issue is forty-three million (43,000,000) shares, consisting of forty million (40,000,000) shares of Common Stock, $.01 par value per share (the "Common Stock") and three million (3,000,000) shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").  The Preferred Stock shall be issuable in one or more series in such designations, relative rights and limitations as may be fixed from time to time by the Board of Directors of the Corporation (the "Board of Directors"). The powers, designations, preferences and relative, participating, optional and other special rights of the Preferred Stock (unless otherwise fixed by the Board of Directors) and the Common Stock, and the qualifications, limitations and restrictions thereof, are as follows:

1.           The shares of Preferred Stock may be divided into and issued in one or more series, and each series shall be so designated so as to distinguish the shares thereof from the shares of all other series. All shares of Preferred Stock shall be identical except in respect of particulars which may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors. Each share of a series shall be identical in all respects with all other shares of such series, except as to the date from which dividends thereon shall be cumulative on any series as to which dividends are cumulative. Shares of Preferred Stock of any series which have been retired in any manner, including shares redeemed or reacquired by the Corporation and shares which have been converted into or exchanged for shares of any other class, or any series of the same or any other class, shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as shares of the series of which they were originally a part, or any other series.

2.           Before any shares of Preferred Stock of any series shall be issued, the Board of Directors, pursuant to authority hereby expressly vested in it, shall fix by resolution or resolutions the following provisions in respect of the shares of each such series so far as the same are not inconsistent with the provisions of this Article Fourth applicable to all series of Preferred Stock:

(a)           the distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased (or decreased except where otherwise provided by the Board of Directors in creating such series) from time to time by like action of the Board of Directors;

(b)           the annual rate or amount of dividends payable on shares of such series, whether such dividends shall be cumulative or non-cumulative, the conditions upon which and/or the dates when such dividends shall be payable and the date from which dividends on cumulative series shall accrue and be cumulative on all shares of such series issued prior to the payment date for the first dividend of such series;

(c)           whether such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of such series shall be redeemed;

(d)           the amount and priority payable on shares of such series in the event of liquidation, dissolution or winding up of the affairs of the Corporation;

(e)           whether such series shall be convertible into or exchangeable for shares of any other class, and, if so, the terms and conditions thereof, including the date or dates when such shares shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

(f)           whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of such voting rights; and

(g)           any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof.

3.           (a) So long as any shares of Preferred Stock of any series shall be outstanding, the Corporation will not declare or pay any dividends on the Common Stock (other than dividends payable solely in shares of Common Stock) or make any distributions of any kind, either directly or indirectly, in respect of shares of Common Stock, or make any payment on account of the purchase, redemption or other acquisition of Common Stock, unless on the payment, distribution or redemption date, as the case may be, all dividends on the then outstanding shares of Preferred Stock of all series for all past dividend periods shall have been paid to the full extent of the preference, if any, to which each series of Preferred Stock is then entitled.

(b)           When dividends shall have been paid (or declared and set aside for payment) on the Preferred Stock to the full extent of the preference, if any, to which the Preferred Stock is entitled, dividends on the remaining class or classes of stock may then be paid out of the funds of the Corporation which are legally available therefor.

(c)           Subject to the limitations prescribed in this Article Fourth and any further limitations which may from time to time be prescribed by the Board of Directors in accordance herewith, the holders of Common Stock shall be entitled to receive dividends on the Common Stock, when, as and if declared by the Board of Directors, out of the funds of the Corporation which are legally available therefor.

4.           The authorized but unissued shares of Common Stock and the authorized but unissued shares of Preferred Stock may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors.

5.           Notwithstanding anything to the contrary herein, the Corporation shall in no event issue any non-voting equity securities in violation of chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"); provided, however, that the foregoing prohibition (i) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such Section 1123(a)(6) of the Bankruptcy Code is in effect and (iii) may be amended or eliminated in accordance with applicable law. The prohibition on the issuance of nonvoting equity securities is included in this Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code.

FIFTH: The Corporation shall have perpetual existence.

SIXTH: The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.  The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation.  No decrease in the number of directors shall have the effect of shortening the term of any incumbent directors.  The election of directors of the Corporation need not be by written ballot unless the By-Laws of the Corporation so provide.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the By-Laws of the Corporation without prejudice to or limitation of the like statutory power and authority of the stockholders. Any By-Laws adopted by the Board of Directors shall be subject to amendment or repeal by the stockholders.

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (as such provision is hereafter amended or modified or any successor provision thereto) of the DGCL, (iv) for any transaction from which the director derived any improper personal benefit, or (v) to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal. The Corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other enterprise at the request of the Corporation.

NINTH: In order to reduce the risk of losing any Tax Benefits (as such term is hereinafter defined), the restrictions set forth below shall apply for the period beginning on the Effective Date (as such term is hereinafter defined) and ending on the Restriction Release Date (as such term is hereinafter defined), unless the Restriction Release Date is accelerated or extended in accordance with this Article Ninth.

1.           Certain Definitions. For purpose of this Article Ninth, in addition to the other terms defined in this Certificate of Incorporation, the following terms shall have the following meanings:

"Acquire" or "Acquisition" and similar terms means the acquisition of record, legal, beneficial or any other direct or indirect ownership of Corporation Securities by any means, including, without limitation, (a) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Corporation Securities, or (b) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic consequences of ownership of Corporation Securities, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered an owner of Corporation Securities under the direct, indirect or constructive ownership rules of Section 382 of the Code (as such provision is hereafter amended or modified or any successor provision thereto).

"Business Day" means any day, other than a Saturday, Sunday or day on which banks located in New York City, New York, are authorized or required by law to close.

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Corporation Securities" means (a) shares of Common Stock of the Corporation, (b) shares of Preferred Stock of any class or series of Preferred Stock of the Corporation, (c) warrants, rights or options (including within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)) (as such provision is hereafter amended or modified or any successor provision thereto) to purchase other Corporation Securities, and (d) any other interests that would be treated as "stock" of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18) (as such provision is hereafter amended or modified or any successor provision thereto).

"Effective Date" means the date of filing of this Certificate of Incorporation first containing this Article Ninth.

"Five Percent Shareholder" means a Person that is identified as a "5-percent shareholder" of Corporation Securities pursuant to Treasury Regulation Section 1.382-2T(g)(1) (as such provision is hereafter amended or modified or any successor provision thereto). For the purposes of determining the existence and identity of, and the amount of Corporation Securities owned by, any Five Percent Shareholder, the Corporation is entitled to rely on (a) the existence and absence of filings of Schedules 13D or 13G under the Securities Exchange Act of 1934, as amended (or any similar schedules), as of any date, and (b) its actual knowledge of the ownership of Corporation Securities.

"Percentage Stock Ownership" and means the percentage stock ownership in the Corporation of any Person for purposes of Section 382 of the Code as determined in accordance with Treasury Regulation Section 1.382-2T(f)(24), (g), (h), (j) and (k) (as such provision is hereafter amended or modified or any successor provision thereto), including any ownership by application of constructive ownership rules.

"Person" means any individual, firm, corporation, business trust, joint stock company, partnership, trust, limited liability company, limited partnership, governmental or other entity, or any group of Persons making a "coordinated acquisition" of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1) (as such provision is hereafter amended or modified or any successor provision thereto), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a public group (defined in Treasury Regulation Section 1.382-2T(f)(13), as such provision is hereafter amended or modified or any successor provision thereto).

"Prohibited Transfer" means any Transfer or purported Transfer to the extent that such Transfer is prohibited and/or void under this Article Ninth.

"Restriction Release Date" means the earlier of (i) the close of business on the date that is the third anniversary of the Effective Date, subject to extension in accordance with Section 2(b) of this Article Ninth, (ii) the close of business on the date that the Board of Directors determines in good faith that the transfer restrictions herein are not in the best interests of the Corporation and its stockholders, (iii) the close of business on the day on which the Board of Directors determines in good faith that no Tax Benefits may be carried forward, (iii) the repeal of Section 382 of the Code (without any successor or replacement provision or section thereto being enacted) or any successor or replacement statute attributable to the Tax Benefits or (iv) such date as the Board of Directors shall in good faith fix in accordance with this Article Ninth.

"Restricted Holder" means a Person that (a) is a Five Percent Shareholder and Acquires or proposes to Acquire Corporation Securities, or (b) is proposing to Acquire Corporation Securities, and following such Acquisition or proposed Acquisition of Corporation Securities, would be a Five Percent Shareholder.

"Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any recognized built-in loss deduction attributable to a "net unrealized built-in loss" within the meaning of Section 382 of the Code (as such provision is hereafter amended or modified or any successor provision thereto), of the Corporation or any of its direct or indirect subsidiaries.

"Transfer" means any direct or indirect Acquisition, sale, transfer, assignment, issuance, grant, conveyance, pledge or other disposition in any manner whatsoever, whether voluntary or involuntary, by operation of law or otherwise, or any attempt to do any of the foregoing. A Transfer shall also include the creation or grant of an option (including within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)) (as such provision is hereafter amended or modified or any successor provision thereto).  A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation (a) to any "direct public group" with respect to the Corporation, as that term is defined in Treasury Regulation Section 1.382-2T(j)(2)(ii) (as such provision is hereafter amended or modified or any successor provision thereto) or (b) in connection with the merger of 4Kids Entertainment, Inc. a New York corporation, with and into the Corporation. Any Transfer shall also take into account Treasury Regulation Section 1.382-2T(k)(4) (as such provision is hereafter amended or modified or any successor provision thereto).

"Treasury Regulation" means a Treasury Regulation promulgated under the Code and any successor regulations.

2.           Restrictions on Transfer. Unless the Board of Directors has authorized such Transfer in accordance with Section 3 of this Article Ninth:

(a)           Any Transfer or attempted Transfer from and after the Effective Date and prior to the Restriction Release Date and any Transfer or attempted Transfer pursuant to an agreement entered into from and after the Effective Date and prior to the Restriction Release Date shall be prohibited and void ab initio, to the extent that after giving effect to such purported Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person shall become a Five Percent Shareholder, or (ii) the Percentage Stock Ownership interest in the Corporation of any Person that is a Five Percent Shareholder shall be increased. The prior sentence is not intended to prevent Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in Corporation Securities entered into through the facilities of a national securities exchange or any national securities quotation system; provided, that if the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer.

(b)           The Restriction Release Date shall be extended for one (1) additional two (2) year term if and when the Board of Directors determines in good faith, by a resolution adopted not more than three (3) months prior to the then scheduled Restriction Release Date, that the extension of the transfer restrictions provided in Section 2(a) of this Article Ninth is reasonably necessary in order to preserve the Tax Benefits and would be in the best interests of the Corporation and its stockholders.

3.           Exceptions.

(a)           The restrictions contained in this Article Ninth are for the purposes of reducing the risk that any "ownership change" (as defined in the Code) of Corporation Securities may limit the Corporation's ability to utilize its Tax Benefits.  In connection therewith, and to provide for effective policing of these provisions, a Restricted Holder who proposes to Acquire Corporation Securities shall, prior to the date of the proposed Acquisition, request in writing (a "Request") that the Board of Directors review the proposed Acquisition and authorize or not authorize the proposed Acquisition in accordance with this Section 3(a) of Article Ninth.  A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation's principal executive office, or telecopied to the Corporation's telecopier number at its principal executive office.

 Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation.  A Request shall include (i) the name, address and telephone number of the Restricted Holder, (ii) a description of the Restricted Holder's existing direct and indirect ownership of Corporation Securities, (iii) a description of the Corporation Securities that the Restricted Holder proposes to Acquire, (iv) the date on which the proposed Acquisition is expected to take place (or, if the Acquisition is proposed to be made by a Five Percent Shareholder in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect), (v) the name of the proposed transferor (or acquiror, if known), of Corporation Securities that the Restricted Holder proposes to Acquire (or, if the Acquisition is proposed to be made by a Five Percent Shareholder in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect), (vi) a reasonably detailed description of the Acquisition and (vii) a request that the Board of Directors authorize, if appropriate, the Acquisition pursuant to this Section 3(a) of Article Ninth.  The Board of Directors may authorize an Acquisition by a Restricted Holder, if it determines, in its sole discretion, that, such Acquisition will not be likely to directly or indirectly limit or impair the ability of the Corporation to utilize the Tax Benefits or is otherwise in the best interests of the Corporation and its stockholders.  Any determination by the Board of Directors not to authorize a proposed Acquisition by a Restricted Holder shall cause such proposed Acquisition to be deemed a Prohibited Transfer.  The Board of Directors may, in its sole discretion, impose any conditions that it deems reasonable and appropriate in connection with authorizing any such Acquisition by a Restricted Holder (including restrictions on the ability of the Restricted Holder to subsequently Transfer Corporation Securities acquired through any such authorized Acquisition).  In addition, the Board of Directors may, in its sole discretion, require such representations from or agreements of the Restricted Holder or such opinions of counsel to be rendered by counsel selected by the Board of Directors, in each case, as to such matters as the Board of Directors may determine.  Any Restricted Holder who makes a Request to the Board of Directors shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Acquisition of Corporation Securities, including, without limitation, the Corporation's costs and expenses incurred in determining whether to authorize the proposed Acquisition, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Board of Directors to advise the Board of Directors or deliver an opinion thereto.  Any failure by the Board of Directors to respond to a Request by the date set forth in the Request for the proposed Acquisition shall constitute a decision not to authorize the purported Acquisition.

(b)           Notwithstanding anything herein to the contrary, the Board of Directors may waive any of the restrictions contained in Section 2 of this Article Ninth: (i) in the event of a tender or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended, to acquire stock constituting more than fifty percent in value of the outstanding Common Stock of the Corporation, so long as such waiver shall apply to all Transfers pursuant to such tender or exchange offer; (ii) in connection with any Transfers of stock in connection with underwritten offerings of such stock; (iii) in connection with any investment in or acquisition of a business or any business combination involving the Corporation or any subsidiary of the Corporation; and (iv) in any other instance in which the Board of Directors reasonably and in good faith determines that a waiver would be in the best interests of the Corporation and its stockholders.

4.           Treatment of Excess Securities.

(a)           No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities"). The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities or to receive dividends or distributions, whether liquidating or otherwise, in respect thereof and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 4(c) of this Article Ninth or until authorization is obtained under Section 3(a) of this Article Ninth. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities unless subsequent to such Transfer the Corporation Securities are Transferred in a Prohibited Transfer.

(b)           The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement Article Ninth, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by Section 2 of this Article Ninth as a condition to registering any Transfer.

(c)           If the Board of Directors determines that a Prohibited Transfer has been recorded by an agent or employee of the Corporation notwithstanding the prohibition in Section 4(a) of this Article Ninth, such recording and the Prohibited Transfer shall be void ab initio and have no legal effect and, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (the "Prohibited Distributions"), to an agent designated by the Board of Directors (the "Agent").  In the event of an attempted Prohibited Transfer involving the purchase or Acquisition of Corporation Securities in violation of this Article Ninth by a Restricted Holder, the Agent shall thereupon sell to a buyer or buyers, which may include the Corporation or the purported transferor, the Excess Securities Transferred to it in one or more arm's-length transactions (including over a national securities exchange or national securities quotation system on which Corporation Securities may be traded);

provided, however, that any such sale must not constitute a Prohibited Transfer and provided further, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for Corporation Securities, would adversely affect the value of Corporation Securities or otherwise would be in violation of applicable securities laws. If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 4(d) of this Article Ninth if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

(d)           The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or in the case of any Prohibited Transfer, in whole or in part, by gift, devise or inheritance or any other Prohibited Transfer without consideration, the fair market value, calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Transfer), and (iii) third, any remaining amounts shall be paid to the original transferor, or, if the original transferor cannot be readily identified, to one or more entities designated by the Board of Directors that qualify under Section 501(c)(3) of the Code (as such provision is hereafter amended or modified or any successor provision thereto), contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code (as such provisions are hereafter amended or modified or any successor provision thereto). The recourse of any Purported Transferee with respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (ii) of this Section 4(d) of this Article Ninth.  Except as may be required by law, in no event shall the proceeds of any sale of Excess Securities pursuant to this Article Ninth inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

(e)           In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law, including DGCL ("Securities," and individually, a "Security") but which would cause a Five Percent Shareholder to violate a restriction on Transfers provided for in this Article Ninth, the application of Section 4(c) and Section 4(d) of this Article Ninth shall be modified as described in this Section 4(e).

In such case, no such Five Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five Percent Shareholder, following such disposition, not to be in violation of this Article Ninth. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Section 4(c) and Section 4(d) of this Article Ninth, except that the maximum aggregate amount payable either to such Five Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five Percent Shareholder or such other Person. The purpose of this Section 4(e) is to extend the restrictions in Section 2 and Section 4(c) to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and this Section 4(e), along with the other provisions of this Article Ninth, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(f)           If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to this Section 4 of this Article Ninth, then the Corporation may take such actions as it deems necessary to enforce the provisions hereof, including the institution of legal proceedings to compel such surrender.

(g)           If any Person shall knowingly violate, or knowingly cause any other Person controlled by or under common control with such Person (a "Controlled Person") to violate this Article Ninth, then that Person and such Controlled Person shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation's ability to utilize its Tax Benefits and attorneys' and auditors' fees incurred in connection with such violation.

5.           Legend and Notations.

(a)           All certificates reflecting Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a legend in the following form:

THE CERTIFICATE OF INCORPORATION (THE "CERTIFICATE OF INCORPORATION"), OF [________________] (THE "CORPORATION") CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION IF SUCH TRANSFER WOULD CAUSE (I) THE TRANSFEREE TO BECOME A FIVE PERCENT SHAREHOLDER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION), OR (II) CAUSE THE PERCENTAGE STOCK OWNERSHIP (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF A FIVE PERCENT SHAREHOLDER TO  INCREASE.

 IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION'S AGENT. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.

(b)           The Corporation shall have the power to make appropriate notations upon its stock transfer records and to instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article Ninth for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system.

6.           Board Determination.

(a)           Nothing contained in this Article Ninth shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to preserve the Tax Benefits.  The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article Ninth, including, without limitation, determining (i) the identification of Five Percent Shareholders and Restricted Holders, (ii) whether a Transfer or proposed Transfer is a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any Five Percent Shareholders and Restricted Holders, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee, (vi) the interpretation of the provisions of this Article Ninth, and (vii) any other matters which the Board of Directors deems relevant and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Ninth.

(b)           Without limiting the generality of the foregoing, in the event of a change in law making the following action necessary or desirable, the Board of Directors may, by adopting a written resolution, accelerate the Restriction Release Date; provided, however, that the Board of Directors shall not cause there to be such acceleration unless it determines, by adopting a written resolution, that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits.  Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(c)           In the case of an ambiguity in the application of any of the provisions of this Article Ninth, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

 In the event that this Article Ninth requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article Ninth. All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article Ninth. The Board of Directors may delegate all or any portion of its duties and powers under this Article Ninth to a committee of the Board of Directors as it deems advisable or necessary and, to the fullest extent permitted by law, may exercise the authority granted by this Article Ninth through duly authorized officers or agents of the Corporation.  Nothing in this Article Ninth shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(d)           To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer and the corporate controller of the Corporation and of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers and other employees and agents in making the determinations and findings contemplated by this Article Ninth. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith.

7.           Benefits of Article Ninth. Nothing contained in this Article Ninth shall be construed to give any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article Ninth. This Article Ninth shall be for the sole and exclusive benefit of the Corporation and the Agent.

8.           Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent provided under this Article Ninth, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification, or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

9.           Severability. If any provision of this Article Ninth or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article Ninth.

TENTH: No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

ELEVENTH: The name and mailing address of the incorporator are as follows:

Name: 4Kids Entertainment, Inc.

Mailing Address: 53 West 23rd Street, New York, New York 10010

The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, and does certify that the facts herein stated are true, and has caused this Certificate of Incorporation to be duly executed as of this [__] day of December, 2012.

4Kids Entertainment, Inc.
Incorporator

By:
Name:
Title:

Proposed Certificate of Incorporation (Redline)

CERTIFICATE OF INCORPORATION

OF

[________________]

FIRST: The name of the corporation (the "Corporation") is [________________].

SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

FOURTH: The total number of shares which the Corporation shall have authority to issue is forty-three million (43,000,000) shares, consisting of forty million (40,000,000) shares of Common Stock, $.01 par value per share (the "Common Stock") and three million (3,000,000) shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").  The Preferred Stock shall be issuable in one or more series in such designations, relative rights and limitations as may be fixed from time to time by the Board of Directors of the Corporation (the "Board of Directors"). The powers, designations, preferences and relative, participating, optional and other special rights of the Preferred Stock (unless otherwise fixed by the Board of Directors) and the Common Stock, and the qualifications, limitations and restrictions thereof, are as follows:

1.           The shares of Preferred Stock may be divided into and issued in one or more series, and each series shall be so designated so as to distinguish the shares thereof from the shares of all other series. All shares of Preferred Stock shall be identical except in respect of particulars which may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors. Each share of a series shall be identical in all respects with all other shares of such series, except as to the date from which dividends thereon shall be cumulative on any series as to which dividends are cumulative. Shares of Preferred Stock of any series which have been retired in any manner, including shares redeemed or reacquired by the Corporation and shares which have been converted into or exchanged for shares of any other class, or any series of the same or any other class, shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as shares of the series of which they were originally a part, or any other series.

2.           Before any shares of Preferred Stock of any series shall be issued, the Board of Directors, pursuant to authority hereby expressly vested in it, shall fix by resolution or resolutions the following provisions in respect of the shares of each such series so far as the same are not inconsistent with the provisions of this Article Fourth applicable to all series of Preferred Stock:

(a)           the distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased (or decreased except where otherwise provided by the Board of Directors in creating such series) from time to time by like action of the Board of Directors;

(b)           the annual rate or amount of dividends payable on shares of such series, whether such dividends shall be cumulative or non-cumulative, the conditions upon which and/or the dates when such dividends shall be payable and the date from which dividends on cumulative series shall accrue and be cumulative on all shares of such series issued prior to the payment date for the first dividend of such series;

(c)           whether such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of such series shall be redeemed;

(d)           the amount and priority payable on shares of such series in the event of liquidation, dissolution or winding up of the affairs of the Corporation;

(e)           whether such series shall be convertible into or exchangeable for shares of any other class, and, if so, the terms and conditions thereof, including the date or dates when such shares shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

(f)            whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of such voting rights; and

(g)           any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof.

3.           (a) So long as any shares of Preferred Stock of any series shall be outstanding, the Corporation will not declare or pay any dividends on the Common Stock (other than dividends payable solely in shares of Common Stock) or make any distributions of any kind, either directly or indirectly, in respect of shares of Common Stock, or make any payment on account of the purchase, redemption or other acquisition of Common Stock, unless on the payment, distribution or redemption date, as the case may be, all dividends on the then outstanding shares of Preferred Stock of all series for all past dividend periods shall have been paid to the full extent of the preference, if any, to which each series of Preferred Stock is then entitled.

(b)           When dividends shall have been paid (or declared and set aside for payment) on the Preferred Stock to the full extent of the preference, if any, to which the Preferred Stock is entitled, dividends on the remaining class or classes of stock may then be paid out of the funds of the Corporation which are legally available therefor.

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(c)           Subject to the limitations prescribed in this Article Fourth and any further limitations which may from time to time be prescribed by the Board of Directors in accordance herewith, the holders of Common Stock shall be entitled to receive dividends on the Common Stock, when, as and if declared by the Board of Directors, out of the funds of the Corporation which are legally available therefor.

4.           The authorized but unissued shares of Common Stock and the authorized but unissued shares of Preferred Stock may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors.

5.           Notwithstanding anything to the contrary herein, the Corporation shall in no event issue any non-voting equity securities in violation of chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"); provided, however, that the foregoing prohibition (i) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such Section 1123(a)(6) of the Bankruptcy Code is in effect and (iii) may be amended or eliminated in accordance with applicable law. The prohibition on the issuance of nonvoting equity securities is included in this Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code.

FIFTH: The Corporation shall have perpetual existence.

SIXTH: The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.  The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation.  No decrease in the number of directors shall have the effect of shortening the term of any incumbent directors.  The election of directors of the Corporation need not be by written ballot unless the By-Laws of the Corporation so provide.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the By-Laws of the Corporation without prejudice to or limitation of the like statutory power and authority of the stockholders. Any By-Laws adopted by the Board of Directors shall be subject to amendment or repeal by the stockholders.

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (as such provision is hereafter amended or modified or any successor provision thereto) of the DGCL, (iv) for any transaction from which the director derived any improper personal benefit, or (v) to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal. The Corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other enterprise at the request of the Corporation.

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NINTH: In order to reduce the risk of losing any Tax Benefits (as such term is hereinafter defined), the restrictions set forth below shall apply for the period beginning on the Effective Date (as such term is hereinafter defined) and ending on the Restriction Release Date (as such term is hereinafter defined), unless the Restriction Release Date is accelerated or extended in accordance with this Article Ninth.

1.           Certain Definitions. For purpose of this Article Ninth, in addition to the other terms defined in this Certificate of Incorporation, the following terms shall have the following meanings:

"Acquire" or "Acquisition" and similar terms means the acquisition of record, legal, beneficial or any other direct or indirect ownership of Corporation Securities by any means, including, without limitation, (a) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Corporation Securities, or (b) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic consequences of ownership of Corporation Securities, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered an owner of Corporation Securities under the direct, indirect or constructive ownership rules of Section 382 of the Code (as such provision is hereafter amended or modified or any successor provision thereto).

"Business Day" means any day, other than a Saturday, Sunday or day on which banks located in New York City, New York, are authorized or required by law to close.

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Corporation Securities" means (a) shares of Common Stock of the Corporation, (b) shares of Preferred Stock of any class or series of Preferred Stock of the Corporation, (c) warrants, rights or options (including within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)) (as such provision is hereafter amended or modified or any successor provision thereto) to purchase other Corporation Securities, and (d) any other interests that would be treated as "stock" of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18) (as such provision is hereafter amended or modified or any successor provision thereto).

"Effective Date" means the date of filing of this Certificate of Incorporation first containing this Article Ninth.

"Five Percent Shareholder" means a Person that is identified as a "5-percent shareholder" of Corporation Securities pursuant to Treasury Regulation Section 1.382-2T(g)(1) (as such provision is hereafter amended or modified or any successor provision thereto). For the purposes of determining the existence and identity of, and the amount of Corporation Securities owned by, any Five Percent Shareholder, the Corporation is entitled to rely on (a) the existence and absence of filings of Schedules 13D or 13G under the Securities Exchange Act of 1934, as amended (or any similar schedules), as of any date, and (b) its actual knowledge of the ownership of Corporation Securities.

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"Percentage Stock Ownership" and means the percentage stock ownership in the Corporation of any Person for purposes of Section 382 of the Code as determined in accordance with Treasury Regulation Section 1.382-2T(f)(24), (g), (h), (j) and (k) (as such provision is hereafter amended or modified or any successor provision thereto), including any ownership by application of constructive ownership rules.

"Person" means any individual, firm, corporation, business trust, joint stock company, partnership, trust, limited liability company, limited partnership, governmental or other entity, or any group of Persons making a "coordinated acquisition" of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1) (as such provision is hereafter amended or modified or any successor provision thereto), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a public group (defined in Treasury Regulation Section 1.382-2T(f)(13), as such provision is hereafter amended or modified or any successor provision thereto).

"Prohibited Transfer" means any Transfer or purported Transfer to the extent that such Transfer is prohibited and/or void under this Article Ninth.

"Restriction Release Date" means the earlier of (i) the close of business on the date that is the third anniversary of the Effective Date, subject to extension in accordance with Section 2(b) of this Article Ninth, (ii) the close of business on the date that the Board of Directors determines in good faith that the transfer restrictions herein are not in the best interests of the Corporation and its stockholders, (iii) the close of business on the day on which the Board of Directors determines in good faith that no Tax Benefits may be carried forward, (iii) the repeal of Section 382 of the Code (without any successor or replacement provision or section thereto being enacted) or any successor or replacement statute attributable to the Tax Benefits or (iv) such date as the Board of Directors shall in good faith fix in accordance with this Article Ninth.

"Restricted Holder" means a Person that (a) is a Five Percent Shareholder and Acquires or proposes to Acquire Corporation Securities, or (b) is proposing to Acquire Corporation Securities, and following such Acquisition or proposed Acquisition of Corporation Securities, would be a Five Percent Shareholder.

"Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any recognized built-in loss deduction attributable to a "net unrealized built-in loss" within the meaning of Section 382 of the Code (as such provision is hereafter amended or modified or any successor provision thereto), of the Corporation or any of its direct or indirect subsidiaries.

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"Transfer" means any direct or indirect Acquisition, sale, transfer, assignment, issuance, grant, conveyance, pledge or other disposition in any manner whatsoever, whether voluntary or involuntary, by operation of law or otherwise, or any attempt to do any of the foregoing. A Transfer shall also include the creation or grant of an option (including within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)) (as such provision is hereafter amended or modified or any successor provision thereto).  A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation (a) to any "direct public group" with respect to the Corporation, as that term is defined in Treasury Regulation Section 1.382-2T(j)(2)(ii) (as such provision is hereafter amended or modified or any successor provision thereto) or (b) in connection with the merger of 4Kids Entertainment, Inc. a New York corporation, with and into the Corporation. Any Transfer shall also take into account Treasury Regulation Section 1.382-2T(k)(4) (as such provision is hereafter amended or modified or any successor provision thereto).

"Treasury Regulation" means a Treasury Regulation promulgated under the Code and any successor regulations.

2.           Restrictions on Transfer. Unless the Board of Directors has authorized such Transfer in accordance with Section 3 of this Article Ninth:

(a)           Any Transfer or attempted Transfer from and after the Effective Date and prior to the Restriction Release Date and any Transfer or attempted Transfer pursuant to an agreement entered into from and after the Effective Date and prior to the Restriction Release Date shall be prohibited and void ab initio, to the extent that after giving effect to such purported Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person shall become a Five Percent Shareholder, or (ii) the Percentage Stock Ownership interest in the Corporation of any Person that is a Five Percent Shareholder shall be increased. The prior sentence is not intended to prevent Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in Corporation Securities entered into through the facilities of a national securities exchange or any national securities quotation system; provided, that if the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer.

(b)           The Restriction Release Date shall be extended for one (1) additional two (2) year term if and when the Board of Directors determines in good faith, by a resolution adopted not more than three (3) months prior to the then scheduled Restriction Release Date, that the extension of the transfer restrictions provided in Section 2(a) of this Article Ninth is reasonably necessary in order to preserve the Tax Benefits and would be in the best interests of the Corporation and its stockholders.

3.           Exceptions.

(a)           The restrictions contained in this Article Ninth are for the purposes of reducing the risk that any "ownership change" (as defined in the Code) of Corporation Securities may limit the Corporation's ability to utilize its Tax Benefits.  In connection therewith, and to provide for effective policing of these provisions, a Restricted Holder who proposes to Acquire Corporation Securities shall, prior to the date of the proposed Acquisition, request in writing (a "Request") that the Board of Directors review the proposed Acquisition and authorize or not authorize the proposed Acquisition in accordance with this Section 3(a) of Article Ninth.

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A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation's principal executive office, or telecopied to the Corporation's telecopier number at its principal executive office.  Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation.  A Request shall include (i) the name, address and telephone number of the Restricted Holder, (ii) a description of the Restricted Holder's existing direct and indirect ownership of Corporation Securities, (iii) a description of the Corporation Securities that the Restricted Holder proposes to Acquire, (iv) the date on which the proposed Acquisition is expected to take place (or, if the Acquisition is proposed to be made by a Five Percent Shareholder in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect), (v) the name of the proposed transferor (or acquiror, if known), of Corporation Securities that the Restricted Holder proposes to Acquire (or, if the Acquisition is proposed to be made by a Five Percent Shareholder in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect), (vi) a reasonably detailed description of the Acquisition and (vii) a request that the Board of Directors authorize, if appropriate, the Acquisition pursuant to this Section 3(a) of Article Ninth.  The Board of Directors may authorize an Acquisition by a Restricted Holder, if it determines, in its sole discretion, that, such Acquisition will not be likely to directly or indirectly limit or impair the ability of the Corporation to utilize the Tax Benefits or is otherwise in the best interests of the Corporation and its stockholders.  Any determination by the Board of Directors not to authorize a proposed Acquisition by a Restricted Holder shall cause such proposed Acquisition to be deemed a Prohibited Transfer.  The Board of Directors may, in its sole discretion, impose any conditions that it deems reasonable and appropriate in connection with authorizing any such Acquisition by a Restricted Holder (including restrictions on the ability of the Restricted Holder to subsequently Transfer Corporation Securities acquired through any such authorized Acquisition).  In addition, the Board of Directors may, in its sole discretion, require such representations from or agreements of the Restricted Holder or such opinions of counsel to be rendered by counsel selected by the Board of Directors, in each case, as to such matters as the Board of Directors may determine.  Any Restricted Holder who makes a Request to the Board of Directors shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Acquisition of Corporation Securities, including, without limitation, the Corporation's costs and expenses incurred in determining whether to authorize the proposed Acquisition, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Board of Directors to advise the Board of Directors or deliver an opinion thereto.  Any failure by the Board of Directors to respond to a Request by the date set forth in the Request for the proposed Acquisition shall constitute a decision not to authorize the purported Acquisition.

(b)           Notwithstanding anything herein to the contrary, the Board of Directors may waive any of the restrictions contained in Section 2 of this Article Ninth: (i) in the event of a tender or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended, to acquire stock constituting more than fifty percent in value of the outstanding Common Stock of the Corporation, so long as such waiver shall apply to all Transfers pursuant to such tender or exchange offer; (ii) in connection with any Transfers of stock in connection with underwritten offerings of such stock; (iii) in connection with any investment in or acquisition of a business or any business combination involving the Corporation or any subsidiary of the Corporation; and (iv) in any other instance in which the Board of Directors reasonably and in good faith determines that a waiver would be in the best interests of the Corporation and its stockholders.

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4.           Treatment of Excess Securities.

(a)           No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities"). The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities or to receive dividends or distributions, whether liquidating or otherwise, in respect thereof and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 4(c) of this Article Ninth or until authorization is obtained under Section 3(a) of this Article Ninth. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities unless subsequent to such Transfer the Corporation Securities are Transferred in a Prohibited Transfer.

(b)           The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement Article Ninth, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by Section 2 of this Article Ninth as a condition to registering any Transfer.

(c)           If the Board of Directors determines that a Prohibited Transfer has been recorded by an agent or employee of the Corporation notwithstanding the prohibition in Section 4(a) of this Article Ninth, such recording and the Prohibited Transfer shall be void ab initio and have no legal effect and, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (the "Prohibited Distributions"), to an agent designated by the Board of Directors (the "Agent").

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In the event of an attempted Prohibited Transfer involving the purchase or Acquisition of Corporation Securities in violation of this Article Ninth by a Restricted Holder, the Agent shall thereupon sell to a buyer or buyers, which may include the Corporation or the purported transferor, the Excess Securities Transferred to it in one or more arm's-length transactions (including over a national securities exchange or national securities quotation system on which Corporation Securities may be traded); provided, however, that any such sale must not constitute a Prohibited Transfer and provided further, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for Corporation Securities, would adversely affect the value of Corporation Securities or otherwise would be in violation of applicable securities laws. If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 4(d) of this Article Ninth if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

(d)           The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or in the case of any Prohibited Transfer, in whole or in part, by gift, devise or inheritance or any other Prohibited Transfer without consideration, the fair market value, calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Transfer), and (iii) third, any remaining amounts shall be paid to the original transferor, or, if the original transferor cannot be readily identified, to one or more entities designated by the Board of Directors that qualify under Section 501(c)(3) of the Code (as such provision is hereafter amended or modified or any successor provision thereto), contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code (as such provisions are hereafter amended or modified or any successor provision thereto). The recourse of any Purported Transferee with respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (ii) of this Section 4(d) of this Article Ninth.  Except as may be required by law, in no event shall the proceeds of any sale of Excess Securities pursuant to this Article Ninth inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

(e)           In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law, including DGCL ("Securities," and individually, a "Security") but which would cause a Five Percent Shareholder to violate a restriction on Transfers provided for in this Article Ninth, the application of Section 4(c) and Section 4(d) of this Article Ninth shall be modified as described in this Section 4(e).

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 In such case, no such Five Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five Percent Shareholder, following such disposition, not to be in violation of this Article Ninth. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Section 4(c) and Section 4(d) of this Article Ninth, except that the maximum aggregate amount payable either to such Five Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five Percent Shareholder or such other Person. The purpose of this Section 4(e) is to extend the restrictions in Section 2 and Section 4(c) to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and this Section 4(e), along with the other provisions of this Article Ninth, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(f)           If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to this Section 4 of this Article Ninth, then the Corporation may take such actions as it deems necessary to enforce the provisions hereof, including the institution of legal proceedings to compel such surrender.

(g)           If any Person shall knowingly violate, or knowingly cause any other Person controlled by or under common control with such Person (a "Controlled Person") to violate this Article Ninth, then that Person and such Controlled Person shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation's ability to utilize its Tax Benefits and attorneys' and auditors' fees incurred in connection with such violation.

5.           Legend and Notations.

(a)           All certificates reflecting Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a legend in the following form:

THE CERTIFICATE OF INCORPORATION (THE "CERTIFICATE OF INCORPORATION"), OF [________________] (THE "CORPORATION") CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION IF SUCH TRANSFER WOULD CAUSE (I)

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 THE TRANSFEREE TO BECOME A FIVE PERCENT SHAREHOLDER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION), OR (II) CAUSE THE PERCENTAGE STOCK OWNERSHIP (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF A FIVE PERCENT SHAREHOLDER TO  INCREASE.  IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION'S AGENT. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.

(b)           The Corporation shall have the power to make appropriate notations upon its stock transfer records and to instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article Ninth for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system.

6.           Board Determination.

(a)           Nothing contained in this Article Ninth shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to preserve the Tax Benefits.  The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article Ninth, including, without limitation, determining (i) the identification of Five Percent Shareholders and Restricted Holders, (ii) whether a Transfer or proposed Transfer is a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any Five Percent Shareholders and Restricted Holders, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee, (vi) the interpretation of the provisions of this Article Ninth, and (vii) any other matters which the Board of Directors deems relevant and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Ninth.

(b)           Without limiting the generality of the foregoing, in the event of a change in law making the following action necessary or desirable, the Board of Directors may, by adopting a written resolution, accelerate the Restriction Release Date; provided, however, that the Board of Directors shall not cause there to be such acceleration unless it determines, by adopting a written resolution, that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits.  Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

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(c)           In the case of an ambiguity in the application of any of the provisions of this Article Ninth, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.  In the event that this Article Ninth requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article Ninth. All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article Ninth. The Board of Directors may delegate all or any portion of its duties and powers under this Article Ninth to a committee of the Board of Directors as it deems advisable or necessary and, to the fullest extent permitted by law, may exercise the authority granted by this Article Ninth through duly authorized officers or agents of the Corporation.  Nothing in this Article Ninth shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(d)           To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer and the corporate controller of the Corporation and of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers and other employees and agents in making the determinations and findings contemplated by this Article Ninth. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith.

7.           Benefits of Article Ninth. Nothing contained in this Article Ninth shall be construed to give any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article Ninth. This Article Ninth shall be for the sole and exclusive benefit of the Corporation and the Agent.

8.           Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent provided under this Article Ninth, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification, or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

9.           Severability. If any provision of this Article Ninth or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article Ninth.

TENTH: No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

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ELEVENTH: The name and mailing address of the incorporator are as follows:
Name: 4Kids Entertainment, Inc.

Mailing Address: 53 West 23rd Street, New York, New York 10010

The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, and does certify that the facts herein stated are true, and has caused this Certificate of Incorporation to be duly executed as of this [__] day of December, 2012.

4Kids Entertainment, Inc.
Incorporator

By:
Name:
Title:

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EXHIBIT G-4

Proposed By-Laws of Reincorporated Parent (Clean)

BY-LAWS

of

[________________] (the “Corporation”)

General.

a.           Interpretation; Governing Instruments.  Terms used and not defined in these By-Laws (“By-Laws”) shall have the meanings set forth in, and shall be interpreted in accordance with, the General Corporation Law of the State of Delaware (“DGCL”) and other applicable statutes and the Corporation’s certificate of incorporation (collectively the “governing instruments”) as from time to time in effect.  Whether or not so stated, these By-Laws are subject to such governing instruments, and in the event of any conflict or inconsistency the provisions of the governing instruments shall control.

b.           Office.  The Corporation shall maintain a registered office inside the State of Delaware and may also have other offices outside or inside the State of Delaware. The books of the Corporation may be kept outside or inside the State of Delaware.

  Meetings of Stockholders.

c.           Annual Meeting.  The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held annually during the fifth full month following the end of the Corporation’s fiscal year on such date and at such time as the Corporation’s Board of Directors (the “Board”) may designate.

d.           Special Meetings.  Special stockholders meetings may be called by the Board or chief executive officer and shall be called by the chief executive officer, the president, any vice president or the secretary upon written request, stating the purpose(s) of the meeting, by a majority of members of the Board.  Any such special meeting shall be held on the date and at the time designated by the Board. Only such business may be transacted at a special meeting as relates to the purpose(s) set forth in the notice of meeting.

e.           Place of Meeting.  Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by the Board or, if not so designated, at the principal executive office of the Corporation.

f.           Notice of Meetings; Waiver.  Written notice of each stockholders meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the meeting date to each stockholder entitled to vote at the meeting at his address appearing on the records of the Corporation or, if a stockholder shall have filed with the secretary a written request that notices be mailed to some other address, at such other address.  Each notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to present in person and vote at the such meeting, the record date for determining the stockholders entitled to vote at the meeting, and, unless an annual meeting, shall indicate that it is being issued by or at the direction of the person(s) calling the meeting.  Notice of a special meeting shall also state the purpose(s) for which the meeting is called.  Any stockholder or his proxy may in writing waive notice of any meeting before, at or after the meeting.  Attendance at any meeting in person or by proxy without protesting prior to the conclusion of the meeting of lack of notice thereof shall constitute a waiver of notice.

g.           Stockholder Nomination and Proposals.  Stockholders may nominate persons for election or reelection as a director and propose other business to be considered by the stockholders at an annual or special meeting of stockholders pursuant to the procedures set forth in Exhibit A attached hereto.

h.           Quorum.  Subject to the governing instruments, the holders of one-third of the shares entitled to vote shall constitute a quorum for the transaction of any business.  Where a separate vote by a class or classes or series of stock is required, the holders of one-third of the shares of such class or classes or series of stock present in person or represented by proxy shall constitute a quorum for the purposes of such matter on which a separate vote is required. In the absence of a quorum pursuant to this section of these By-Laws, the stockholders present in person or by proxy may by majority vote adjourn a meeting without further notice unless otherwise required by the governing instruments.

i.            Voting; Proxies.  Subject to the governing instruments:

i.           Stockholders of record shall be entitled to one vote for each share held.  Any corporate action other than the election of directors (as provided in Section 3.01 of these By-Laws) shall be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. Votes cast “for” or “against” and “abstentions” with respect to a matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker non-votes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter.

ii.           Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him at such meeting by proxy.  No proxy shall be valid after the expiration of three years from its date unless the proxy provides a longer period.

j.           Conduct of Business.  The chairman of the Board or, if he so designates, the chief executive officer, the president, the vice chairman or a vice president of the Corporation shall preside at each meeting of the stockholders; provided, however, that if the chairman of the Board does not preside and has not designated an officer of the Corporation to preside, the holders of a majority of the shares entitled to vote and present in person or by proxy at such meeting may designate any person to preside over the meeting. The person presiding over any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion.

k.           Adjournment.  The person presiding over any meeting of stockholders, annual or special, may adjourn the meeting from time to time to reconvene at the same or some other place. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. Notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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Directors.

l.           Authority; Number; Election; Qualification; Term.  The number of directors constituting the entire Board shall be not less than three nor more than nine, the exact number of directors to be determined from time to time by the affirmative vote of a majority of the entire Board.  Unless otherwise provided by law or by the Corporation’s Certificate of Incorporation, the vote required for the election of directors by the stockholders shall be the affirmative vote of a “majority of votes cast” (as defined below), unless the election is contested, in which case directors shall be elected by a plurality of votes cast.  A “majority of votes cast” means that the number of shares properly voted “for” a director exceeds the number of votes “withheld” or cast “against” that director at a meeting of stockholders, whether in person or by proxy, and abstentions and broker non-votes shall not constitute votes cast or votes withheld.  An election shall be contested if, as of the record date (or such later date as may be determined by the Board based on events occurring after the record date, but in no event later than the date the Corporation files with the Securities and Exchange Commission its definitive proxy statement or any supplement or revision thereto regarding the election of directors), the number of nominees exceeds the number of directors to be elected. The election of directors of the Corporation need not be by written ballot. Each nominee elected by the stockholders to serve as a director shall hold office for a term commencing on the date of the stockholder meeting at which he was elected, or such later date as shall be determined by the Board, and ending on the next annual meeting of stockholders. Each elected director shall hold office until his successor is elected and qualified, unless he dies, resigns or otherwise leaves the Board before then.

m.           Annual, Regular and Special Meetings; Place.  The annual board meeting for the election of officers and the transaction of other business shall be held without notice immediately following and at the same place as the annual stockholders meeting or, if a quorum is not present or the Board otherwise determines, as promptly as practicable thereafter.  Regular board meetings for the transaction of all business may be held without notice at such times and places as the Board determines.  Special board meetings may be called by the chairman of the Board, the chief executive officer or a majority of the directors.  Except as provided above, board meetings shall be held at such place, within or without the State of Delaware, as the Board determines or, if not so determined, at the principal executive office of the Corporation.

n.           Notice of Meetings; Waiver; Adjournment.  Notice of the time and place of each deferred annual and of each special board meeting shall be given the directors by mail not less than three days or personally or by telephone, telegram or telegraph not less than one day prior to the meeting.  Notice of any meeting need not specify its purpose(s).  Notice need not be given to any director who submits a signed waiver of notice before, at or after the meeting or who attends the meeting without protesting, prior to or at its commencement, lack of notice to him.  Whether or not a quorum is present, a majority of the directors present may adjourn any meeting without notice to directors not present unless the meeting is adjourned for more than 48 hours.

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o.           Quorum; Actions by Board; Election of Chairman.  Subject to the governing instruments:

i.             Except as otherwise provided in these By-Laws, a majority of the total number of directors shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board.  Directors may neither be present nor vote by proxy.

ii.           Any action by the Board or any committee may be taken without a meeting if all directors or committee members consent in writing or by electronic transmission to the adoption of a resolution authorizing the action.  The written evidence of such resolution and consents shall be filed with the Board or committee minutes.

iii.           Any one or more directors or committee members may participate in a board or committee meeting by means of a conference telephone or similar communications equipment allowing all persons participating to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

iv.           The Board shall annually elect one of its members to be chairman of the Board and shall fill any vacancy in the position of chairman of the Board with a director at such time and in such manner as the Board shall determine. A director may be removed from the position of chairman of the Board at any time by the affirmative vote of a majority of the Board. The chairman of the Board may but need not be an officer or employed in an executive or any other capacity by the Corporation. The chairman of the Board shall preside at all board meetings.

p.           Resignation; Removal; Vacancies.  Subject to the governing instruments:

i.           A director may resign at any time upon notice given in writing or by electronic transmission to the chairman of the Board or to the secretary.  A resignation is effective when the resignation is delivered unless the resignation specifies (i) a later effective date or (ii) an effective date determined upon the occurrence of a specified event.  Any or all directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

ii.           Board vacancies occurring for any reason, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the members of the Board then in office, even if they do not constitute a quorum.  Each such director shall hold office until his successor is elected and qualified, unless he dies, resigns or otherwise leaves the Board before then.

q.           Compensation.  Directors shall receive such compensation as the Board determines for, and shall be reimbursed for reasonable expenses incurred in the performance of, their services to the Corporation as directors and in other capacities.

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r.           Committees.  The Board, by resolution adopted by a majority of the total number of directors then in office, may designate one or more committees, consisting of one or more of the directors of the Corporation, to be committees of the Board.  To the extent provided in any resolution of the Board, these By-Laws, or any charter adopted by such committee and approved by the Board, and to the extent permissible under the governing instruments, any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.  The Board, but not any committee, may fill committee vacancies and may designate alternative committee members to replace absent members at any committee meetings.  The provisions of Sections 3.02, 3.03 and 3.04 of these By-Laws relating to the holding of meetings, notice, waiver, adjournment, quorum and board action shall apply to committees unless the Board otherwise determines.  The Board may adopt additional rules of procedure for any committee not inconsistent with these By-Laws.

s.           Advance Contingent Resignation to Address Majority Voting.   As a condition for nomination as a director, any nominee who is an incumbent director shall agree to submit a letter of resignation from the Board in the event the director fails to receive a majority of votes cast (as defined in Section 3.01 above) in an uncontested election.  An incumbent nominee who does not receive a majority of the votes cast shall immediately tender his or her resignation, and the Board shall decide, through a process managed by the Nominating and Corporate Governance Committee of the Board (excluding from such process the nominee in question), whether to accept the resignation.  Prior to making the decision whether to accept any such resignation, the Board will afford the nominee an opportunity to provide any information or statement that he or she deems relevant.  If any tendered resignation is accepted, the Nominating and Corporate Governance Committee shall recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.  The Board in making its decision may consider any factors or information that it considers appropriate or relevant.  The Board’s explanation of its decision shall be promptly disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission.  The decision of the Board and such disclosure shall be completed within ninety days from the date of the certification of the election results.  If a majority of the members of the Nominating and Corporate Governance Committee of the Board receive a greater number of shares “withheld” from their election or cast “against” such members than votes “for” their election at the same election, then the remaining directors who are on the Board shall consider the matter directly or may appoint a committee of the Board among themselves solely for the purpose of considering the tendered resignations and making a recommendation to the Board whether to accept or reject them.

Officers.

t.           Positions; Election; Term; Removal.  The executive officers of the Corporation shall be a chief executive officer, a president, one or more vice presidents (with such designations and rankings as the Board may fix), a secretary and a treasurer, each of whom shall be elected or appointed annually by the Board.  The Board may also appoint, or may delegate to any executive officer the appointment of, subordinate and assistant officers with such titles and duties as the Board or such officer determines.  Officers need not be directors.  Any two or more offices may be held by the same person. Officers shall hold his office until such officer’s successors is elected and qualified or until such officer’s earlier resignation or removal.  Any officer may resign at any time by giving written notice to the chief executive officer or the secretary. Unless stated in the notice of resignation, the acceptance thereof shall not be necessary to make it effective. It shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof. The Board may at any time remove any officer with or without cause and may fill any vacancy created by the resignation, death, retirement, or removal of such officer. The executive officer appointing a subordinate or assistant officer may at any time remove such subordinate or assistant officer with or without cause and may fill any vacancy created by the resignation, death, retirement, or removal of such subordinate or assistant officer. Any officer may be appointed on an interim basis.

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u.           Chief Executive Officer; Additional Powers and Duties of Other Officers.

i.           Subject to the Board’s overall authority, the chief executive officer shall have general control and supervision of the Corporation’s business and affairs and such other powers and duties consistent with these By-Laws as are customarily possessed by corporate chief executive officers and as the Board assigns.

ii.           Subject to the Board’s overall authority, each other officer shall have such powers and duties in addition to those specifically provided in these By-Laws as are customarily possessed by like corporate officers holding the same position and as the Board or the chief executive officer assigns.

v.           President.  The president shall have such powers and duties as the Board or chief executive officer assigns.  Unless and until the Board otherwise determines, in the event of the absence or inability to act of the chief executive officer, or if there be no chief executive officer, the president shall have the powers and duties of the chief executive officer.

w.           Vice Presidents.  Each vice president shall have such further title and such powers and duties as the Board or the chief executive officer assigns.  Unless and until the Board otherwise determines, in the event of the absence or inability to act of the president, or if there be no president, the ranking vice president shall have the powers and duties of the president.

x.           Secretary.  The secretary shall give all meeting and other required corporate notices except as otherwise provided in these By-Laws; shall attend and keep minutes of the proceedings of the meetings of the Board and stockholders; shall have charge of and maintain the corporate stock books and records (unless the Corporation has a transfer agent or registrar) and such other corporate records as the Board directs; and shall keep the corporate seal and, when duly authorized, shall affix such seal to all necessary corporate instruments.

y.           Treasurer.  The treasurer shall be the Corporation’s chief financial officer.  Unless another officer or employee is so designated by the Board, the treasurer shall be the Corporation’s chief accounting officer and shall maintain its financial books and records.  The Board shall designate such depositories for the funds and securities of the Corporation as it shall deem advisable and shall notify such depositories of the person or persons who shall be authorized to execute instruments and documents on behalf of the Corporation.  Such power may be executed singly, jointly or in combination thereof as the Board shall determine.

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z.           Compensation.  The Board shall fix the compensation, if any, of all officers who are directors and may fix, or delegate to the chief executive officer authority to fix, the compensation of other officers.

Shares And Transfer.

aa.           Certificates.  Shares of the Corporation shall be represented by certificates in such form consistent with the governing instruments as the Board approves, shall be signed by the chief executive officer, president or any vice president and the secretary or treasurer, or any assistant secretary or treasurer, and shall be sealed with the corporate seal or its facsimile.  Officers signatures may be facsimile if the certificate is signed by a transfer agent or registered by a registrar other than the Corporation or its employee.  Certificates may be used although the officer who has signed, or whose facsimile signature has been used, is no longer such officer.  If the Corporation is authorized to issue shares of more than one class, certificates shall contain the statements required by statute. Notwithstanding anything herein to the contrary, the Corporation shall also be eligible to participate in the direct registration system applicable to the Corporation’s securities traded on a national securities exchange or in an inter-dealer quotation system providing for investors in the securities of the Corporation to hold their shares in the Corporation in book entry from without certificates being issued.

bb.           Transfer Agents; Registrars.  The Board may appoint one or more transfer agents and/or registrars, the duties of which may be combined, and prescribe their duties.

cc.           Transfers; Lost Certificates.  Subject to the governing instruments and compliance with such additional requirements as the Board may establish:

i.           Shares shall be transferable only on the Corporation’s books by the holders or their duly authorized attorneys or legal representatives upon surrender of certificates properly endorsed.

ii.           Replacements for certificates alleged to have been lost or destroyed may be issued upon delivery of such proof of loss and/or bond with or without surety, or other security, sufficient to indemnify the Corporation as the Board determines.

dd.           Record Date.  To determine the stockholders of record for any purpose, the Board may fix a record date; provided that the record date shall not precede the date upon which the Board adopts the resolution fixing the record date; and provided further that the record date shall be: (a) in the case of determination of stockholders entitled to receive notice of or to vote at any meeting of stockholders or adjournment thereof, not more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, not more than ten days after the date upon which the resolution fixing the record date is adopted by the Board; and (c) in the case of any other action, not more than 60 days prior to such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may choose to fix a new record date for the adjourned meeting.

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Indemnification Of Directors, Officers, Employees And Agents.

The Corporation shall indemnify and advance expenses to every director and officer of the Corporation in the manner and to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending, or completed investigation, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), in which such director or officer was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or member or in any other capacity while serving as a director, officer, employee, fiduciary or member. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board.  The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, any provision of the Corporation’s certificate of incorporation or of these By-Laws or of any agreement, any vote of stockholders or disinterested directors or otherwise.

Miscellaneous.

ee.           Seal.  The corporate seal shall be in such form as the Board may approve.  The seal and any duplicate of the seal shall be in the charge of the secretary or an assistant secretary.

ff.             Fiscal Year.  The Board may establish and change the Corporation’s fiscal year.  Until the Board acts, the fiscal year shall end on the last day of December in each year.

gg.           Shares in Other Corporations.  Shares in other corporations held by the Corporation may be represented and voted by the chief executive officer or any person designated by him unless the Board otherwise directs.

hh.           By-Law Amendments.  Subject to the governing instruments, By-Laws may be adopted, amended or repealed by the Board at any time (provided that any change by the Board in the number of directors requires the vote of a majority of the entire Board).  Any By-Law adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon.

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Exhibit A

Procedure for Notice of Stockholder Nominations and Proposals.

1.
Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board (or, with respect to director nominations, by any committee whose responsibilities include director nominations), or (c) by any stockholder of the Corporation present in person at the meeting who (i) was a stockholder of record at the time of giving of notice provided for in this Exhibit A and at the time of an annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 1 as to such proposals or nominations. Clause (c)(iii) in the foregoing sentence provides the exclusive means for a stockholder to make nominations or submit proposals of other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.  For purposes of this Exhibit A, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such meeting.  A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company, (iii) a trust, any trustee of such trust, or (iv) an individual, any person properly qualified under applicable law to exercise the rights of such proposing stockholder at the meeting.

2.
Notice of any nomination for election or reelection as a director and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders (the “next annual meeting”) must be received by the secretary of the Corporation not less than 120 days before the anniversary of the date the Corporation mailed its proxy materials for the prior year's annual meeting; provided, however, that if the date of the next annual meeting has changed by more than 30 calendar days from the prior year’s annual meeting, notice by the stockholder must be received by the secretary of the Corporation not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, then not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. The notice may be hand-delivered or mailed by certified or registered mail, return receipt requested.

3.	The notice shall be in writing and shall contain:

(A)        as to each person whom the stockholder proposes to nominate for election or reelection as a director, (1) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (2) a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (3) a description of all relationships between the proposed nominee and the recommending stockholder and the beneficial owner, if any, and of any agreements, arrangements and understandings between the recommending stockholder and the beneficial owner, if any, and the proposed nominee regarding the nomination, (4) a description of all relationships between the proposed nominee and any of the Corporation’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Corporation, and (5) a completed and signed questionnaire, representation and agreement required by this Exhibit A. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee;

(B)     as to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (2) a description of all contracts, arrangements, understandings and relationships between such stockholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such stockholder and (3) the text of the proposal or business (including the text of any resolutions proposed for consideration); and

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(C     ) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation’s books, the telephone number of such stockholder, and the name, address and telephone number of such beneficial owner, if any, (2)(A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned of record by such stockholder and beneficially by such beneficial owner and the time period such shares have been held, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation or has granted any such right to any person or persons, (D) any short interest in any security of the Corporation (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (H) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (I) any material pending or threatened legal proceeding in which such stockholder or beneficial owner is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (J) any direct or indirect material interest in any material contract or agreement of such stockholder or beneficial owner with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (3) a representation that such stockholder and beneficial owner, if any, intend to be present in person at the meeting; and (4) a representation that such stockholder and such beneficial owner, if any, intend to continue to hold the reported shares, Derivative Instruments or other interests through the date of the Corporation’s next annual meeting of stockholders. For purposes of satisfying the requirements of clause (2) of this paragraph with respect to a beneficial owner, the beneficial owner shall supply to the Corporation either (A) a statement from the record holder of the shares, Derivative Instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, Derivative Instruments or other interests have been held by such beneficial owner, or (B) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares, Derivative Instruments or other interests have been held. If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners.

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4.
A stockholder shall update and supplement its notice to the Corporation of any nomination to be made or of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be hand-delivered or mailed by certified or registered mail, return receipt requested, and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than: (i) in the case of the update and supplement required to be made as of the record date, 5 business days after the record date for notice of the meeting; and (ii) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed).

5.
Notwithstanding anything in this Exhibit A to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding annual meeting, a stockholder’s notice required by this Exhibit A shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be hand-delivered or mailed by certified or registered mail, return receipt requested, and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

6.
The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded.

7.
The Corporation may require any proposed nominee to provide such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

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8.
To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice of a nomination under this Exhibit A) to the secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the secretary of the Corporation upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

9.
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (a) by or at the direction of the Board or (b) provided that the notice of meeting specifies that directors shall be elected at such meeting, by any stockholder of the Corporation present in person at the meeting who (i) is a stockholder of record at the time of giving of notice at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Exhibit A as to such nomination, including the procedures regarding updating and supplementing notices (other than with respect to timing requirements, which shall be governed by the next sentence). A stockholder’s notice with respect to any such nomination (including the completed and signed questionnaire, representation and agreement required by this Exhibit A) shall be hand-delivered or mailed by certified or registered mail, return receipt requested, and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 60th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 70 days prior to the date of such special meeting, then not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. The chairman of a special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Exhibit A and, if the chairman should so determine, any such business not properly brought before the meeting shall not be transacted.

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10.
Nothing in this Exhibit A shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or of the holders of any series of Preferred Stock if and to the extent provided for under law, the Corporation’s Certificate of Incorporation or these By-Laws.

11.	For purposes of this Exhibit A, “public announcement” shall mean disclosure by means of any method or combination of methods compliant with Regulation FD under the Exchange Act.

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Proposed By-Laws of Reincorporated Parent (Redline)

BY-LAWS

of

[________________] (the “Corporation”)

2.	General.

(a)           Interpretation; Governing Instruments.  Terms used and not defined in these By-Laws (“By-Laws”) shall have the meanings set forth in, and shall be interpreted in accordance with, the General Corporation Law of the State of Delaware (“DGCL”) and other applicable statutes and the Corporation’s certificate of incorporation (collectively the “governing instruments”) as from time to time in effect.  Whether or not so stated, these By-Laws are subject to such governing instruments, and in the event of any conflict or inconsistency the provisions of the governing instruments shall control.

(b)           Office.  The Corporation shall maintain a registered office inside the State of Delaware and may also have other offices outside or inside the State of Delaware. The books of the Corporation may be kept outside or inside the State of Delaware.

3.	Meetings of Stockholders.

(a)           Annual Meeting.  The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held annually during the fifth full month following the end of the Corporation’s fiscal year on such date and at such time as the Corporation’s Board of Directors (the “Board”) may designate.

(b)           Special Meetings.  Special stockholders meetings may be called by the Board or chief executive officer and shall be called by the chief executive officer, the president, any vice president or the secretary upon written request, stating the purpose(s) of the meeting, by a majority of members of the Board.  Any such special meeting shall be held on the date and at the time designated by the Board. Only such business may be transacted at a special meeting as relates to the purpose(s) set forth in the notice of meeting.

(c)           Place of Meeting.  Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by the Board or, if not so designated, at the principal executive office of the Corporation.

(d)           Notice of Meetings; Waiver.  Written notice of each stockholders meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the meeting date to each stockholder entitled to vote at the meeting at his address appearing on the records of the Corporation or, if a stockholder shall have filed with the secretary a written request that notices be mailed to some other address, at such other address.  Each notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to present in person and vote at the such meeting, the record date for determining the stockholders entitled to vote at the meeting, and, unless an annual meeting, shall indicate that it is being issued by or at the direction of the person(s) calling the meeting.  Notice of a special meeting shall also state the purpose(s) for which the meeting is called.  Any stockholder or his proxy may in writing waive notice of any meeting before, at or after the meeting.  Attendance at any meeting in person or by proxy without protesting prior to the conclusion of the meeting of lack of notice thereof shall constitute a waiver of notice.

(e)           Stockholder Nomination and Proposals.  Stockholders may nominate persons for election or reelection as a director and propose other business to be considered by the stockholders at an annual or special meeting of stockholders pursuant to the procedures set forth in Exhibit A attached hereto.

(f)           Quorum.  Subject to the governing instruments, the holders of one-third of the shares entitled to vote shall constitute a quorum for the transaction of any business.  Where a separate vote by a class or classes or series of stock is required, the holders of one-third of the shares of such class or classes or series of stock present in person or represented by proxy shall constitute a quorum for the purposes of such matter on which a separate vote is required. In the absence of a quorum pursuant to this section of these By-Laws, the stockholders present in person or by proxy may by majority vote adjourn a meeting without further notice unless otherwise required by the governing instruments.

(g)           Voting; Proxies.  Subject to the governing instruments:

i.           Stockholders of record shall be entitled to one vote for each share held.  Any corporate action other than the election of directors (as provided in Section 3.01 of these By-Laws) shall be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. Votes cast “for” or “against” and “abstentions” with respect to a matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker non-votes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter.

ii.           Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him at such meeting by proxy.  No proxy shall be valid after the expiration of three years from its date unless the proxy provides a longer period.

(h)           Conduct of Business.  The chairman of the Board or, if he so designates, the chief executive officer, the president, the vice chairman or a vice president of the Corporation shall preside at each meeting of the stockholders; provided, however, that if the chairman of the Board does not preside and has not designated an officer of the Corporation to preside, the holders of a majority of the shares entitled to vote and present in person or by proxy at such meeting may designate any person to preside over the meeting. The person presiding over any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion.

(i)           Adjournment.  The person presiding over any meeting of stockholders, annual or special, may adjourn the meeting from time to time to reconvene at the same or some other place. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

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Notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

4.	Directors.

(a)           Authority; Number; Election; Qualification; Term.  The number of directors constituting the entire Board shall be not less than three nor more than nine, the exact number of directors to be determined from time to time by the affirmative vote of a majority of the entire Board.  Unless otherwise provided by law or by the Corporation’s Certificate of Incorporation, the vote required for the election of directors by the stockholders shall be the affirmative vote of a “majority of votes cast” (as defined below), unless the election is contested, in which case directors shall be elected by a plurality of votes cast.  A “majority of votes cast” means that the number of shares properly voted “for” a director exceeds the number of votes “withheld” or cast “against” that director at a meeting of stockholders, whether in person or by proxy, and abstentions and broker non-votes shall not constitute votes cast or votes withheld.  An election shall be contested if, as of the record date (or such later date as may be determined by the Board based on events occurring after the record date, but in no event later than the date the Corporation files with the Securities and Exchange Commission its definitive proxy statement or any supplement or revision thereto regarding the election of directors), the number of nominees exceeds the number of directors to be elected. The election of directors of the Corporation need not be by written ballot. Each nominee elected by the stockholders to serve as a director shall hold office for a term commencing on the date of the stockholder meeting at which he was elected, or such later date as shall be determined by the Board, and ending on the next annual meeting of stockholders. Each elected director shall hold office until his successor is elected and qualified, unless he dies, resigns or otherwise leaves the Board before then.

(b)           Annual, Regular and Special Meetings; Place.  The annual board meeting for the election of officers and the transaction of other business shall be held without notice immediately following and at the same place as the annual stockholders meeting or, if a quorum is not present or the Board otherwise determines, as promptly as practicable thereafter.  Regular board meetings for the transaction of all business may be held without notice at such times and places as the Board determines.  Special board meetings may be called by the chairman of the Board, the chief executive officer or a majority of the directors.  Except as provided above, board meetings shall be held at such place, within or without the State of Delaware, as the Board determines or, if not so determined, at the principal executive office of the Corporation.

(c)           Notice of Meetings; Waiver; Adjournment.  Notice of the time and place of each deferred annual and of each special board meeting shall be given the directors by mail not less than three days or personally or by telephone, telegram or telegraph not less than one day prior to the meeting.  Notice of any meeting need not specify its purpose(s).  Notice need not be given to any director who submits a signed waiver of notice before, at or after the meeting or who attends the meeting without protesting, prior to or at its commencement, lack of notice to him.  Whether or not a quorum is present, a majority of the directors present may adjourn any meeting without notice to directors not present unless the meeting is adjourned for more than 48 hours.

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(d)           Quorum; Actions by Board; Election of Chairman.  Subject to the governing instruments:

i.           Except as otherwise provided in these By-Laws, a majority of the total number of directors shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board.  Directors may neither be present nor vote by proxy.

ii.           Any action by the Board or any committee may be taken without a meeting if all directors or committee members consent in writing or by electronic transmission to the adoption of a resolution authorizing the action.  The written evidence of such resolution and consents shall be filed with the Board or committee minutes.

iii.           Any one or more directors or committee members may participate in a board or committee meeting by means of a conference telephone or similar communications equipment allowing all persons participating to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

iv.           The Board shall annually elect one of its members to be chairman of the Board and shall fill any vacancy in the position of chairman of the Board with a director at such time and in such manner as the Board shall determine. A director may be removed from the position of chairman of the Board at any time by the affirmative vote of a majority of the Board. The chairman of the Board may but need not be an officer or employed in an executive or any other capacity by the Corporation. The chairman of the Board shall preside at all board meetings.

(e)           Resignation; Removal; Vacancies.  Subject to the governing instruments:

i.           A director may resign at any time upon notice given in writing or by electronic transmission to the chairman of the Board or to the secretary.  A resignation is effective when the resignation is delivered unless the resignation specifies (i) a later effective date or (ii) an effective date determined upon the occurrence of a specified event.  Any or all directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

ii.           Board vacancies occurring for any reason, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the members of the Board then in office, even if they do not constitute a quorum.  Each such director shall hold office until his successor is elected and qualified, unless he dies, resigns or otherwise leaves the Board before then.

(f)           Compensation.  Directors shall receive such compensation as the Board determines for, and shall be reimbursed for reasonable expenses incurred in the performance of, their services to the Corporation as directors and in other capacities.

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(g)          Committees.  The Board, by resolution adopted by a majority of the total number of directors then in office, may designate one or more committees, consisting of one or more of the directors of the Corporation, to be committees of the Board.  To the extent provided in any resolution of the Board, these By-Laws, or any charter adopted by such committee and approved by the Board, and to the extent permissible under the governing instruments, any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.  The Board, but not any committee, may fill committee vacancies and may designate alternative committee members to replace absent members at any committee meetings.  The provisions of Sections 3.02, 3.03 and 3.04 of these By-Laws relating to the holding of meetings, notice, waiver, adjournment, quorum and board action shall apply to committees unless the Board otherwise determines.  The Board may adopt additional rules of procedure for any committee not inconsistent with these By-Laws.

(h)           Advance Contingent Resignation to Address Majority Voting.   As a condition for nomination as a director, any nominee who is an incumbent director shall agree to submit a letter of resignation from the Board in the event the director fails to receive a majority of votes cast (as defined in Section 3.01 above) in an uncontested election.  An incumbent nominee who does not receive a majority of the votes cast shall immediately tender his or her resignation, and the Board shall decide, through a process managed by the Nominating and Corporate Governance Committee of the Board (excluding from such process the nominee in question), whether to accept the resignation.  Prior to making the decision whether to accept any such resignation, the Board will afford the nominee an opportunity to provide any information or statement that he or she deems relevant.  If any tendered resignation is accepted, the Nominating and Corporate Governance Committee shall recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.  The Board in making its decision may consider any factors or information that it considers appropriate or relevant.  The Board’s explanation of its decision shall be promptly disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission.  The decision of the Board and such disclosure shall be completed within ninety days from the date of the certification of the election results.  If a majority of the members of the Nominating and Corporate Governance Committee of the Board receive a greater number of shares “withheld” from their election or cast “against” such members than votes “for” their election at the same election, then the remaining directors who are on the Board shall consider the matter directly or may appoint a committee of the Board among themselves solely for the purpose of considering the tendered resignations and making a recommendation to the Board whether to accept or reject them.

5.	Officers.

(a)           Positions; Election; Term; Removal.  The executive officers of the Corporation shall be a chief executive officer, a president, one or more vice presidents (with such designations and rankings as the Board may fix), a secretary and a treasurer, each of whom shall be elected or appointed annually by the Board.  The Board may also appoint, or may delegate to any executive officer the appointment of, subordinate and assistant officers with such titles and duties as the Board or such officer determines.  Officers need not be directors.  Any two or more offices may be held by the same person. Officers shall hold his office until such officer’s successors is elected and qualified or until such officer’s earlier resignation or removal.  Any officer may resign at any time by giving written notice to the chief executive officer or the secretary. Unless stated in the notice of resignation, the acceptance thereof shall not be necessary to make it effective. It shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof. The Board may at any time remove any officer with or without cause and may fill any vacancy created by the resignation, death, retirement, or removal of such officer. The executive officer appointing a subordinate or assistant officer may at any time remove such subordinate or assistant officer with or without cause and may fill any vacancy created by the resignation, death, retirement, or removal of such subordinate or assistant officer. Any officer may be appointed on an interim basis.

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(b)           Chief Executive Officer; Additional Powers and Duties of Other Officers.

i.           Subject to the Board’s overall authority, the chief executive officer shall have general control and supervision of the Corporation’s business and affairs and such other powers and duties consistent with these By-Laws as are customarily possessed by corporate chief executive officers and as the Board assigns.

ii.           Subject to the Board’s overall authority, each other officer shall have such powers and duties in addition to those specifically provided in these By-Laws as are customarily possessed by like corporate officers holding the same position and as the Board or the chief executive officer assigns.

(c)           President.  The president shall have such powers and duties as the Board or chief executive officer assigns.  Unless and until the Board otherwise determines, in the event of the absence or inability to act of the chief executive officer, or if there be no chief executive officer, the president shall have the powers and duties of the chief executive officer.

(d)           Vice Presidents.  Each vice president shall have such further title and such powers and duties as the Board or the chief executive officer assigns.  Unless and until the Board otherwise determines, in the event of the absence or inability to act of the president, or if there be no president, the ranking vice president shall have the powers and duties of the president.

(e)           Secretary.  The secretary shall give all meeting and other required corporate notices except as otherwise provided in these By-Laws; shall attend and keep minutes of the proceedings of the meetings of the Board and stockholders; shall have charge of and maintain the corporate stock books and records (unless the Corporation has a transfer agent or registrar) and such other corporate records as the Board directs; and shall keep the corporate seal and, when duly authorized, shall affix such seal to all necessary corporate instruments.

(f)           Treasurer.  The treasurer shall be the Corporation’s chief financial officer.  Unless another officer or employee is so designated by the Board, the treasurer shall be the Corporation’s chief accounting officer and shall maintain its financial books and records.  The Board shall designate such depositories for the funds and securities of the Corporation as it shall deem advisable and shall notify such depositories of the person or persons who shall be authorized to execute instruments and documents on behalf of the Corporation.  Such power may be executed singly, jointly or in combination thereof as the Board shall determine.

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(g)           Compensation.  The Board shall fix the compensation, if any, of all officers who are directors and may fix, or delegate to the chief executive officer authority to fix, the compensation of other officers.

6.	Shares And Transfer.

(a)           Certificates.  Shares of the Corporation shall be represented by certificates in such form consistent with the governing instruments as the Board approves, shall be signed by the chief executive officer, president or any vice president and the secretary or treasurer, or any assistant secretary or treasurer, and shall be sealed with the corporate seal or its facsimile.  Officers signatures may be facsimile if the certificate is signed by a transfer agent or registered by a registrar other than the Corporation or its employee.  Certificates may be used although the officer who has signed, or whose facsimile signature has been used, is no longer such officer.  If the Corporation is authorized to issue shares of more than one class, certificates shall contain the statements required by statute. Notwithstanding anything herein to the contrary, the Corporation shall also be eligible to participate in the direct registration system applicable to the Corporation’s securities traded on a national securities exchange or in an inter-dealer quotation system providing for investors in the securities of the Corporation to hold their shares in the Corporation in book entry from without certificates being issued.

(b)           Transfer Agents; Registrars.  The Board may appoint one or more transfer agents and/or registrars, the duties of which may be combined, and prescribe their duties.

(c)           Transfers; Lost Certificates.  Subject to the governing instruments and compliance with such additional requirements as the Board may establish:

i.           Shares shall be transferable only on the Corporation’s books by the holders or their duly authorized attorneys or legal representatives upon surrender of certificates properly endorsed.

ii.           Replacements for certificates alleged to have been lost or destroyed may be issued upon delivery of such proof of loss and/or bond with or without surety, or other security, sufficient to indemnify the Corporation as the Board determines.

(d)           Record Date.  To determine the stockholders of record for any purpose, the Board may fix a record date; provided that the record date shall not precede the date upon which the Board adopts the resolution fixing the record date; and provided further that the record date shall be: (a) in the case of determination of stockholders entitled to receive notice of or to vote at any meeting of stockholders or adjournment thereof, not more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, not more than ten days after the date upon which the resolution fixing the record date is adopted by the Board; and (c) in the case of any other action, not more than 60 days prior to such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may choose to fix a new record date for the adjourned meeting.

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7.	Indemnification Of Directors, Officers, Employees And Agents.

The Corporation shall indemnify and advance expenses to every director and officer of the Corporation in the manner and to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending, or completed investigation, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), in which such director or officer was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or member or in any other capacity while serving as a director, officer, employee, fiduciary or member. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board.  The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, any provision of the Corporation’s certificate of incorporation or of these By-Laws or of any agreement, any vote of stockholders or disinterested directors or otherwise.

8.	Miscellaneous.

(a)           Seal.  The corporate seal shall be in such form as the Board may approve.  The seal and any duplicate of the seal shall be in the charge of the secretary or an assistant secretary.

(b)           Fiscal Year.  The Board may establish and change the Corporation’s fiscal year.  Until the Board acts, the fiscal year shall end on the last day of December in each year.

(c)           Shares in Other Corporations.  Shares in other corporations held by the Corporation may be represented and voted by the chief executive officer or any person designated by him unless the Board otherwise directs.

(d)           By-Law Amendments.  Subject to the governing instruments, By-Laws may be adopted, amended or repealed by the Board at any time (provided that any change by the Board in the number of directors requires the vote of a majority of the entire Board).  Any By-Law adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon.

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Exhibit A

Procedure for Notice of Stockholder Nominations and Proposals.

1.
Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board (or, with respect to director nominations, by any committee whose responsibilities include director nominations), or (c) by any stockholder of the Corporation present in person at the meeting who (i) was a stockholder of record at the time of giving of notice provided for in this Exhibit A and at the time of an annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 1 as to such proposals or nominations. Clause (c)(iii) in the foregoing sentence provides the exclusive means for a stockholder to make nominations or submit proposals of other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.  For purposes of this Exhibit A, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such meeting.  A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company, (iii) a trust, any trustee of such trust, or (iv) an individual, any person properly qualified under applicable law to exercise the rights of such proposing stockholder at the meeting.

2.
Notice of any nomination for election or reelection as a director and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders (the “next annual meeting”) must be received by the secretary of the Corporation not less than 120 days before the anniversary of the date the Corporation mailed its proxy materials for the prior year's annual meeting; provided, however, that if the date of the next annual meeting has changed by more than 30 calendar days from the prior year’s annual meeting, notice by the stockholder must be received by the secretary of the Corporation not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, then not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. The notice may be hand-delivered or mailed by certified or registered mail, return receipt requested.

3.	The notice shall be in writing and shall contain:

(A)        as to each person whom the stockholder proposes to nominate for election or reelection as a director, (1) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (2) a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (3) a description of all relationships between the proposed nominee and the recommending stockholder and the beneficial owner, if any, and of any agreements, arrangements and understandings between the recommending stockholder and the beneficial owner, if any, and the proposed nominee regarding the nomination, (4) a description of all relationships between the proposed nominee and any of the Corporation’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Corporation, and (5) a completed and signed questionnaire, representation and agreement required by this Exhibit A. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee;

(B)     as to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (2) a description of all contracts, arrangements, understandings and relationships between such stockholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such stockholder and (3) the text of the proposal or business (including the text of any resolutions proposed for consideration); and

(C)      as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation’s books, the telephone number of such stockholder, and the name, address and telephone number of such beneficial owner, if any, (2)(A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned of record by such stockholder and beneficially by such beneficial owner and the time period such shares have been held, (B)any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation or has granted any such right to any person or persons, (D) any short interest in any security of the Corporation (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (H) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (I) any material pending or threatened legal proceeding in which such stockholder or beneficial owner is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (J) any direct or indirect material interest in any material contract or agreement of such stockholder or beneficial owner with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (3) a representation that such stockholder and beneficial owner, if any, intend to be present in person at the meeting; and (4) a representation that such stockholder and such beneficial owner, if any, intend to continue to hold the reported shares, Derivative Instruments or other interests through the date of the Corporation’s next annual meeting of stockholders. For purposes of satisfying the requirements of clause (2) of this paragraph with respect to a beneficial owner, the beneficial owner shall supply to the Corporation either (A) a statement from the record holder of the shares, Derivative Instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, Derivative Instruments or other interests have been held by such beneficial owner, or (B) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares, Derivative Instruments or other interests have been held. If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners.

4.
A stockholder shall update and supplement its notice to the Corporation of any nomination to be made or of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be hand-delivered or mailed by certified or registered mail, return receipt requested, and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than: (i) in the case of the update and supplement required to be made as of the record date, 5 business days after the record date for notice of the meeting; and (ii) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed).

5.
Notwithstanding anything in this Exhibit A to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding annual meeting, a stockholder’s notice required by this Exhibit A shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be hand-delivered or mailed by certified or registered mail, return receipt requested, and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

6.
The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded.

7.
The Corporation may require any proposed nominee to provide such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

8.
To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice of a nomination under this Exhibit A) to the secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the secretary of the Corporation upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

9.
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (a) by or at the direction of the Board or (b) provided that the notice of meeting specifies that directors shall be elected at such meeting, by any stockholder of the Corporation present in person at the meeting who (i) is a stockholder of record at the time of giving of notice at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Exhibit A as to such nomination, including the procedures regarding updating and supplementing notices (other than with respect to timing requirements, which shall be governed by the next sentence). A stockholder’s notice with respect to any such nomination (including the completed and signed questionnaire, representation and agreement required by this Exhibit A) shall be hand-delivered or mailed by certified or registered mail, return receipt requested, and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 60th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 70 days prior to the date of such special meeting, then not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. The chairman of a special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Exhibit A and, if the chairman should so determine, any such business not properly brought before the meeting shall not be transacted.

10.
Nothing in this Exhibit A shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or of the holders of any series of Preferred Stock if and to the extent provided for under law, the Corporation’s Certificate of Incorporation or these By-Laws.

11.	For purposes of this Exhibit A, “public announcement” shall mean disclosure by means of any method or combination of methods compliant with Regulation FD under the Exchange Act.

EXHIBIT H

Executory Contracts to be Assumed

Neither the inclusion nor exclusion of any contract on the attached schedule shall constitute an admission by the Debtors that any such contract or lease is in fact an executory contract capable of assumption or that any Reorganized Debtor has any liability thereunder.  To the extent a contract listed on the attached schedule is not executory, the scheduling of such contract shall have no legal import and the Debtors’ rights to such contact are preserved.  Further, the Debtors expressly reserve the right to alter, modify, amend, remove, augment or supplement this exhibit at any time in accordance with the Plan.

The Debtors may have entered into various confidentiality agreements prepetition and postpetition, as well as other agreements postpetition in the ordinary course of their business affairs.  Notwithstanding the fact that such documents may not be separately set forth on the attached schedule, such documents are deemed assumed as of the Effective Date.

The Debtors have also previously assumed or assumed and assigned contracts or leases pursuant to separate stipulations and orders previously approved by the Court.  To the extent that the assumption or the assumption and assignment of such contracts and leases has already become effective, and the related cure amounts have already been satisfied, such contracts and leases may not be separately set forth on the attached schedule.

Where the attached schedule lists multiple executory contracts to be assumed by each Debtor and/or multiple related counterparties, the cure amount listed represents the aggregate cure amount and has not been allocated among each of the counterparties or the contracts listed.  In addition, the attached executory contracts shall include all amendments and modifications to such contracts, whether or not such amendments and modifications are specifically listed.

Counterparty	Agreement	Counterparty Address	Cure Amount
Academy Chicago Ltd., d/b/a Academy Chicago Publishers	Book License Agreement, dated January 18, 2008, between 4Kids Entertainment, Inc., and Academy Chicago Ltd. d/b/a Academy Chicago Publishers, as amended, covering the Charlie Chan Property.	363 W. Eire Street Seventh Floor Chicago, IL 60610	$0.00
AMP-Pressone	Agreement for internet and phone services.	38-31 Crescent St. Long Island City, NY 11101	$0.00
Apex Marketing, Inc. & Chaotic USA Entertainment Group, Inc.	Amended and Restated Chaotic Deal Memo, dated as of December 11, 2006, among 4Kids Entertainment, Inc., Apex Marketing, Inc. and Chaotic USA Entertainment Group, Inc.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128	$0.00
Ares Films	Tai Chi Chasers Foreign Broadcast License Agreement, dated as of March 5, 2012, between 4Kids Entertainment, Inc., and Ares Films.	5 Rue Soyer 92200 NEUILLY SUR SEINE FRANCE	$0.00
Ares-Films	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Ares-Films, relating to Dinosaur King, with a broadcast term starting on September 1, 2008 and ending on December 31, 2017.	58 av Charles de Gaulle 922000 NEUILLY SUR SEINE FRANCE	$0.00
Artlist International, Inc.	Representation Agreement, dated as of December 5, 2007, between Artlist International, Inc., and 4Kids Entertainment Licensing, Inc., with respect to the property known as "The Dog", as amended by letter agreements dated October 22, 2009, January 15, 2010, December 7, 2010, October 25, 2011, November 30, 2011, February 24, 2012.	2F Nakameguro Efuwan Bldg. 2-5-21 ,Nakameguro, Meguro-ku, Tokyo, 153-0061 JAPAN	$293,052.91
Artlist International, Inc.	Representation Agreement, dated as of December 5, 2007, between Artlist International, Inc., and 4Kids Entertainment Licensing, Inc., with respect to the property known as "The Cat", as amended by letter agreements dated October 22, 2009.	2F Nakameguro Efuwan Bldg. 2-5-21 ,Nakameguro, Meguro-ku, Tokyo, 153-0061 JAPAN	$0.00
Artlist International, Inc.	Representation Agreement, dated as of December 5, 2007, between Artlist International, Inc., and 4Kids Entertainment Licensing, Inc., with respect to the property known as "The Pig", as amended by letter agreements dated October 22, 2009.	2F Nakameguro Efuwan Bldg. 2-5-21 ,Nakameguro, Meguro-ku, Tokyo, 153-0061 JAPAN	$0.00
Artpeople A/S	Merchandise License Agreement, dated as of December 2, 2009, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Artpeople A/S, relating to Dinosaur King.	Vester Farimagsgade 41 DK-1661 Copenhagen V DENMARK	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
Bardel Entertainment Inc.	Chaotic Co-Venture Agreement, dated June 5, 2007, between 4Kids Entertainment, Inc., and Bardel Entertainment Inc.	548 Beatty Street Vancouver BC V6B 2L3 CANADA	$0.00
Bardel Entertainment Inc.	Viva Piñata Co-Venture Agreement, dated November 15, 2006, between 4Kids Entertainment, Inc., and Bardel Entertainment Inc.	548 Beatty Street Vancouver BC V6B 2L3 CANADA	$0.00
Bluefolio, Inc.	Agreement, dated as of April 25, 2011, between 4Kids Entertainment Licensing, Inc. and Marcia Aoki, as amended by a letter dated June 3, 2011, among 4Kids Entertainment Licensing, Inc., Marcia Aoki and Bluefolio, Inc., substituting Ms. Aoki's company Bluefolio, Inc. as the contracting party on behalf of Ms. Aoki.	3-17-4 Takaban, Meguro-ku, Tokyo, 152-0004 JAPAN	$0.00
Breakthrough Films and Television Inc.	Letter Agreements dated as of June 1, 2011 between 4Kids Entertainment, Inc., and Breakthrough Films and Television Inc.	122 Sherbourne Street Toronto ON M5A 2R4 CANADA	$0.00
Canal J SAS	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Canal J SAS, relating to Dinosaur King, with a broadcast term starting on January 1, 2009 and ending on December 31, 2013.	12 Rue d'Oradour sur Glane 75015 PARIS FRANCE	$0.00
Canon Business Solutions	Agreement for copier and scanning service.	PO Box 550599 Jacksonville, FL 32255-0599	$0.00
Chaotic USA Entertainment Group, Inc.	Merchandise License Agreement, dated as of December 11, 2006, among 4Kids Entertainment Licensing, Inc., Chaotic USA Entertainment Group, Inc. and TC Digital Games LLC.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128	$0.00
Chaotic USA Entertainment Group, Inc.	TC Digital Games LLC Operating Agreement, dated as of December 11, 2006, between 4Kids Digital Games, Inc. and Chaotic USA Entertainment Group, Inc., as amended on August 15, 2007 and on December 18, 2007 with respect to the Membership Interest Purchase Agreement between 4Kids Digital Games, Inc., and Chaotic USA Entertainment Group, Inc. and as further amended by a letter dated as of September 16, 2008.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
Chaotic USA Entertainment Group, Inc.	TC Websites LLC Operating Agreement, dated as of December 11, 2006 between 4Kids Websites, Inc., and Chaotic USA Entertainment Group, Inc., as amended on December 18, 2007 with respect to the Membership Interest Purchase Agreement between 4Kids Websites, Inc., and Chaotic USA Entertainment Group, Inc. and as further amended by letter dated September 15, 2008.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128	$0.00
Chaotic USA Entertainment Group, Inc. & AFN	Chaotic Foreign Broadcast License Agreement, dated as of February 4, 2010, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and AFN.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and 23755 Z Street Riverside, CA 92518-2031	$0.00
Chaotic USA Entertainment Group, Inc. & Ares-Films	Chaotic Foreign Broadcast License Agreement, dated as of January 1, 2008, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and Ares-Films.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and 5 Rue Soyer 92200 NEUILLY-SUR-SEINE FRANCE	$0.00
Chaotic USA Entertainment Group, Inc. & D-Smart	Chaotic Foreign Broadcast License Agreement, dated as of July 22, 2011, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and D-Smart (Mozaik Iletisim Hizmetleri A.S.) 19 Mayis Mah. 19 Mayis Cad.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and Dr.Husnu Ismet Ozturk Sok., Sisli Plaza Ofis Bloklari D Blok No: 1 Sisli, 34360 Istanbul TURKEY	$0.00
Chaotic USA Entertainment Group, Inc. & Jetix Europe Properties S.A.R.L.	Chaotic Foreign Broadcast License Agreement, dated as of January 1, 2009, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and Jetix Europe Properties S.A.R.L.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and Luxembourg, Zurich Branch Zahringerplatz 11 8001 Zurich SWITZERLAND	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
Chaotic USA Entertainment Group, Inc. & KM Productions	Chaotic Foreign Broadcast License Agreement, dated as of December 3, 2007, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and KM Productions.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and PO Box 3433 Abu Dhabi UNITED ARAB EMIRATES	$0.00
Chaotic USA Entertainment Group, Inc. & KM Productions	Chaotic Foreign Broadcast License Agreement, dated as of December 15, 2008, by and among 4Kids Entertainment, Inc. for itself and as agent for Chaotic USA Entertainment Group, Inc., and KM Productions.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and PO Box 3433 Abu Dhabi UNITED ARAB EMIRATES	$0.00
Chaotic USA Entertainment Group, Inc. & KM Productions	Chaotic Foreign Broadcast License Agreement, dated as of June 15, 2011, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and KM Productions.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and PO Box 3433 Abu Dhabi UNITED ARAB EMIRATES	$0.00
Chaotic USA Entertainment Group, Inc. & Network Ten Pty. Limited	Chaotic Foreign Broadcast License Agreement, dated as of October 1, 2009, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and Network Ten Pty. Limited.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and 1 Saunders Street Pyrmont NSW 2009 AUSTRALIA	$0.00
Chaotic USA Entertainment Group, Inc. & Orlando Klinci d.o.o.	Chaotic Foreign Broadcast License Agreement, dated as of July 16, 2009, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and Orlando Klinci d.o.o.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and Medjimurska 19 Zagreb CROATIA	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
Chaotic USA Entertainment Group, Inc. & Teletoon Canada, Inc.	Chaotic Foreign Broadcast License Agreement, dated as of July 7, 2009, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and Teletoon Canada, Inc.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and 36 Yonge Street Toronto ON M5E 1B2 CANADA	$0.00
Chaotic USA Entertainment Group, Inc. & Teletoon Canada, Inc.	Chaotic Foreign Broadcast License Agreement, dated as of July 7, 2009, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and Teletoon Canada, Inc.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and 36 Yonge Street Toronto ON M5E 1B2 CANADA	$0.00
Chaotic USA Entertainment Group, Inc. & Televix Entertainment	Chaotic Foreign Broadcast License Agreement, dated as of February 28, 2007, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and Televix Entertainment.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and 449 South Beverly Drive Suite 300 Beverly Hills, CA 90212	$0.00
Chaotic USA Entertainment Group, Inc. & Televix Entertainment	Chaotic Foreign Broadcast License Agreement, dated as of September 17, 2008, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and Televix Entertainment.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and 449 South Beverly Drive Suite 300 Beverly Hills, CA 90212	$0.00
Chaotic USA Entertainment Group, Inc. & Televix Entertainment	Chaotic Foreign Broadcast License Agreement, dated as of October 21, 2009, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and Televix Entertainment.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and 449 South Beverly Drive Suite 300 Beverly Hills, CA 90212	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
Chaotic USA Entertainment Group, Inc. & Televix Entertainment	Chaotic Foreign Broadcast License Agreement, dated as of April 28, 2010, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and Televix Entertainment.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and 449 South Beverly Drive Suite 300 Beverly Hills, CA 90212	$0.00
Chaotic USA Entertainment Group, Inc. & Televix Entertainment	Chaotic Foreign Broadcast License Agreement, dated as of June 14, 2010, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and Televix Entertainment.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and 449 South Beverly Drive Suite 300 Beverly Hills, CA 90212	$0.00
Chaotic USA Entertainment Group, Inc. & United Channels of Israel	Chaotic Foreign Broadcast License Agreement, dated as of June 3, 2008, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and United Channels of Israel.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and 76, Yigal Alon Street Tel Aviv, 67067 ISRAEL	$0.00
Chaotic USA Entertainment Group, Inc. & United Channels of Israel	Chaotic Foreign Broadcast License Agreement, dated as of February 1, 2010, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and United Channels of Israel.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and 76, Yigal Alon Street Tel Aviv, 67067 ISRAEL	$0.00
Chaotic USA Entertainment Group, Inc. & Zen Media BV	Chaotic Foreign Broadcast License Agreement, dated as of November 29, 2010, by and among 4Kids Entertainment, Inc., for itself and as agent for Chaotic USA Entertainment Group, Inc., and Zen Media BV.	c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128 and 6, Place des Eaux Vives, 1207 Geneva SWITZERLAND	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
Cherry Lane Publishing Company, Inc.	Music Acquisition and Administration Agreement, dated June 28, 2002, between 4Kids Entertainment, Inc., and Cherry Lane Publishing Company, Inc., as amended.	BMG Chrysalis 6 East 32nd Street 11th Floor New York, NY 10016	$0.00
Class Investment S.A.	Merchandise License Agreement, dated as of July 27, 2010, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Class Investment S.A., relating to Dinosaur King.	Poleczki 23, 02-822 Warszawa, POLAND	$0.00
Confecciones Andrea Feliú y Lama Ltda	Merchandise License Agreement, dated as of August 27, 2009, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Confecciones Andrea Feliú y Lama Ltda, relating to Dinosaur King.	venida Salvador Allende 579 Huechuraba, Santiago CHILE	$0.00
Contender Ltd.	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Contender Ltd., relating to Dinosaur King, with a broadcast term starting on May 29, 2009 and ending on May 28, 2014.	Zahringerplatz 1 8001, Zurich SWITZERLAND	$0.00
Copyright Collective of Canada	Agreement between 4Kids Entertainment, Inc. and its subsidiaries and Copyright Collective of Canada for the Collection of Cable TV Retransmission Royalties.	22 St. Clair Avenue West Suite 1603 Toronto ON M4T 2SA CANADA	$0.00
Cornerstone Patent Technologies, LLC	Patent Purchase Agreement, dated September 10, 2007, by and between Cornerstone Patent Technologies, LLC, and 4Kids Technology, Inc.	31 Cross Street Cohoes, NY 12047	$0.00
Corus Entertainment	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Corus Entertainment, relating to Dinosaur King, with a broadcast term starting on October 1, 2009 and ending on December 31, 2013.	YTV Canada 135 Liberty Street, Suite 101 Toronto ON M6K 1A7 CANADA	$0.00
Digital Platform Iletisim Hizmetleri A.S.	Tai Chi Chasers Foreign Broadcast License Agreement, dated as of June 30, 2011, between 4Kids Entertainment, Inc., and Digital Platform Iletisim Hizmetleri A.S.	Yildiz Cad., Polat Tower No. 34, Besiktas 34353 Istanbul TURKEY	$0.00
Dreamia, Serviços De Televisão, S.A.	Tai Chi Chasers Foreign Broadcast License Agreement dated as of August 12 , 2010, between 4Kids Entertainment, Inc., and Dreamia, Serviços De Televisão, S.A.	Avenida 5 de Outubro, 208, 1069-203 Lisbon PORTUGAL	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
E1 Entertainment UK Ltd (formerly Contender Ltd)	Chaotic Home Video License Agreement, dated as of the 1st day of September, 2009, by and between, on the one hand, 4Kids Entertainment, Inc., and E1 Entertainment UK Ltd. (formerly Contender Ltd).	120 New Cavendish Street LONDON W1W 6XX UNITED KINGDOM	$0.00
Egmont International Holdings A/S	Merchandise License Agreement, dated as of November 23, 2010, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Egmont International Holdings A/S, as amended, relating to Dinosaur King.	Vognmagergade 11 1148 Copenhagen K DENMARK	$0.00
El Ocho Licencias y Promociones S.L.	Subagency Agreement, dated as of February 13, 2008, and up to and including December 31st 2012, by and between Artlist, c/o 4Kids Entertainment, Inc., and El Ocho Licencias y Promociones S.L.	C/Fernandez De Los Rios 87 4*D 28015 Madrid SPAIN	$0.00
Exim Licensing	Subagency Agreement, dated as of April 27, 2009, and up to and including December 31, 2012, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Exim Licensing, relating to Dinosaur King.	1691 Michigan Avenue Miami Beach, FL 33139	$0.00
Exim Licensing	Subagency Agreement, dated as of April 27, 2009, and up to and including December 31, 2012, by and between Artlist, c/o 4Kids Entertainment, Inc., and Exim Licensing.	1691 Michigan Avenue Miami Beach, FL 33139	$0.00
Fintage	Secondary Rights Agreement, between 4Kids Entertainment, Inc., and Fintage, as amended.	Stationsweg 32 2312 AV Leiden The Netherlands	$0.00
Fipo Group Aps	Merchandise License Agreement, dated as of January 9, 2009, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Fipo Group Aps, as amended, relating to Dinosaur King.	Esbjergvej 101 6000 Kolding DENMARK	$0.00
Forever Fab LLC	Amendment, dated as of September 28, 2010, by and between Forever Fab LLC and 4Kids Entertainment, Inc. through its wholly-owned subsidiary 4Sight Licensing Solutions, Inc.	141 E. 88th Street Apt. 11 E New York, NY 10128	$0.00
Fun Game Media GmbH	Letter Agreement, dated February 1, 2011, between Fun Game Media GmbH, and 4Kids Entertainment, Inc., with respect to the property entitled Smeshariki/Gogoriki.	Hochbrückenstraße 10 D – 80331 München GERMANY	$0.00
Giochi Preziosi SpA	Merchandise License Agreement, dated as of February 5, 2009, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Giochi Preziosi SpA, as amended, relating to Dinosaur King.	Via del Lauro 7 20121 Milano (MI) ITALY	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
Giochi Preziosi Spa	Merchandise License Agreement, dated as of February 5, 2009, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Giochi Preziosi Spa, relating to Dinosaur King.	Via delle Primule, 5 20020 Cogliate (MB) ITALY	$0.00
Group France Television S.A.	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Group France Television S.A., relating to Dinosaur King, with a broadcast term starting on September 1, 2008 and ending on January 14, 2015.	7, esplanade Henri de France 75015 PARIS FRANCE	$0.00
HarperCollins Publishers Limited	Merchandise License Agreement, dated as of December 3, 2009, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and HarperCollins Publishers Limited, relating to Dinosaur King.	77-85 Fulham Palace Road LONDON W6 8JB UNITED KINGDOM	$0.00
Home Focus Development Ltd.	Interest Purchase Agreement, dated as of February 24, 2009, by and among Home Focus Development Ltd., and 4Kids Entertainment, Inc.	Trustnet Chambers P.O. Box 3444 Road Town, Tortola BRITISH VIRGIN ISLANDS	$0.00
Home Focus Development Ltd.	Shareholder Agreement of TC Digital International Limited, by and among 4Kids Entertainment, Inc., Home Focus Development Ltd, TC Digital Games, LLC and TC Digital International Ltd and TC Digital International.	Trustnet Chambers P.O. Box 3444 Road Town, Tortola BRITISH VIRGIN ISLANDS	$0.00
Home Focus Development Ltd.	Limited Memorandum of Association, by and among 4Kids Entertainment, Inc., Home Focus Development Ltd, TC Digital Games, LLC and TC Digital International Ltd.	Trustnet Chambers P.O. Box 3444 Road Town, Tortola BRITISH VIRGIN ISLANDS	$0.00
Hulu, LLC	Agreement, dated as of July 31, 2009, between Hulu, LLC, and 4Kids Ad Sales, Inc., as amended.	12312 West Olympic Boulevard, Los Angeles, CA 90064	$0.00
Iberian Program Services, C.V.	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Iberian Program Services, C.V., relating to Dinosaur King, with a broadcast term starting on May 31, 2009 and ending on May 30, 2014.	Koningin Wilhelminaplein 2-4, 1062 HK Amsterdam THE NETHERLANDS	$0.00
Imavision Distribution Inc.	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Imavision Distribution Inc., relating to Dinosaur King, with a broadcast term starting on January 1, 2009 and ending on December 31, 2013.	1313 St. Jacques Street Montreal QC H3C 4K2 CANADA	$0.00
Importaciones Rey Azteca S.A. de C.V.	Merchandise License Agreement, dated as of March 9, 2010, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Importaciones Rey Azteca S.A. de C.V., relating to Dinosaur King.	Rio Nilo #6 Col. Cuauhtémoc, C.P. 06500 MEXICO	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
Iron Mountain	Agreement for backup tape storage.	PO Box 2719 New York, NY 10087-7129	$2172.79
ITV Network	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and ITV Network, relating to Dinosaur King, with a broadcast term starting on September 1, 2010 and ending on August 31, 2013.	The London Television Centre Upper Groun LONDON SE1 9TT UNITED KINGDOM	$0.00
J.M. Inacio Lda.	Merchandise License Agreement, dated as of August 16, 2010, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and J.M. Inacio Lda., relating to Dinosaur King.	Rua Antonio Arouca, 43, S. Cosme, Gondomar, 4420-030 PORTUGAL	$0.00
Jakks Pacific, Inc.	Merchandising Deal Memo, dated August 5, 2010, between 4Kids Entertainment, Inc., and Jakks Pacific, Inc., with respect to Cabbage Patch Kids.	22619 Pacific Coast Highway Malibu, California 90265	$0.00
Jay Emmett	Indemnification Agreement, dated November 9, 2005, by and between 4 Kids Entertainment, Inc. and Jay Emmett.	c/o 4Kids Entertainment, Inc. 53 West 23rd Street New York, NY 10010	$0.00
Jetix Europe Channels BV	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Jetix Europe Channels BV, relating to Dinosaur King, with a broadcast term starting on September 1, 2008 and ending on August 31, 2013.	c/o Buena Vista International, Inc. 350 South Buena Vista Street Burbank, California 91521	$0.00
Jetix Europe Channels BV	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Jetix Europe Channels BV, relating to Dinosaur King, with a broadcast term starting on June 1, 2009 and ending on May 31, 2014.	c/o Buena Vista International, Inc. 350 South Buena Vista Street Burbank, California 91521	$0.00
Jetix Europe Properties S.A.R.L.	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Jetix Europe Properties S.A.R.L., relating to Dinosaur King, with a broadcast term starting on March 1, 2008 and ending on September 30, 2013.	Luxembourg, Zurich Branch Zahringerplatz 11 8001 Zurich SWITZERLAND	$0.00
Jetix Europe Properties S.A.R.L.	Broadcast Agreement, by and between 4Kids Entertainment, Inc., Jetix Europe Properties S.A.R.L., relating to Dinosaur King, with a broadcast term starting on April 1, 2009 and ending on March 31, 2014.	Luxembourg, Zurich Branch Zahringerplatz 11 8001 Zurich SWITZERLAND	$0.00
Jetix Europe Properties S.A.R.L.	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Jetix Europe Properties S.A.R.L., relating to Dinosaur King, with a broadcast term starting on February 1, 2009 and ending on July 31, 2014.	Luxembourg, Zurich Branch Zahringerplatz 11 8001 Zurich SWITZERLAND	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
Jetix Europe Properties S.A.R.L.	Broadcast Agreement, by and between 4Kids Entertainment, Inc., Jetix Europe Properties S.A.R.L., relating to Dinosaur King, with a broadcast term starting on January 1, 2010 and ending on December 31, 2014.	Luxembourg, Zurich Branch Zahringerplatz 11 8001 Zurich SWITZERLAND	$0.00
Jeunesse TV	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Jeunesse TV, relating to Dinosaur King, with a broadcast term starting on October 1, 2009 and ending on September 30, 2013.	28 Rue François 1er 75008 PARIS FRANCE	$0.00
Joucéo S.A.S.	Merchandise License Agreement, dated as of November 17, 2009, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Joucéo S.A.S., relating to Dinosaur King.	Centre de gros Larrieu 17 Rue Gaston Evrard 31094 TOULOUSE FRANCE	$0.00
Keterly Carteiras e Bolsas Ltda.	Merchandise License Agreement, dated as of February 28, 2010, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Keterly Carteiras e Bolsas Ltda., relating to Dinosaur King.	Rue José Mortari, 740 – Vila Zampol, Cep: 09424-400 – Ribeirão Pires, SP BRAZIL	$0.00
KSM GmbH	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and KSM GmbH, relating to Dinosaur King, with a broadcast term starting on April 1, 2009 and ending on March 31, 2014.	Attn: Benjamin Krause Altkoenigstrasse 12 Hockkeim, 65239 GERMANY	$0.00
Levne Knihy A.S.	Merchandise License Agreement, dated as of March 5, 2012, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Levne Knihy A.S., relating to Dinosaur King.	Do Čertous 2660/16 192 00 Prague CZECH REPUBLIC	$0.00
Lusomundo Audiovisuais S.A.	Chaotic Home Video License Agreement, dated as of June 18, 2007, by and between 4Kids Entertainment Home Video, Inc., and Lusomundo Audiovisuais S.A.	Avenida 5 de Outubro 208, 1069-203 Lisboa PORTUGAL	$0.00
Magna Home Entertainment Pty Ltd.	Chaotic Home Video License Agreement, dated as of April 1, 2010, by and between 4Kids Entertainment, Inc., and Magna Home Entertainment Pty Ltd.	701 Macarthur Ave. Central Eagle Farm Queensland 4009 AUSTRALIA	$0.00
Magna Pacific Ltd.	Chaotic Home Video License Agreement, dated as of February 21, 2008, by and between 4Kids Entertainment, Inc., and Magna Pacific Ltd.	701 Macarthur Ave. Central Eagle Farm Queensland 4009 AUSTRALIA	$0.00
Max Licensing and Consulting Co Inc.	Subagency Agreement, dated as of February 7, 2011, up to and including December 31, 2012, by and between Artlist, c/o 4Kids Entertainment, Inc., and Max Licensing and Consulting Co Inc.	9/F No 30, Sec 3 Bada Road Taipei, Taiwan REPUBLIC OF CHINA	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
MC Productions	Merchandise License Agreement, dated as of February 1, 2010, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and MC Productions, as amended, relating to Dinosaur King.	15 Boulevard de Strasbourg 83000 TOULON FRANCE	$0.00
Michael Goldstein	Indemnification Agreement, dated November 9, 2005, by and between 4 Kids Entertainment, Inc. and Michael Goldstein.	c/o 4Kids Entertainment, Inc. 53 West 23rd Street New York, NY 10010	$0.00
Microsoft, Inc.	Piñata Term Sheet, dated as of January 13, 2006 between Microsoft, Inc., and 4Kids Entertainment, Inc., as amended by a letter dated August 17, 2007.	One Microsoft Way Redmond, WA 98052	$29,290.32
Mirage Licensing, Inc. and Mirage Studios, Inc.	Letter Agreements, dated as of November 8, 2011 and January 4, 2012 by and among 4Kids Entertainment, Inc., 4Kids Productions, Inc., 4Kids Entertainment Music, Inc., 4Kids Entertainment Licensing, Inc., Mirage Licensing, Inc. and Mirage Studios, Inc.	16 Market Street Northampton, MA 01060 and 1515 Broadway, New York, New York 10036	$29,577.39
Mirage Licensing, Inc., & Playmates Toys Inc.	Amended and Restated Minimum Guarantee Shortfall Protection Side Agreement, dated as of February 10, 2011, by and among Mirage Licensing, Inc., Playmates Toys Inc. and 4Kids Entertainment, Inc.	16 Market Street Northampton, MA 01060 and 909 N. Sepulveda Boulevard El Segundo, CA 90245	$0.00
Mirage Licensing, Inc., Mirage Studios, Inc., MTV Networks, a division of Viacom International Inc. and Viacom Overseas Holdings C.V.	Letter Agreement dated October 20, 2009, among 4Kids Entertainment, Inc., 4Kids Productions, Inc., 4Kids Entertainment Music, Inc., 4Kids Entertainment Licensing, Incorporated, Mirage Licensing, Inc., Mirage Studios, Inc., MTV Networks, a division of Viacom International Inc. and Viacom Overseas Holdings C.V.	16 Market Street Northampton, MA 01060 and 1515 Broadway New York, New York 10036	$0.00
Modern Times S.A.	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Modern Times S.A., relating to Dinosaur King, with a broadcast term starting on September 1, 2010 and ending on August 31, 2013.	1 G Papandreou Str, Voula Athens, GR-166 73 GREECE	$0.00
Modern Times S.A.	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Modern Times S.A., relating to Dinosaur King, with a broadcast term starting on January 1, 2011 and ending on December 31, 2015.	1 G Papandreou Str, Voula Athens, GR-166 73 GREECE	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
Motion Picture Association of America, Inc.	Representation Agreement, dated as of November 17, 2008, between Motion Picture Association of America, Inc., and 4Kids Productions, Inc., with respect to US cable retransmission royalties.	200 White Plains Road 1st Floor Tarrytown, NY 10591	$0.00
MTV networks, a division of Viacom international Inc. and Viacom Overseas Holdings C.V.	Termination, Assignment and Release Agreement dated as of October 20, 2009 by and among Mirage Licensing, Inc., 4Kids Entertainment, Inc., 4Kids Productions, Inc., 4Kids Entertainment Licensing, Inc., 4Kids Entertainment Music, Inc., MTV networks, a division of Viacom international Inc. and Viacom Overseas Holdings C.V.	16 Market Street Northampton, MA 01060 and 1515 Broadway, New York, New York 10036	$86,277.96
Network 10	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Network 10, relating to Dinosaur King, with a broadcast term starting on May 1, 2009 and ending on April 30, 2013.	1 Saunders Street, Pyrmont NSW 2009 AUSTRALIA	$0.00
Orlando Klinci d.o.o.	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Orlando Klinci d.o.o., relating to Dinosaur King, with a broadcast term starting on September 1, 2009 and ending on August 31, 2014.	Medjimurska 19 Zagreb CROATIA	$0.00
P & R, Permissions and Rights Ltd.	Merchandise License Agreement, dated as of May 13, 2011, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and P & R, Permissions and Rights Ltd., relating to Dinosaur King.	2 Rega Fereou Street Limassol Business Center Block B/301 Limassol, Cyprus	$0.00
Papelera Nacional S.A.	Merchandise License Agreement, dated as of November 1, 2011, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Papelera Nacional S.A., relating to Dinosaur King.	Calle Luisa Beausejour 2450 Chacra Ríos Norte, Lima PERÚ	$0.00
Planeta-Junior	Subagency Agreement, dated as of September 11, 2008 and amended October 29, 2009 up to and including December 31, 2013, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Planeta-Junior, relating to Dinosaur King.	Via E. Tazzoli, 15 20154 Milano (MI) ITALY	$0.00
Planeta-Junior	Subagency Agreement, dated as of June 3, 2008, and up to and including December 31, 2012, by and between Artlist, c/o 4Kids Entertainment, Inc., and Planeta-Junior.	Via E. Tazzoli, 15 20154 Milano (MI) ITALY	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
PMS International Group PLC	Merchandise License Agreement, dated as of July 7, 2010, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and PMS International Group PLC, relating to Dinosaur King.	International House Cricketers Way BASILDON, ESSEX SS13 1ST UNITED KINGDOM	$0.00
Rainbow Productions Limited	Merchandise License Agreement, dated as of September 14, 2010, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Rainbow Productions Limited, relating to Dinosaur King.	Unit 3, Greenlea Park Prince George’s Road LONDON SW19 2JD UNITED KINGDOM	$0.00
RTA SPA - Mediatrade	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and RTA SPA - Mediatrade, relating to Dinosaur King, with a broadcast term starting on March 1, 2009 and ending on August 31, 2015.	Largo del Nazareno 8 00187 Rome (RM) ITALY	$0.00
Samuel Eden & Son Limited	Merchandise License Agreement, dated as of April 20, 2010, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Samuel Eden & Son Limited, relating to Dinosaur King.	Valbro Business Park Barkby Road LEICESTER LE4 9LF UNITED KINGDOM	$0.00
Samuel R. Newborn	Indemnification Agreement, dated November 9, 2005, by and between 4 Kids Entertainment, Inc. and Samuel R. Newborn.	c/o 4Kids Entertainment, Inc. 53 West 23rd Street New York, NY 10010	$0.00
Sega Corporation	Agreement, dated July 1, 2007, between Sega Corporation, and 4Kids Entertainment, Inc., relating to Dinosaur King, as amended by amendments dated March 28, 2008, June 9, 2008, September 1, 2008 and March 20, 2009.	1-2-12 Haneda, Ohta-ku Tokyo 144-8531 JAPAN	$254,701.29
Sega Corporation	Agreement, dated July 29, 2008, between Sega Corporation, and 4Kids Entertainment, Inc., relating to the Dinosaur King Trading Card Game.	1-2-12 Haneda, Ohta-ku Tokyo 144-8531 JAPAN	$0.00
Sega Corporation	Publishing License Agreement, dated January 19, 2010, between Sega Corporation, and 4Kids Entertainment, Inc., relating to the following licensees: Hachette Collections SNC, Hachette Partworks Limited, Editorial Salvat SL, Hachette Fasciolli SRL, Hachette Polska Spzoo, Hachette Kollektsia.	1-2-12 Haneda, Ohta-ku Tokyo 144-8531 JAPAN	$0.00
Segal Licensing	Merchandise License Agreement, dated as of June 1, 2006, and up to and including December 31, 2012, by and between The American Kennel Club, c/o 4Kids Entertainment, Inc., and Segal Licensing.	Queens Quay Weste Ste 500 Toronto ON M5J 1A7 CANADA	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
Signature Publishing Limited	Merchandise License Agreement, dated as of July 14, 2010, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Signature Publishing Limited, relating to Dinosaur King.	Headley House, Headley Road Grayshott SURREY GU26-6TU UNITED KINGDOM	$0.00
Smith & Brooks Limited	Merchandise License Agreement, dated as of September 25, 2009, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Smith & Brooks Limited, relating to Dinosaur King.	1 Lower Park, Park Royal Road LONDON W3 6XA UNITED KINGDOM	$0.00
TC Digital Games LLC	Line of Credit Agreement, dated as of December 11, 2006, between 4Kids Digital Games, Inc., and TC Digital Games LLC, as amended by a letter agreement dated September 15, 2008.	162 S. Rancho Santa Fe Road Suite B-30 Encinitas, CA 92024 and c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128	$0.00
TC Digital Games LLC	Loan Agreement, dated as of December 11, 2006, between 4Kids Digital Games, Inc., and TC Digital Games LLC, as amended by a letter agreement dated September 15, 2008.	162 S. Rancho Santa Fe Road Suite B-30 Encinitas, CA 92024 and c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128	$0.00
TC Digital Games LLC	Merchandise License Agreement, dated as of December 11, 2006, among 4Kids Entertainment Licensing, Inc., Chaotic USA Entertainment Group, Inc. and TC Digital Games LLC.	162 S. Rancho Santa Fe Road Suite B-30 Encinitas, CA 92024 and c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128	$0.00
TC Digital Games, LLC & TC Digital International Ltd.	Limited Memorandum of Association, by and among 4Kids Entertainment, Inc., Home Focus Development Ltd, TC Digital Games, LLC and TC Digital International Ltd.	162 S. Rancho Santa Fe Road Suite B-30 Encinitas, CA 92024 and c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
TC Digital Games, LLC, TC Digital International Ltd., TC Digital International	Shareholder Agreement of TC Digital International Limited, by and among 4Kids Entertainment, Inc., Home Focus Development Ltd, TC Digital Games, LLC and TC Digital International Ltd and TC Digital International.	162 S. Rancho Santa Fe Road Suite B-30 Encinitas, CA 92024 and c/o Bryan Gannon 13280 Evening Creek Drive Suite 250 San Diego, CA 92128	$0.00
Telepictures Corporation/Warner Bros.	The continuing rights of 4Kids in the property known as "Thundercats" arising from a Settlement Agreement and Mutual Release dated as of March 6, 1992 between Lorimar Telepictures Corporation (currently part of Warner Bros.) and Leisure Concepts, Inc. (the prior name of 4Kids Entertainment, Inc.) and agreement dated as of June 15, 1984 by and between Telepictures Corporation and Leisure Concepts, Inc. with respect to Thundercats.	4000 Warner Boulevard Burbank, CA. 91522	$0.00
Televisa Sa de CV	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Televisa Sa de CV, relating to Dinosaur King, with a broadcast term starting on April 1, 2009 and ending on February 28, 2013.	Av Chapultepec No. 18 Col Doctores CP 06724 Mexico, D.F. MEXICO	$0.00
Televix Entertainment	Chaotic Home Video License Agreement, dated as of April 14, 2009, by and between 4Kids Entertainment, Inc., and Televix Entertainment.	449 South Beverly Drive Suite 300 Beverly Hills, CA 90212	$0.00
Televix Entertainment	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Televix Entertainment, relating to Dinosaur King, with a broadcast term starting on January 1, 2010 and ending on December 31, 2014.	449 South Beverly Drive Suite 300 Beverly Hills, CA 90212	$0.00
Televix Entertainment	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Televix Entertainment, relating to Dinosaur King, with a broadcast term starting on May 1, 2008 and ending on May 31, 2016.	449 South Beverly Drive Suite 300 Beverly Hills, CA 90212	$0.00
Televix Entertainment	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Televix Entertainment, relating to Dinosaur King, with a broadcast term starting on January 1, 2009 and ending on May 31, 2016.	449 South Beverly Drive Suite 300 Beverly Hills, CA 90212	$0.00
Televix Entertainment	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Televix Entertainment, relating to Dinosaur King, with a broadcast term starting on September 1, 2011 and ending on May 31, 2016.	449 South Beverly Drive Suite 300 Beverly Hills, CA 90212	$0.00
Televix Entertainment	Tai Chi Chasers Foreign Broadcast License Agreement, dated as of January 4, 2012, between 4Kids Entertainment, Inc. and Televix Entertainment.	449 South Beverly Drive Suite 300 Beverly Hills, CA 90212	$0.00
Tennessee S.A.	Merchandise License Agreement, dated as of September 16, 2008, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Tennessee S.A., relating to Dinosaur King.	180 Rue Froide 42210 CRAINTILLEUX FRANCE	$0.00
The American Kennel Club, Inc.	Representation Agreement, dated November 6, 2007, between The American Kennel Club, Inc., and 4Kids Entertainment, Inc., through its wholly owned subsidiary, 4Sight Licensing Solutions, Inc., as amended.	260 Madison Avenue New York, NY 10016	$200,905.54
The American Kennel Club, Inc.	Representation Agreement, dated as of December 22, 2005, between The American Kennel Club, Inc., and 4Kids Entertainment, Inc., through its wholly owned subsidiary, 4Sight Licensing Solutions, Inc., as amended.	260 Madison Avenue New York, NY 10016	$0.00
The Jim Henson Company and Global Brands Japan KK	Master Licensee and Subagency Agreement, dated as of March _, 2008, among 4Kids Entertainment Licensing, Inc., The Jim Henson Company and Global Brands Japan KK , as amended by that certain amendment dated as of June 1, 2008, covering the Jim Henson designs property.	1416 N. La Brea Ave. Hollywood, CA 90028 and GM-G Building 3 F 2-5-8 Ginza, Chuo-ku Tokyo 104 – 0061 JAPAN	$0.00
The Jim Henson Company, Inc.	Pajanimals Term Sheet, between The Jim Henson Company, Inc., and 4Kids Entertainment, Inc., executed by The Jim Henson Company, Inc. on December 13, 2007 and by 4Kids Entertainment, Inc. on December 10, 2007, as amended by that certain amendment dated as of February 14, 2011.	1416 N. La Brea Ave. Hollywood, CA 90028	$0.00
The Jim Henson Company, Inc.	Agreement, dated as of May 1, 2007, between The Jim Henson Company, Inc., and 4Kids Entertainment Licensing, Inc., with respect to the property known as Jim Henson designs, as amended as of August 18, 2010.	1416 N. La Brea Ave. Hollywood, CA 90028	$0.00
T-mobile	Agreement for Blackberry and phone services.	PO Box 79790047 St. Louis MO 63179-0047	$0.00

Counterparty	Agreement	Counterparty Address	Cure Amount
Toei Animation Inc.	Taichi Chaser Deal Memo, dated as of December 16, 2009, between Toei Animation Inc., and 4Kids Entertainment, Inc.	11150 W Olympic Boulevard # 1150 Los Angeles, CA 90064-1844	$0.00
Tournon S.A.	Merchandise License Agreement, dated as of November 6, 2008, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Tournon S.A., as amended, relating to Dinosaur King.	45 Rue Broca 75005 PARIS FRANCE	$0.00
Tournon S.A.	Merchandise License Agreement, dated as of November 6, 2008, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Tournon S.A., as amended, relating to Dinosaur King.	45 Rue Broca 75005 PARIS FRANCE	$0.00
Trade Mark Collections Ltd.	Merchandise License Agreement, dated as of December 17, 2009, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and Trade Mark Collections Ltd., as amended, relating to Dinosaur King.	5a, The Grip Ind Est, Hadstock Road, LINTON CAMBRIDGESHIRE CB21 4NR United Kingdom	$0.00
Turner Entertainment Networks	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Turner Entertainment Networks, relating to Dinosaur King, with a broadcast term starting on February 1, 2008 and ending on December 31, 2012.	Turner House 16 Great Marlborough Street LONDON W1F 7HS UNITED KINGDOM	$0.00
TV2 Denmark	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and TV2 Denmark, relating to Dinosaur King, with a broadcast term starting on February 1, 2008 and ending on December 31, 2012.	Ruggardsvej 25 DK-5100 Odense C DENMARK	$0.00
TVI-Televisao Independente	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and TVI-Televisao Independente, relating to Dinosaur King, with a broadcast term starting on September 1, 2008 and ending on December 31, 2012.	Rua Mario Castelhano 40 27-34-502 Barcarena PORTUGAL	$0.00
UAB Laisvas IR Nepriklausomas	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and UAB Laisvas IR Nepriklausomas, relating to Dinosaur King, with a broadcast term starting on September 1, 2009 and ending on August 31, 2013.	Šeškinės Street 20 07156 Vilnius LITHUANIA	$0.00
United Channels of Israel	Tai Chi Chasers Foreign Broadcast License Agreement, dated as of November 22, 2010, between 4Kids Entertainment, Inc., and United Channels of Israel.	76, Yigal Alon St. Tel Aviv, 67067 ISRAEL	$0.00
Verizon Teleconferencing	Agreement for teleconference services.	PO Box 371838 Pittsburgh, PA 15250-7838	$1,244.26

Counterparty	Agreement	Counterparty Address	Cure Amount
Verve Boomstar Animation LLC	Amended and Restated Rocket Monkeys Agreement, dated as of June 17, 2009, between 4Kids Entertainment, Inc., and Verve Boomstar Animation LLC.	Al Attar Tower 2nd Floor 204 Sheikh Zayed Rd. Dubai UNITED ARAB EMIRATES	$0.00
VIZ Media, LLC	Merchandise License Agreement, dated as of November 20, 2008, by and between Sega Corporation, c/o 4Kids Entertainment, Inc., and VIZ Media, LLC, relating to Dinosaur King.	295 Bay Street San Francisco, CA 94133	$0.00
Xand Operations, LLC	Agreement for DR Site.	11 Skyline Drive Hawthorne, NY 10532	$0.00
Zen Media Inc. (Twin Media)	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Zen Media Inc., relating to Dinosaur King, with a broadcast term starting on September 1, 2008 and ending on August 31, 2013.	6 Place des Eaux Vives 1207 Geneva SWITZERLAND	$0.00
Zen Media Inc. (Twin Media)	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and Zen Media Inc., relating to Dinosaur King, with a broadcast term starting on March 1, 2009 and ending on February 28, 2014.	6 Place des Eaux Vives 1207 Geneva SWITZERLAND	$0.00
Zen Media Inc. (Twin Media)	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and TV2 Denmark, relating to Dinosaur King, with a broadcast term starting on April 1, 2009 and ending on March 31, 2014.	6 Place des Eaux Vives 1207 Geneva SWITZERLAND	$0.00
Zen Media Inc. (Twin Media)	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and TV2 Denmark, relating to Dinosaur King, with a broadcast term starting on June 1, 2010 and ending on May 31, 2015.	6 Place des Eaux Vives 1207 Geneva SWITZERLAND	$0.00
Zen Media Inc. (Twin Media)	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and TV2 Denmark, relating to Dinosaur King, with a broadcast term starting on June 1, 2012 and ending on July 31, 2015.	6 Place des Eaux Vives 1207 Geneva SWITZERLAND	$0.00
Zen Media Inc. (Twin Media)	Broadcast Agreement, by and between 4Kids Entertainment, Inc., and TV2 Denmark, relating to Dinosaur King, with a broadcast term starting on September 1, 2011 and ending on August 31, 2015.	6 Place des Eaux Vives 1207 Geneva SWITZERLAND	$0.00